UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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DFC GLOBAL CORP.
(Name of Registrant as Specified In Its Charter)

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October 7, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of DFC Global Corp., a Delaware corporation, to be held at Two Logan Square, 100 N. 18th Street, 30th Floor, Philadelphia, PA 19103-2799, on Thursday, November 7, 2013, at 8:30 a.m., Eastern Standard Time.

We describe in detail the actions that we expect to take at our Annual Meeting in the attached Notice of 2013 Annual Meeting of Stockholders and proxy statement. Included with the proxy statement is a copy of our Annual Report for our fiscal year ended June 30, 2013. We encourage you to read our Annual Report. It includes information on our operations and services, as well as our consolidated audited financial statements.

Please use this opportunity to take part in our corporate affairs by voting on the business to come before the Annual Meeting. Whether or not you plan to attend our Annual Meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See “How Do I Vote?” in the proxy statement for more details. Returning the proxy or voting electronically does NOT deprive you of your right to attend the Annual Meeting or to vote your shares owned of record by you in person for the matters acted upon at the meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Jeffrey A. Weiss

Chairman and Chief Executive Officer

1436 LANCASTER AVENUE, SUITE 300

BERWYN, PA 19312

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	8:30 a.m. Eastern Standard Time on Thursday, November 7, 2013.

PLACE	Two Logan Square, 100 N. 18th Street, 30th Floor, Philadelphia, PA 19103-2799

ITEMS OF BUSINESS

(1)    The election of three Class C Directors to serve through the 2016 Annual Meeting of Stockholders;

(2)    An advisory resolution relating to executive compensation;

(3)    Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2014; and

(4)    Any other business that may properly come before the meeting.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on September 20, 2013.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You also have the option of voting your shares on the Internet or by telephone. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 7, 2013: The Notice of Annual Meeting, Proxy Statement and 2013 Annual Report to Stockholders are available at http://www.dfcglobalcorp.com/ir.

By order of the Board of Directors

Mark Prior

Senior Vice President,

General Counsel and Secretary

i

DFC GLOBAL CORP.

1436 LANCASTER AVENUE, SUITE 300

BERWYN, PA 19312

(610) 296-3400

PROXY STATEMENT

DATED OCTOBER 7, 2013

FOR THE ANNUAL MEETING OF STOCKHOLDERS

to be held on November 7, 2013

We are providing these proxy materials to you in connection with our 2013 Annual Meeting of Stockholders, which we refer to in these proxy materials as the Annual Meeting. This proxy statement and the attached Annual Report on Form 10-K for our fiscal year ended June 30, 2013, which we refer to in these proxy materials as fiscal 2013, are being made available to our stockholders beginning on or about October 7, 2013. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

Our Board of Directors is soliciting your vote at the 2013 Annual Meeting of Stockholders.

What is the purpose of the Annual Meeting?

You will be voting on:

•	the election of three Class C Directors to serve through the 2016 Annual Meeting of Stockholders;

•	an advisory resolution relating to executive compensation;

•	ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2014; and

•	any other business that may properly come before the meeting.

What is the Board of Directors’ recommendations?

Our Board of Directors recommends a vote:

•	For the election of each of Clive Kahn, John Gavin and Edward A. Evans to serve as Directors through the 2016 Annual Meeting of Stockholders;

•	For approval, on an advisory basis, of the compensation for our named executive officers;

•	For the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2014; and

•	For or against other matters that come before the Annual Meeting, as the proxy holders deem to be advisable.

Who is entitled to vote at the Annual Meeting?

Our Board of Directors has set September 20, 2013 as the record date for the Annual Meeting, which we refer to in these proxy materials as the record date. All stockholders who owned our common stock at the close of business on September 20, 2013 may vote at the Annual Meeting, either in person or by proxy.

How many votes do I have?

You have one vote for each share of our common stock that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered to be the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name,” and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, which is considered to be the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.

How many votes can be cast by all stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting. As of the record date, there were 39,434,581 shares of common stock outstanding and entitled to vote.

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of our common stock as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as being present at the Annual Meeting if either you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf and such proxy card indicates a vote on at least one matter to be considered at the Annual Meeting. Both abstentions and “broker non-votes” (under certain circumstances described below) are counted as present for the purpose of determining the presence of a quorum.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you return your signed proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a broker and do not give voting instructions to the broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the uncontested election of Directors. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your broker or other nominee instructions on how to vote your shares with respect to the election of Directors, no votes will be cast on your behalf.

If you do not provide voting instructions to your broker, and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to proposals that require a plurality of the votes cast or proposals that require a majority of the votes cast. With respect to a proposal that requires a majority of the outstanding shares (of which there are presently none for this Annual Meeting), a broker non-vote has the same effect as a vote against the proposal.

What is the vote required to pass each proposal to be presented at the Annual Meeting?

Proposal			Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1	—	Election of Directors	Plurality of Votes Cast	No
Proposal No. 2	—	Advisory Vote Related to Executive Compensation	Majority of Votes Cast	No
Proposal No. 3	—	Ratification of Selection of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes

With respect to Proposal No. 1, you may vote “For” all nominees, “Withhold” your vote as to all nominees, or vote “For” any nominee(s) and “Withhold” your vote for the other nominee(s). The three nominees receiving the most “For” votes will be elected. A properly executed proxy marked “Withhold” with respect to the election of any or all Directors will not be voted with respect to the Director or Directors indicated. Proxies may not be voted for more than three nominees for Director, and stockholders may not cumulate votes in the election of Directors.

With respect to Proposals Nos. 2 and 3, you may vote “For”, “Against” or “Abstain”. If you “Abstain” from voting on either of these Proposals, the abstention will have the same effect as an “Against” vote.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

Yes. Even if you sign the proxy card or voting instruction card in the form accompanying this proxy statement, vote by telephone or vote on the Internet, you retain the power to revoke your proxy or change your vote. If you are a stockholder of record, you can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our Secretary, DFC Global Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania 19312, specifying such revocation. You may also change your vote by timely delivery of a later-dated vote by telephone or on the Internet, or by voting by ballot at the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and submitting a later dated voting instruction card.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Each stockholder may also bring one guest to the Annual Meeting, space permitting. Only stockholders of record will be entitled to speak at the Annual Meeting.

What do I need to attend the Annual Meeting and when should I arrive?

In order to be admitted to the Annual Meeting, a stockholder must present an admission ticket or proof of ownership of our common stock on the record date.

An admission ticket is provided on the back cover page of your proxy statement. If you plan to attend the Annual Meeting, please keep this ticket and bring it with you to the Annual Meeting. If a stockholder does not bring an admission ticket, proof of ownership of our common stock on the record date will be needed to be admitted. If your shares are held in the name of a bank, broker or other holder of record, a brokerage statement or letter from the bank or broker is an example of proof of ownership.

Any holder of a proxy from a stockholder must present the proxy card, properly executed, and an admission ticket to be admitted. Stockholders and proxy holders must also present a form of government-issued photo identification such as a passport or driver’s license.

Admission to the Annual Meeting will begin at 8:00 a.m., Eastern Standard Time on November 7, 2013. Seating will be limited. In order to ensure that you are seated by the commencement of the Annual Meeting at 8:30 a.m., we recommend that you arrive early.

The Annual Meeting will be held at Two Logan Square, 100 N. 18th Street, 30th Floor, Philadelphia, PA 19103-2799. When you arrive, signs will direct you to the appropriate meeting room. Please note that due to security reasons, all bags will be subject to search. We will be unable to admit anyone who does not comply with these security procedures. Cameras and other recording devices will not be permitted in the meeting room.

Who pays for the proxy solicitation and how will we solicit votes?

We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our Directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or e-mail. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

How can I access DFG Global Corp.’s proxy materials and annual report electronically?

This proxy statement and our 2013 Annual Report are available on our website at http://www.dfcglobalcorp.com/ir.

Is a list of stockholders available?

A list of stockholders of record entitled to vote at the Annual Meeting will be available for review by stockholders at the Annual Meeting. The list will also be available for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting, during normal business hours, at our principal executive offices at DFC Global Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania 19312.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K which we will file with the SEC within 4 business days following the Annual Meeting. After that Form 8-K has been filed, you may obtain a copy by visiting our website, by contacting our Investor Relations by writing to Investor Relations, DFC Global Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania 19312 or by sending an email to investor@dfg.com.

What is the address of DFC Global Corp.’s principal executive offices?

Our principal executive offices are located at 1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania 19312.

HOW DO I VOTE?

Your vote is important. You may vote by telephone, on the Internet, by mail or by attending the Annual Meeting and voting by ballot, all as described below. For our stockholders of record, telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Standard Time, on November 6, 2013.

Vote by Telephone

•	If you are a stockholder of record, you can vote your shares by calling the toll-free telephone number on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	If your shares are held in the name of a broker, bank or other nominee, you may vote your shares over the telephone by following the telephone voting instructions, if any, provided on the voting instruction card you receive from such broker, bank or other nominee.

Vote on the Internet

•	If you are a stockholder of record, you can vote your shares over the Internet by following the instructions on your proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded.

•	If your shares are held in the name of a broker, bank or other nominee, you may vote your shares over the Internet by following the voting instructions, if any, provided on the voting instruction card you receive from such broker, bank or other nominee.

•	If you vote on the Internet, please note that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies for which you will be responsible.

Vote by Mail

•	If you are a stockholder of record, you can vote your shares by mail simply by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided.

•	If your shares are held in the name of a broker, bank or other nominee, you may vote your shares by mail by following the voting instructions, if any, provided on the voting instruction card you receive from such broker, bank or other nominee.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the meeting and vote in person. However, if your shares are held in the name of a broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record of your shares to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record of your shares.

Those shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by our Board of Directors.

BOARD OF DIRECTORS

Our Board of Directors is composed of seven Directors. Our bylaws provide for a classified Board of Directors, consisting of three classes of Directors (Class A, Class B and Class C), with each class serving a staggered three-year term. As a result, only a portion of our Board of Directors is elected each year. The three Director nominees identified below are nominated for election by our stockholders at the Annual Meeting as Class C Directors, each to hold office for a three-year term through the 2016 Annual Meeting or until his successor is duly elected and qualified.

Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for each of Clive Kahn, John Gavin and Edward A. Evans. If, for any reason, any of the nominees are unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our Board of Directors may reduce the number of Directors. Our Board of Directors, however, has no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.

The following biographical information is furnished as to each nominee for election as a Director and each of our current Directors:

Proposed Nominees for Election as Class C Directors for a Three-Year Term Continuing Through the 2016 Annual Meeting of Stockholders

Clive Kahn, 56, has served as a Director since 2007. Mr. Kahn, a chartered accountant, has served since August 2007 as the Chief Executive Officer of Cardsave Group, Ltd., a provider of point of sale terminals and credit card processing facilities. Prior to that, Mr. Kahn was the Chief Executive Officer of Travelex Limited, a provider of foreign exchange and international payment services. Prior to becoming Chief Executive Officer, Mr. Kahn was the Chief Financial Officer of Travelex. Mr. Kahn was employed by Travelex for 21 years. Prior to his employment with Travelex, Mr. Kahn practiced as a chartered accountant with the firm of BDO Stoy Hayward, an audit, accounting and business services firm. We believe that Mr. Kahn is qualified to serve on our Board of Directors because of his extensive management and operational experience, including his experience in the foreign exchange and financial services industries, as well as his financial and accounting experience.

John Gavin, 57, has served as a Director since 2007 and was appointed Lead Independent Director in 2012. Presently, Mr. Gavin is serving as an Operating Partner with LLR Partners, a growth-oriented private equity firm with $1.3 billion under management. Mr. Gavin previously served as the Vice Chairman, and was the Chief Executive Officer and President of DBM (Drake, Beam, Morin), an international career management and transitions management firm. Before joining DBM in 2006, Mr. Gavin was President and Chief Operating Officer of Right Management Consultants, a global provider of integrated consulting solutions across the employment lifecycle. Mr. Gavin originally joined Right Management as Executive Vice President of Business Development in 1996. Prior to joining Right Management, Mr. Gavin was a partner at Andersen Worldwide, an international accounting and management consulting firm. Mr. Gavin also previously served as a Director of Interline Brands, Inc., a distributor of maintenance, repair and operating products, and CSS Industries, Inc., a consumer products company. From 2000 to 2005, Mr. Gavin was a Director of Opinion Research Corporation, a global marketing research firm. We believe that Mr. Gavin is qualified to serve on our Board of Directors because of his extensive management and operational experience, his current and prior service on the Board of Directors of other publicly and privately held companies and his financial and accounting experience, including his experience as a certified public accountant with a nationally recognized public accounting firm and his service on the audit committees of other publicly held companies.

Edward A. Evans, 61, has served as a Director since December 2012. Mr. Evans joined Univar, Inc., a global distributor of commodity and specialty chemicals, in January 2010 and has served as Executive Vice President, Chief Human Resources Officer. From 2005 to 2009, Mr. Evans served as Executive Vice President and Chief Personnel Officer for Allied Waste Industries, Inc. and its successor company Republic Services, Inc., a leading solid waste management and recycling businesses. From 2004 to 2005, Mr. Evans served as the Founding Director for what is now the Leland C. and Mary M. Pillsbury Institute for Hospitality

Entrepreneurship in Cornell University’s School of Hotel Administration. Mr. Evans spent 14 years with ARAMARK Corporation, a leading global managed services provider, and 16 years with Saga Foodservice, a foodservice company and its successor company, Marriott Corporation. We believe that Mr. Evans is qualified to serve on our Board of Directors because of his extensive management experience and human resource experience, including his experience in executive and management compensation assessment and development.

Class A Members of the Board of Directors Continuing in Office for a Term Expiring at the 2014 Annual Meeting

Jeffrey A. Weiss, 70, has served as our Chairman and Chief Executive Officer since an affiliate of Bear Stearns & Co. Inc., an investment banking firm, acquired us in 1990. Until 1992, Mr. Weiss was also a Managing Director at Bear Stearns & Co. with primary responsibility for that firm’s investments in small to mid-sized companies, in addition to serving as chairman and chief executive officer for several of these companies. We believe that Mr. Weiss is qualified to serve on our Board of Directors because of his extensive operational experience with us and his knowledge of our industry.

Ronald McLaughlin, 62, has served as a Director since 2008. Mr. McLaughlin founded Chapman Inc., a consulting firm, in 2000 and since that time has worked with a variety of clients, directly and through Chapman Inc. or in partnership with McLaughlin-Moses, a consulting firm, on a diverse array of mandates, including raising investment capital, strategic government relations and developing strategic alternatives for businesses that would benefit from effective partnering with Canadian governments. From 1997 to 2000, Mr. McLaughlin was the Chief of Staff for the Premier of the Province of Ontario. He also previously served on the Board of Directors of Pro-Demnity Insurance Company. We believe that Mr. McLaughlin is qualified to serve on our Board of Directors because of his extensive management and operational experience and his understanding of matters relating to Government Relations in the Canadian marketplace.

Class B Members of the Board of Directors Continuing in Office for a Term Expiring at the 2015 Annual Meeting

David Jessick, 60, has served as a Director since 2005. Self-employed since 2005, Mr. Jessick served as a consultant to the Chief Executive and Senior Financial staff at Rite Aid Corporation, a drugstore chain, from July 2002 to February 2005. Mr. Jessick served as Rite Aid’s Senior Executive Vice President and Chief Administrative Officer from December 1999 to June 2002. Prior to that, from February 1997 to June 1999, Mr. Jessick was the Chief Financial Officer and Executive Vice President of Finance and Investor Relations for Fred Meyer, Inc., a retail food chain. From 1979 to 1996, he held various roles of increasing responsibility at Thrifty PayLess Holdings, Inc., a pharmacy holding company, including Executive Vice President and Chief Financial Officer from 1993 to 1996. Mr. Jessick began his career as a Certified Public Accountant for Peat, Marwick, Mitchell & Co., an accounting firm. He currently serves on the Board of Directors of Big 5 Sporting Goods Corporation (audit committee chair, and nominating and governance committee member) and Rite Aid Corporation (audit committee chair, compensation committee member and executive committee member). From 2005 to 2007, Mr. Jessick served as the chairman of the Board of Directors of Pathmark Stores, Inc., from 2005 to 2008, Mr. Jessick served as a member of the Board of Directors of Pinnacle Foods Group, Inc., and from 2005 to 2009, Mr. Jessick served as a member of the Board of Directors of Source Interlink Companies, Inc. We believe that Mr. Jessick is qualified to serve on our Board of Directors because of his extensive accounting and financial experience, his current and prior service on the Board of Directors of other publicly and privately held companies, including membership on multiple audit committees, and his management and operational experience, including his more than 30 years’ experience as a corporate executive and chief financial officer of publicly traded companies in the retail sector.

Michael Kooper, 78, has served as a Director since 2008. Since November 2004, Mr. Kooper has been the Area Chairman of Gallagher Benefit Services, Inc., a benefits consulting firm. From December 1998 until November 2004, Mr. Kooper was the President of The Kooper Group, a benefits consulting firm. We believe that Mr. Kooper is qualified to serve on our Board of Directors because of his extensive management and strategic experience, including his experience in the employee benefits area.

PRACTICES AND STRUCTURE

OF THE BOARD OF DIRECTORS

Meetings of Our Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board of Directors are kept informed of our business through discussions with our Chairman and Chief Executive Officer, our President and Chief Operating Officer, our Executive Vice President and Chief Financial Officer, and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of our Board of Directors and its committees.

Our Board of Directors met nine times during fiscal 2013. Each incumbent Director attended at least 75% of the aggregate meetings of our board during fiscal 2013 that were held following his election and of the meetings held by all committees on which he served.

Director Attendance at the Annual Meeting

It is our policy that all of our board members attend Annual Meetings of Stockholders, except where the failure to attend is due to unavoidable circumstances or conflicts. All of our Directors attended our 2012 Annual Meeting of Stockholders.

Communications with Our Board of Directors

Our Board of Directors recommends that stockholders deliver any communications with our Board in writing by sending them in care of our Secretary at DFC Global Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, PA 19312-1288. The name(s) of any specific intended Board recipient(s), whether individual Directors or committee(s), should be noted in the communication. Communications should not exceed 1,000 words in length and all communications must be accompanied by the following information:

•	if the person submitting the communication is a stockholder, a statement of the type and amount of our securities that the person holds;

•	any special interest, meaning an interest not in the capacity as a stockholder of ours, of the person in the subject matter of the communication; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

Communications addressed to Directors may, at the direction of the Directors, be shared with members of our management.

Director Independence

No Director is deemed to be independent unless our Board of Directors affirmatively determines that the Director has no material relationship with us, directly or as an officer, stockholder or partner of an organization that has a material relationship with us and, in doing so, our Board of Directors considers information regarding the relationships between each Director and his family, on the one hand, and us, on the other. In assessing Director independence, our Board of Directors considers all commercial, charitable or other business relationships that any Director may have with us and our affiliates, including those reported under “Certain Relationships and Related Transactions” below. The “independence” definition of the Nasdaq Global Select Market, which we refer to as Nasdaq, includes a series of objective tests, such as that the Director is not an employee of ours and has not engaged in various types of business dealings with us. In addition, as further required by Nasdaq listing requirements, our Board of Directors has made a subjective determination with respect to each independent Director that no relationships exist which, in the opinion of our board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In making these determinations, our Board of Directors reviewed and discussed information provided by the Directors and us with regard to each Director’s business and personal activities as they may relate to us and our management. As a result of its review, our Board of Directors affirmatively determined that all of our Directors (other than Mr. Weiss) are independent of us and our management under Nasdaq’s “independence” definition and that the audit committee, corporate governance and nominating committee and human resources and compensation committee are comprised exclusively of independent Directors under applicable Nasdaq rules. Mr. Weiss is not considered to be independent because of his employment as one of our executives. Our Board of Directors has determined that the Directors who serve as members of the audit committee are also “independent” for purposes of Section 10(A)(3) of the Securities Exchange Act of 1934, as amended.

Committees of our Board of Directors

Our Board of Directors maintains standing audit, corporate governance and nominating, and human resources and compensation committees, each of which is described below.

Audit Committee

The audit committee assists our Board of Directors in overseeing:

•	the integrity of our financial statements;

•	the processes relating to the determination and mitigation of financial risks;

•	our compliance with legal and regulatory requirements;

•	the independence and qualifications of our independent registered public accounting firm; and

•	the performance of our internal audit function and independent registered public accounting firm.

The audit committee’s charter was adopted by our Board of Directors in February 2005, and was amended most recently on June 21, 2013. A current copy of the audit committee charter is available on our website at http://www.dfcglobalcorp.com/corporategovernance.asp .

Our Code of Business Conduct and Ethics includes information regarding procedures established by the audit committee for the submission of complaints about our accounting or auditing matters. Our Code of Business Conduct and Ethics is applicable to our executives, employees and Directors, and reflects and reinforces our commitment to integrity in the conduct of our business. Amendments to our Code of Business Conduct and Ethics and any grant of a waiver from a provision of our Code of Business Conduct and Ethics requiring disclosure under applicable Securities and Exchange Commission rules will be disclosed on our website, http://www.dfcglobalcorp.com. A copy of our Code of Business Conduct and Ethics is available at http://www.dfcglobalcorp.com/ethics.asp. A copy of our Code of Business Conduct and Ethics may also be obtained upon request by writing to Secretary, DFC Global Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, PA 19312.

The audit committee currently consists of Messrs. Jessick (Chairman), Gavin and Kahn, each of whom is independent within the meaning of the Securities and Exchange Commission regulations and the listing requirements of Nasdaq. The audit committee met nine times during fiscal 2013.

Each member of the audit committee is financially literate, knowledgeable and qualified to review financial statements. Our Board of Directors has determined that Mr. Jessick is qualified as an “audit committee financial expert” within the meaning of Securities and Exchange Commission regulations. Our Board of Directors reached its conclusion as to the qualifications of Mr. Jessick based on his education and experience in analyzing financial statements of a variety of companies, most notably as the Chief Financial Officer and Executive Vice President of Finance and Investor Relations for Fred Meyer, Inc. from February 1997 to June 1999 and as the Executive Vice President and Chief Financial Officer at Thrifty Payless Holdings, Inc. from 1993 to 1996. He is currently also a Director of Rite Aid Corporation, where he serves as the audit committee chairman, compensation committee member and executive committee member, and Big 5 Sporting Goods Corporation, where he serves as the audit committee chairman and a nominating and governance committee member. Consistent with Nasdaq listing requirements, our Board of Directors has determined that Mr. Jessick’s concurrent service on these boards and committees does not impair his ability to effectively serve on the audit committee.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee is responsible for:

•	identifying individuals qualified to become board members and recommending to our Board of Directors the nominees for election to our board;

•	leading our Board of Directors in its annual review of our board’s performance, and making recommendations to our Board of Directors regarding board organization, membership, function and effectiveness, as well as committee structure, membership, function and effectiveness;

•	playing a leadership role in shaping our corporate governance; and

•	recommending to our Board of Directors nominees for each committee of our board.

The corporate governance and nominating committee amended its charter on June 21, 2013. A current copy of the amended and restated corporate governance and nominating committee charter is available on our website at http://www.dfcglobalcorp.com/corporategovernance.asp . The corporate governance and nominating committee met four times during fiscal 2013.

The corporate governance and nominating committee currently consists of Messrs. Gavin (Chairman), Kahn, Kooper, Jessick and McLaughlin, each of whom is independent within the meaning of Nasdaq listing requirements and the charter of the corporate governance and nominating committee.

Human Resources and Compensation Committee

The human resources and compensation committee is authorized to determine compensation for our senior executives and non-employee Directors. The human resources and compensation committee met ten times during fiscal 2013. The human resources and compensation committee amended its charter on June 21, 2013. A current copy of the amended and restated human resources and compensation committee charter is available on our website at http://www.dfcglobalcorp.com/corporategovernance.asp.

The human resources and compensation committee currently consists of Messrs. McLaughlin (Chairman) Kooper and Evans, each of whom is independent within the meaning of Nasdaq listing requirements, a “nonemployee Director” within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and an “outside Director” within the meaning of Section 162(m) of the Internal Revenue Code.

See “Executive Officer and Executive Compensation — Compensation Discussion and Analysis”, “— Report of the Compensation Committee” and “— Human Resources and Compensation Committee Processes and Procedures” below for more information regarding the human resources and compensation committee.

Board Leadership Structure

Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of our Board of Directors, as our Board of Directors believes it is in our best interests to make that determination based on the position and direction of the Company and the membership of our Board of Directors. Our Board of Directors has determined that having our Chief Executive Officer serve as Chairman of our Board of Directors is in the best interest of the our stockholders at this time. This structure makes the best use of our Chief Executive Officer’s extensive knowledge of us and our industry, as well as fostering greater communication between our management and our Board of Directors. We also have an independent Director who is elected by the independent Directors to serve as lead Director, with authority and responsibility over Board governance and operations. Our current Lead Independent Director is John Gavin. In addition, the non-management members of our Board of Directors meet periodically and no less than twice per fiscal year in executive session to discuss the effectiveness of our management, the quality of our Board of Directors meetings and any other issues or concerns.

Director Nominations

In making its recommendations as to nominees for election to our Board of Directors, the corporate governance and nominating committee may consider, in its sole judgment, recommendations of our Chief Executive Officer, other Directors, senior executives, stockholders and third parties. The corporate governance and nominating committee may also retain third-party search firms to identify potential nominees.

Stockholders desiring to recommend nominees should submit their recommendations in writing to Secretary, DFC Global Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, PA 19312. Recommendations for nominees for Director for the 2014 Annual Meeting of Stockholders must be received by June 9, 2014 to be eligible to be included in the proxy statement for that meeting. Recommendations from stockholders should include pertinent information concerning the proposed nominee’s background and experience. The corporate governance and nominating committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in our capital stock. The corporate governance and nominating committee may also consider the extent to which the recommending stockholder intends to continue holding its interest in our capital stock, including, in the case of nominees recommended for election at an Annual Meeting of Stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such Annual Meeting.

Based on the information provided to the corporate governance and nominating committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the corporate governance and nominating committee may conduct interviews, obtain additional background information and conduct reference checks of potential nominees. The corporate governance and nominating committee may also ask potential nominees to meet with management and other members of our Board of Directors. After completing this evaluation process, the corporate governance and nominating committee makes a recommendation to the full Board of Directors, which makes the final determination whether to nominate the candidate as a Director.

In evaluating a candidate, our Board of Directors, with the assistance of the corporate governance and nominating committee, takes into account a variety of factors as it deems appropriate, including the following:

•	the nominee’s understanding of our business and the industries in which we operate in general;

•	the nominee’s ability to regularly attend meetings of our Board of Directors and of any committees on which the Director would serve;

•	the nominee’s ability to review in a timely manner and understand materials circulated to our Board of Directors regarding us or our industry;

•	the nominee’s ability to participate in meetings and decision making processes in an objective and constructive manner; and

•	the nominee’s ability to be reasonably available, upon request, to advise our officers and management.

The corporate governance and nominating committee also considers such other factors as it deems appropriate, including a nominee’s integrity, accountability, experience, achievements, judgment, intelligence, personal character and capacity to make independent analytical inquiries, ability and willingness to devote adequate time to board duties, and the likelihood that he or she will be able to serve on our board for a sustained period. The corporate governance and nominating committee also considers factors such as global experience, experience as a Director of a public company and knowledge of relevant industries. Although neither the corporate governance and nominating committee nor our Board of Directors has a specific policy with regard to the consideration of diversity in identifying Director nominees, the corporate governance and nominating committee gives due consideration to our board’s overall balance of diversity of perspectives, backgrounds and experiences when selecting individuals for nomination for election to our Board of Directors.

Risk Oversight

Our Board of Directors assumes an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board of Directors regularly receives reports from senior management on areas of material risk to us, including our credit, liquidity, operational and legal and regulatory risks. Although each committee oversees certain risks and the management of such risks, our entire Board of Directors is regularly informed through committee reports about such risks.

Ethics Hotline

We encourage our employees to raise possible ethical issues which they believe may exist within our Company. We maintain an ethics hotline that is available 24 hours a day, seven days a week, and which is administered by an independent, third-party service. Employees using the hotline may remain anonymous and, for those using the telephone hotline, to further protect the caller’s anonymity, the third-party compliance hotline staff does not identify the gender of the caller, tape record the call or use “caller ID” or other methods to identify the telephone number of the caller. We prohibit retaliatory action against any individual for raising possible ethical issues, and employees at all levels are prohibited from retribution against anyone for reporting or supplying information about an ethical concern.

Director Compensation

Compensation for Fiscal 2013

The following table sets forth compensation paid to our non-employee Directors during the year ended June 30, 2013:

Name	Fees Earned or Paid in Cash	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
David Jessick	$87,500	$83,750	$83,750	—	—	—	$255,000
John Gavin	$104,000	$83,750	$83,750	—	—	—	$271,500
Clive Kahn	$34,232	$135,018	$83,750	—	—	—	$253,000
Michael Kooper	$85,000	$83,750	$83,750	—	—	—	$252,500
Ronald McLaughlin	$87,500	$83,750	$83,750	—	—	—	$255,000
Edward A. Evans (1)	$41,538	$45,231	$45,231	—	—	—	$132,000

(1)	Mr. Evans was elected to the Board of Directors on December 5, 2012.
(2)

The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards pursuant to our equity compensation plans and therefore include amounts from awards granted in and prior to fiscal 2013. The valuation assumptions for our stock options are described in Note 4 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2013. On November 8, 2012, each of Messrs. Gavin, Jessick, Kahn, Kooper and McLaughlin received an option to purchase 10,993 shares of our common stock with a grant date fair value of $78,150 and restricted stock units with a grant date fair value of $78,150. During fiscal 2013, Mr. Kahn also elected to receive 3,043 restricted stock units with an aggregate grant date fair value of $51,268 as payment of the same amount of fees otherwise due to him. On December 5, 2012, Mr. Evans received an option to purchase 9,144 shares of common stock with a grant date fair value of $72,369 and 4,114 restricted stock units with a grant date fair value of $72,369. As of June 30, 2013, Mr. Jessick held options to purchase an aggregate of 107,341 shares of common stock and 40,790 restricted stock units, Mr. Gavin held options to purchase an aggregate of 96,091 shares of common stock and 40,790 restricted stock units, Mr. Kahn held options to purchase an aggregate of 96,091 shares of common stock and

56,184 restricted stock units, Mr. Kooper held options to purchase an aggregate of 84,639 shares of common stock and 40,685 restricted stock units, Mr. McLaughlin held options to purchase an aggregate of 84,639 shares of common stock and 40,685 restricted stock units, and Mr. Evans held options to purchase an aggregate of 9,144 shares of common stock and 4,114 restricted stock units.

Compensation of Independent Directors

Our independent Directors are eligible to receive the following annual compensation:

•	Annual retainer for Lead Independent Director of $60,000;

•	Annual retainer of $40,000 for other Directors;

•	Annual retainer for members of the audit committee of $5,000;

•	Annual retainer for members of the human resources and compensation committee of $3,000;

•	Annual retainer for members of the corporate governance and nominating committee of $3,000;

•	Annual retainer for chairman of the audit committee of $10,500;

•	Annual retainer for chairman of the human resources and compensation committee of $7,500;

•	Annual retainer for chairman of the corporate governance and nominating committee of $6,500;

•	Board meeting attendance fee of $2,000 per meeting attended; and

•	Committee meeting attendance fee of $1,500 per meeting attended.

In addition, at the first board meeting after each Annual Meeting of Stockholders, the then-current non-employee members of our Board of Directors are entitled to receive a grant of restricted stock units as well as options to purchase shares of our common stock. These awards vest on the earliest of (a) the date of the next Annual Meeting of Stockholders, (b) the first anniversary of the grant, (c) the death of the recipient, or (d) our change in control. The aggregate annual award to each non-employee board member is made in an amount, calculated in accordance with generally accepted accounting principles, equal to two-times the average annual cash compensation for the non-employee members who served on our Board of Directors for the entire prior fiscal year, with one-half of such value represented as an option grant to purchase shares of our common stock and one-half of such value represented as restricted stock units. If a board member joins our Board of Directors after a grant date, such Director will receive a prorated award on the date of joining our board.

The shares of our common stock purchased on exercise of the options issued to non-employee Directors cannot be sold until the earlier of (a) our change in control, or (b) the 91st day after the recipient ceases to serve on our Board of Directors, except to the extent necessary to generate funds to pay taxes incurred upon exercise of options. Shares of our common stock underlying restricted stock units granted to our non-employee Directors will be delivered upon the first to occur of (a) our change in control, or (b) the earlier of (i) the 91st day after the recipient ceases to serve on the board or (ii) the 15th day of the third month following the calendar year in which the recipient ceases to serve on the board or in any employment or consulting role with us, except to the extent (subject to compliance with Section 409A of the Internal Revenue Code) necessary to generate funds to pay taxes incurred with regard to the units.

At the election of a non-employee member of our Board of Directors, such member’s board retainer and meeting fees will be paid in vested restricted stock units (subject to the delivery rules set forth in the paragraph above) rather than in cash. The election to receive board retainer and meeting fees in vested restricted stock units must be made by the non-employee Director prior to December 31st of the calendar year preceding the fiscal year in which such fees are earned.

In addition, Messrs. Gavin, Evans, Jessick, Kooper and McLaughlin participate in our health benefit program with the full cost paid by us.

SECURITIES OWNERSHIP

The following table sets forth information as of September 20, 2013 regarding the beneficial ownership of our common stock by each Director, by each executive officer named in the “2013 Summary Compensation Table” appearing elsewhere in this proxy statement, by all Directors and executive officers as a group, and by each person known to us to be the beneficial owner of more than 5% of our outstanding common stock. Except as indicated below, to our knowledge, all of such common stock is owned directly, and the indicated person has sole voting and investment power.

We have calculated beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Shares of our common stock subject to options currently exercisable or exercisable within 60 days of September 20, 2013 are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding those options, but are not deemed outstanding for calculating the percentage of any other person. As of September 20, 2013, there were a total of 39,434,581 shares of our common stock issued and outstanding. Unless otherwise indicated below in the footnotes to the table, the address of each officer and Director is c/o DFC Global Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania 19312.

Name and Address of Beneficial Owner:	Amount of Beneficial Ownership		Percent of Class
Directors:
Jeffrey A. Weiss	1,370,151	(1)	3.38%
John Gavin	136,881	(2)	*
Clive Kahn	152,275	(3)	*
Michael Kooper	125,324	(4)	*
David Jessick	148,131	(5)	*
Ronald McLaughlin	125,324	(6)	*
Edward A. Evans	13,258	(7)	*
Other Named Executive Officers:
Michael Coury	54,010	(8)	*
Norman Miller	410,750	(9)	1.03%
Kenneth Schwenke	87,528	(10)	*
Randy Underwood	307,912	(11)	*
5% Stockholders:
Wellington Management Company, LLP	5,718,533	(12)	14.50%
FMR, LLC	3,591,640	(13)	9.11%
Alydar Partners, LLC	3,280,000	(14)	8.32%
Wasatch Advisors, Inc	2,958,732	(15)	7.50%
Blackrock, Inc.	2,346,182	(16)	5.95%
The Vanguard Group	2,222,584	(17)	5.64%
All Directors and executive officers as a group (11 persons)	2,908,314	(18)	6.97%

*	Less than 1%

(1)	Includes (i) 106,521 fully vested but undistributed restricted stock units, (ii) fully vested options to purchase 883,159 shares of common stock, (iii) options to purchase 33,955 shares of common stock and 31,506 restricted stock units which are exercisable within 60 days of September 20, 2013.

(2)	Includes (i) 35,828 fully vested but undistributed restricted stock units, (ii) fully vested options to purchase 85,098 shares of common stock and (iii) options to purchase 10,993 shares of common stock and 4,962 restricted stock units which are exercisable within 60 days of September 20, 2013.

(3)	Includes (i) 51,222 fully vested but undistributed restricted stock units, (ii) fully vested options to purchase 85,098 shares of common stock and (iii) options to purchase 10,993 shares of common stock and 4,962 restricted stock units which are exercisable within 60 days of September 20, 2013.

(4)	Includes (i) 35,723 fully vested but undistributed restricted stock units, (ii) fully vested options to purchase 73,646 shares of common stock and (iii) options to purchase 10,993 shares of common stock and 4,962 restricted stock units which are exercisable within 60 days of September 20, 2013.

(5)	Includes (i) 35,828 fully vested but undistributed restricted stock units, (ii) fully vested options to purchase 96,348 and (iii) options to purchase 10,993 shares of common stock and 4,962 restricted stock units which are exercisable within 60 days of September 20, 2013.

(6)	Includes (i) 35,723 fully vested but undistributed restricted stock units, (ii) fully vested options to purchase 73,646 shares of common stock and (iii) options to purchase 10,993 shares of common stock and 4,962 restricted stock units which are exercisable within 60 days of September 20, 2013.

(7)	Includes options to purchase 9,144 shares of common stock and 4,114 restricted stock units which are exercisable within 60 days of September 20, 2013.

(8)	Includes (i) fully vested options to purchase 24,066 shares of common stock and (ii) options to purchase 2,036 shares of common stock and 1,943 restricted stock units which are exercisable within 60 days of September 20, 2013.

(9)	Includes (i) fully vested options to purchase 265,966 shares of common stock and (ii) options to purchase 8,489 shares of common stock and 4,072 restricted stock units which are exercisable within 60 days of September 20, 2013.

(10)	Includes (i) 33,621 fully vested but undistributed restricted stock units, (ii) fully vested options to purchase 29,891 shares of common stock.

(11)	Includes (i) fully vested options to purchase 168,466 shares of common stock and (ii) options to purchase 8,489 shares of common stock and 4,072 restricted stock units which are exercisable within 60 days of September 20, 2013.

(12)	Information based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2013 by Wellington Management Company, LLP, a registered investment advisor, a Massachusetts limited liability partnership with its principal place of business located at 280 Congress Street, Boston, MA 02210.

(13)	Information based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2013 by FMR LLC. The principal business address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(14)	Information based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2013 by Alydar Partners, LLC. John A. Murphy, an individual, is a managing member of Alydar Capital, LLC and Alydar Partners, LLC, both Delaware limited liability companies. Alydar Partners, LLC is the investment manager of Alysheba Fund Limited. John A. Murphy disclaims beneficial ownership of the securities. The address of Alydar Capital, LLC is 222 Berkeley Street, 17th Floor, Boston, MA, 02116.

(15)	Information based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2013 by Wasatch Advisors, Inc., a registered investment advisor, with a principal place of business at 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(16)	Information based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2013 by BlackRock, Inc. BlackRock, Inc., a parent holding company, holds shares on behalf of: BlackRock Japan Co. Ltd; BlackRock Asset Management Australia Limited; BlackRock Fund Advisors; BlackRock Advisors LLC; BlackRock Institutional Trust Company, N.A.; BlackRock Investment Management, LLC; BlackRock Asset Management Canada Limited; BlackRock Advisors (UK) Ltd.; BlackRock Investment Management (UK) Ltd. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(17)	Information based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2013 by The Vanguard Group. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(18)	Includes fully vested but undistributed restricted stock units of 301,680, fully vested options of 1,806,806 and options to purchase 117,078 shares of common stock and 71,319 restricted stock units which are exercisable within 60 days of September 20, 2013.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

The following are biographical summaries of our executive officers, except for Mr. Weiss, whose biography is included under the heading “Board of Directors.”

Randy Underwood, 63, has served as our Executive Vice President, Chief Financial Officer and Assistant Secretary since 2004. Previously, Mr. Underwood served for three years as Senior Vice President, Global Finance and Administration and Chief Financial Officer for The Coleman Company, Inc., a global manufacturer and reseller of outdoor recreation products. Prior to his tenure at Coleman, Mr. Underwood held senior executive positions with Strategic Development Partners, Inc. from 1999 through 2001, and with Thorn EMI, plc, an international global music and retailing conglomerate, and the parent company of Rent-A-Center, Inc., an international operator of retail rent-to-own stores, including Senior Vice President and Chief Financial Officer of Global Operations and as a Division President, from 1988 through 1998. Earlier in his career, he practiced as a Certified Public Accountant with the firm of KPMG, an international public accounting firm.

Norman Miller, 52, was elected President and Chief Operating Officer of DFC Global Corp. on July 1, 2013. Mr. Miller joined the Company in 2007 as Executive Vice President and Chief Operating Officer where he led the rapid growth and global expansion of DFC’s retail and eCommerce channels. Previously, Mr. Miller was employed by ARAMARK, Inc., a provider of managed services to business, educational, healthcare, governmental and other institutions, where he served from 2003 to 2006 as its Group President of Sports & Entertainment. He also served from 2002 to 2003 as Aramark’s President of Correctional Services. From 1992 to 1997, Mr. Miller was a Regional General Manager at Nestle. From 1989 to 1992, Mr. Miller was employed by Kraft General Foods as a Regional Sales Manager. From 1988 to 1989, Mr. Miller was a Regional Operations Manager for PepsiCo. Mr. Miller is a 1983 graduate of the United States Military Academy at West Point.

Michael Coury, 49, has served as our Executive Vice President and Chief Innovation Information Officer since July 2013. Mr. Coury joined DFC in April 2010 as our Chief Information Officer. Prior to joining DFC, Mr. Coury was employed with Capital One Financial Corporation, a bank and financial services company, from 1998 to 2010, where he held several positions including Chief Information Officer, Mortgage Business; Chief Information Officer, Auto Businesses; Vice President, Information Technology Risk Officer and Vice President of Global Integration. Before joining Capital One, Mr. Coury worked for Central Fidelity Banks, Inc. (now part of Wells Fargo) where he held positions of increasing responsibility during his tenure, rising from a Systems Analyst to Vice President of Investment Technology. He received his BS in Computer Information Systems from DeVry Institute of Technology and his MBA from Lynchburg College.

William Athas, 51, has served as our Senior Vice President of Finance and Corporate Controller since January 2007, and was named our Chief Accounting Officer in May 2011. Previously, he was our Vice President, Finance and Corporate Controller. Prior to joining us in 2000, he was the divisional controller of Timet, a titanium metals company, from December 1998 until January 2000. Mr. Athas worked at Asarco, Inc., a non-ferrous metals company, from 1987 to 1998, where he was the assistant corporate controller. Mr. Athas is a graduate of Boston College and attained his Certified Public Accountant certification in 1989.

Compensation Discussion and Analysis

Executive Summary

Business Milestones Achieved in Fiscal 2013:

•	Expanded the global store network in fiscal 2013 by 108 stores to a total of 1,507 stores;

•	Successfully completed the acquisition of 32 pawn lending and gold-buying stores in Romania;

•	Expanded internet loan distribution in the Czech Republic and Spain;

•	Invested heavily in infrastructure to support global expansion strategy including significant expansion of Information Technology and eCommerce platforms;

•	Expanded the Suttons & Robertsons high-end pawn brand into Madrid and New York City;

•	Designed and implemented new loan products in the United Kingdom and Finland to enhance customer choice;

•	Refinanced global revolver to allow additional flexibility to support business expansion; and

•	Recruited key operations and finance management talent.

Towards the end of our fiscal 2013 we faced significant business and operating challenges as our retail and internet businesses in the United Kingdom, our largest market, transitioned to more restrictive regulatory requirements. Our approach to this issue in fiscal 2014 is to complete the implementation of the regulatory changes, and then continue to hone the store and internet-based platforms within these new guidelines. We fully expect our U.K. business will reemerge from this transition period a much stronger business operating in a clarified marketplace that is better positioned for success against our competitors in meeting the needs of our customers.

Link Between Executive Pay and Company Performance

Given our fiscal 2013 results, and our goal of linking pay to performance, our named executive officers experienced below target pay as a result of our below target performance. While our business results were disappointing, we feel the linkage between our pay programs and company performance is strong as evidenced by reduced compensation levels this year.

Response to Our Say on Pay Vote

In response to our fiscal 2012 say on pay vote, we initiated an investor outreach to a number of our largest stockholders to discuss their concerns about our pay practices. The feedback we received was incorporated directly into our planning and design changes that were made in response to our advisory vote.

Changes to Our Executive Compensation Practices

As a result of our investor feedback, internal analysis and guidance from independent Committee counsel, and input from our compensation consultants, we elected a Lead Independent Director and made the following significant changes to our executive compensation programs:

•	Elimination of the single instance where an executive (our Chief Executive Officer) had excise tax gross-up protection in the event of a Change in Control;

•	Establishment of a policy that prohibits excise tax gross-up protection and the granting of “single trigger” vesting on equity awards;

•	Revision downward of our executive pay benchmark to the median pay level of peers;

•	Utilization of multiple metrics for incentive compensation programs;

•	Implementation of share ownership guidelines and holding requirements for all executives;

•	Institution of a claw back policy;

•	Revisions to our peer group to better reflect relevance and complexity;

Incentive compensation (annual bonus and long-term incentives) represents the majority of the targeted direct compensation of our named executive officers (ranging from 55 percent to 73 percent). In considering and making executive compensation decisions, our Human Resources and Compensation Committee (which we refer to in this Compensation Discussion and Analysis as the Committee) retains the services of an independent executive compensation consultant and independent counsel, and the Committee consists entirely of independent directors.

Compensation Philosophy and Practices

As a leading international non-bank provider of alternative financial services primarily to the unbanked and under-banked community, we believe that the value we deliver to our customers, and ultimately to our stockholders, depends in large part upon the quality and capabilities of our people. Our business model is based on our ability to attract new customers, and to maintain relationships with our existing customers as well as to maintain our mission, customer focus and entrepreneurial spirit. As with all of our employees, the recruitment, retention and motivation of our executive officers in a highly competitive global talent market are critical factors to our business success. We believe that the senior leadership provided by our Chairman and Chief Executive Officer, President (into which role our Executive Vice President and Chief Operating Officer was promoted on July 1, 2013 upon the resignation of Kenneth Schwenke, who served as our President from November 14, 2011 until his resignation effective June 30, 2013), Executive Vice President and Chief Financial Officer, and Executive Vice President and Chief Innovation and Information Officer (Messrs. Weiss, Schwenke (through June 30, 2013), Miller, Underwood and Coury), to whom we refer in this proxy statement as our named executive officers for fiscal 2013, is the cornerstone to successfully implementing and achieving our global strategic plans. Through the following questions and answers, we will explain the material elements of our executive compensation programs.

What are the objectives of our executive compensation programs?

Our compensation philosophy is to provide a strong focus on overall corporate financial performance, business development and creation of stockholder value. As a growth-oriented and entrepreneurial company, our executive compensation programs are designed to align compensation with corporate performance and the creation of stockholder value. We seek to compensate our executives at levels that are competitive with our peer companies, which consist of both companies within our traditionally defined industry as well as organizations that reflect the complex, regulatory intensive, broad multi-national and multi-channel nature of our business and our global growth strategy, in order to attract, retain and motivate superior quality and highly experienced executives with the experience required to maintain and expand our international business. Accordingly, our executive compensation programs emphasize variable pay in the form of annual and long-term incentive programs which tie a significant portion of each executive’s compensation to our success in achieving our key strategic and financial goals.

In September 2011, we negotiated revisions to the employment agreements with each of Messrs. Weiss, Underwood and Miller. We retained Exequity, an executive compensation consulting firm, and our outside legal counsel to advise us in negotiating and structuring these employment agreements. At the time, we were achieving record performance levels and our common stock was at or near its all-time high over the preceding ten years. A significant focus in the re-negotiation of these employment agreements was to stabilize senior management over a three year period. This was a particular focus in the negotiation of the terms for Mr. Weiss, whom we view as a founder of the Company and who was the primary architect of our growth over the preceding years.

The employment agreements with Messrs. Weiss, Underwood and Miller, which are described in more detail later in this proxy statement, contain minimum base salaries (which, as discussed below, we assess increasing each year) and minimum and maximum annual target bonus opportunities under our annual cash bonus program. In addition, the executives are contractually entitled to annual awards under our long-term incentive program with a minimum grant date value. For certain of the annual target bonus and long-term incentive awards applicable for fiscal 2013 and all of such awards for fiscal 2014 and beyond, the Committee has discretion to determine the nature of such awards (cash and/or equity based awards) and the vesting conditions of such awards. The employment agreement for Mr. Coury, which is described in more detail later in this proxy statement, contains a minimum and maximum annual target bonus and he is entitled to receive annual long-term awards that are at a level commensurate with his position in our organization and with other comparable senior executives. As such, the Committee has the same discretion to determine the nature of Mr. Coury’s annual and long-term incentive awards under our annual cash bonus and long-term incentive programs.

For our executive compensation programs for fiscal 2013 and fiscal 2014, the Committee retained Exequity to gather data regarding the types and amount of compensation that our peer companies as well as other international retail and consumer companies from which we typically recruit, pay their executives and other key employees. For more information on our peer group and its composition, see “— To what extent do we benchmark total compensation and material elements of compensation and what are the benchmarks that we use?” below. Exequity assists the Committee in its review of relevant data and the determination of appropriate executive compensation levels. These reviews provide us with valuable data regarding the compensation levels and practices of our peer and other targeted companies, which, in turn, assist us in setting our compensation levels at competitive levels. To further advise the Committee on matters relating to executive compensation and governance practices, the Committee retained an independent law firm to serve as outside legal counsel to the Committee. The Committee has considered the independence of Exequity and each outside legal counsel that provides advice to the Committee, consistent with the requirements of Nasdaq and the SEC, and has determined that it is appropriate for the Committee to receive advice from the firms.

We set annual compensation for each of fiscal 2013 and fiscal 2014 based, in part, on detailed reports from Exequity with respect to fiscal 2013 and 2014, respectively. These reports included:

•	a description of the compensation elements and practices of the peer companies selected by the Committee;

•	a comparison of the compensation levels and pay mix of each of our named executive officers and certain other executives with those of our peer companies;

•	a comparison of the compensation levels of our named executive officers and certain other executives to survey data provided by Exequity with respect to fiscal 2013 and fiscal 2014; and

•	a review of the long-term incentive plan design practices among our peer group and the general market and recommendations for our long-term incentive program.

Our Chairman and Chief Executive Officer provided the Committee with:

•	an assessment of each named executive officer’s performance contributions for the prior year as well as sustained performance contributions over a number of years; and

•	significant changes in responsibilities delegated to each named executive officer during the year.

After discussions with our Chairman and Chief Executive Officer and Exequity of the data and recommendations referenced above, as well as additional factors such as retention issues, our short and long-term performance goals and our overall compensation philosophy, the Committee approved our senior executives’ base pay and our annual cash bonus and long-term incentive programs.

The Committee is directly responsible for:

•	reviewing and approving the goals and objectives relating to the compensation payable to our Chairman and Chief Executive Officer;

•	evaluating the performance of our Chairman and Chief Executive Officer in light of such goals and objectives; and

•	based on that evaluation, setting the compensation level, perquisites and other benefits to which our Chairman and Chief Executive Officer is entitled.

How did we address the results of the say-on-pay vote of our stockholders at our 2012 Annual Meeting of Stockholders?

At our 2011 Annual Meeting of Stockholders, the holders of a majority of the shares voted indicated a desire to hold an annual advisory “say-on-pay” vote on our named executive officer compensation. In light of this vote, and recognizing the importance of soliciting our stockholders’ views on our executive compensation philosophy, policies and programs, our Board of Directors determined to hold annual advisory “say-on-pay” votes. At our 2012 Annual Meeting of Stockholders held on November 8, 2012, we conducted an advisory “say-on-pay” vote on our named executive officer compensation and the holders of 74% of the shares voted at the meeting voted against approving the compensation paid to our named executive compensation in fiscal 2012.

Since the 2012 Annual Meeting of Stockholders, we have actively engaged in dialogue with a number of our largest stockholders to understand their concerns with our compensation programs. Based upon this input, our Board of Directors the Committee and senior management worked to revise our pay practices and to implement certain corporate governance changes. To assist in this process, the Committee sought advice from Exequity and the Committee’s independent outside legal counsel. The Committee, with the assistance of its independent advisors, led a rigorous evaluation of compensation practices, and considered potential compensation changes that could be made given our existing employment agreements with our named executive officers. As a result of input from a number of our largest stockholders, and with the advice of the Committee’s independent advisors, we enacted the following changes:

•	The Company and the Chairman and Chief Executive Officer agreed to eliminate the previously existing contractual requirement for the Company to provide an excise tax gross-up upon a change in control. The Chairman and Chief Executive Officer did not receive any consideration connection with his relinquishment of this right;

•	We have not provided excise tax gross-ups to others, and the Board of Directors and the Committee established a policy that we will not provide any such gross up to any executive officer;

•	The Board of Directors and the Committee established a policy that single trigger vesting on equity awards in the event of a change in control would no longer be offered to any employee with respect to equity awards granted on and after July 1, 2013;

•	We revised our benchmarking process whereby future adjustments to the compensation of executive officers will be benchmarked against the median pay levels of peers commencing fiscal 2014;

•	For fiscal 2014, the annual bonus program for our executive officers (and certain other senior executives) was modified to replace the key metric for performance, adjusted EBITDA, with diluted pro forma adjusted operating earnings per share, which we refer to as adjusted EPS. This change creates separate metrics for the annual bonus plan (adjusted EPS, as described) and the cash component of our Long Term Incentive Plan (adjusted EBITDA);

•	Effective July 1, 2013, our Board of Directors established stock ownership guidelines for executive officers and introduced a process for executive officers to comply with the guidelines over a five year period;

•	Our Board of Directors approved a claw back policy which provides that all incentive awards, including annual incentive awards and all long-term incentive awards made to executive officers, are subject to recoupment, or “claw back,” if the Board of Directors, upon the recommendation of the Committee, determines that intentional misconduct or gross negligence of an executive officer was a contributing factor to the Company having to restate any of its financial statements filed with the SEC; and

•	Our independent Directors elected a lead independent Director.

In addition to these actions, our Board of Directors, the Committee and senior management continue to consider additional changes, will continue to seek stockholder input, and will look to identify potential future changes which could more closely align our pay practices with stockholder interests. To the extent there is again any significant vote against, or only limited support for, the compensation and pay practices of our named executive officers, we will consider our stockholders’ feedback and the Committee will evaluate whether any actions are necessary to address such feedback.

In making its decisions on our executive compensation for fiscal 2014, the Committee carefully considered the advisory voting results on our say-on-pay proposals. As a result of this consideration, the Committee enacted significant changes to our compensation programs as described above, with the intention of striking the right balance between designing an effective executive compensation program that is sensitive to stockholder perspectives and one that supports the company’s strategic business and retention objectives. We believe the resultant programs emphasize both performance-based elements (primarily though our annual cash bonus and long term cash incentive programs) and our equity compensation awards (which reward recipients for growth in stockholder value through increases in the price of our common stock), and reflect an appropriate balance that allows us to attract and retain high caliber executive talent required to manage and grow our global business, while appropriately reflecting the value that we and our stockholders receive from our executives.

We have engaged an executive compensation consultant (Exequity) to assist us in evaluating our executive compensation programs relative to our peers, and to recommend and evaluate potential revisions and/or modifications to our compensation plans to represent current best practices. As a result of the most recent reviews conducted by Exequity and with respect to compensation decisions made regarding each of our named executive officers for fiscal 2014, we believe the compensation decisions to be appropriate, and that the amounts and types of compensation that we offer our executive officers are competitive with our peers, and are closely linked to corporate performance. As discussed above, we will now benchmark our executive officers compensation at the median percentile of our peer group, and will continue to build strong linkage between their compensation and corporate performance. In addition to market based peer data, and other factors such as scope of position, experience, knowledge, tenure, and contributions, the Committee will continue to consider the compensation of our named executive officers with close consideration of the outcome of our say-on-pay proposals and direct feedback from our stockholders when making future compensation decisions for our named executive officers and other key employees.

What are the principal components of our executive compensation programs?

Our executive compensation programs consist of three key elements: (i) base salary; (ii) a performance-based annual bonus, payable in cash; and (iii) long-term incentive compensation, which for fiscal 2013 and fiscal 2014 include long-term cash incentives, options to purchase our common stock, and restricted stock units. Generally, as an executive’s responsibilities increase, the Committee allocates a greater portion of his or her total compensation potential from fixed components, such as base salary, to variable components, such as annual cash bonus and long-term incentive compensation. We believe that this allocation approach reflects our pay-for-performance compensation philosophy due to the greater influence that our senior executives can have on our annual and long-term business results. In addition, we offer certain additional compensation items to each of our named executive officers pursuant to employment agreements that recognize and reflect the respective role each such individual undertakes within our organization. Each of these principal components is described in more detail below.

Base Salary:    We use base salary as a significant retention tool to provide executives with a base level of income. Historically, base salary determinations for our named executive officers take into account many factors, including:

•	the depth and breadth of an individual’s past business experience;

•	the individual’s current and historical performance and contributions to us;

•	the individual’s future potential with us;

•	the individual’s role and unique skills and prior experience;

•	consideration of external market data relating to compensation for similar positions at peer companies, adjusted to reflect the relative scope of responsibilities and uniqueness of the role; and

•	subjective positional performance criteria.

In addition to the factors described above, the Committee also considered the findings of Exequity in making its base salary determinations for fiscal 2013 and fiscal 2014. Consistent with our compensation objectives of attracting and retaining top executive talent in a highly competitive global talent market with the experience necessary to support our multi-channel focus, international operations and growth strategy, we believe that the base salaries of our named executive officers should be set at levels which are strongly competitive with those of our peer group. As such, the Committee, with the input of our Chairman and Chief Executive Officer (other than with respect to himself), determines each year the appropriate base salary target for our named executive officers. Given our international business model and multi-channel focus and global growth strategy, we seek executive talent with large, international public company experience, preferably including substantial consumer retail experience, and where appropriate for the position, eCommerce-related experience. Therefore, we consider benchmarking against the consumer/retail services industries to be more relevant than specialized financial services companies, which in most cases do not possess a size, geographical diversity and/or operational complexity that is comparable to our business. We believe that benchmarking our executive pay to this broader industry group has enabled us to attract and retain high caliber executives from that group. For more information on our peer group and its composition, see “— To what extent do we benchmark total compensation and material elements of compensation and what are the benchmarks that we use?” below.

On June 21, 2013, Mr. Schwenke resigned his position as both President and an Executive Officer and his employment with us terminated effective June 30, 2013. The financial terms of Mr. Schwenke’s employment termination are discussed later in the document.

Effective July 1, 2013 we appointed Norman Miller to serve as our President and Chief Operating Officer. Mr. Miller had previously served as Executive Vice President of Chief Operating Officer and has a long record of service and achievement with the Company. In connection with his appointment as our President and Chief Operating Officer, we amended our employment agreement with Mr. Miller to provide for an annual base salary of $700,000, to reflect the assumption of additional duties in his new role, subject to increase upon the approval of our Board of Directors. Mr. Miller’s contract was amended to reflect the change in his duties and compensation to reflect his increased responsibility, and these changes are explained later in the document.

After review of peer group data provided by Exequity for fiscal 2013, the Company did not increase the base salaries of Messrs. Weiss, Underwood and Coury for fiscal 2014.

Set forth in the table below are the base salaries of each our named executive officers for each of fiscal 2013 and fiscal 2014:

Named Executive Officer	Fiscal 2013 Annual Base Salary	Fiscal 2014 Annual Base Salary
Jeffrey A. Weiss	$1,000,000	$1,000,000
Kenneth Schwenke	$700,000	N/A
Norman Miller	$550,000	$700,000
Randy Underwood	$550,000	$550,000
Michael Coury	$450,000	$450,000

Annual Bonus:    Each of our named executive officers is eligible to receive an annual cash bonus pursuant to the terms of his respective employment agreement with us.

The fiscal 2013 annual cash bonuses payable to each of our named executive officers were determined by the extent to which we, on a consolidated basis, achieved predetermined levels of adjusted EBITDA, as further defined below, for fiscal 2013.

For the purposes of calculating the performance targets by which annual bonuses for our named executive officers were determined for FY13, we defined adjusted EBITDA as earnings before interest expense, income tax provision, depreciation and amortization, stock-based compensation expense, loss on store closings, litigation settlements, unrealized foreign exchange (gain) loss, loss (gain) on derivatives not designated as hedges, loss on extinguishment of debt, and acquisition costs. We made additional adjustments for purposes of calculating annual bonuses such that the foreign exchange rates in effect at the time the target adjusted EBITDA was determined are used in computing the actual adjusted EBITDA for the year.

In addition to using adjusted EBITDA to determine annual bonuses, we have historically presented adjusted EBITDA to the investment public in the form of prospective earnings guidance and historical results as an indication of operating performance, as well as to illustrate our ability to service our debt and to meet our future capital expenditure requirements. The annual bonus targets for fiscal 2013 were aligned with the earnings guidance.

The target annual bonus award for each of our named executive officers is dictated by his respective employment agreement. Under the terms of each employment agreement, the named executive officer was entitled to receive a stated percentage of his base salary as an annual bonus to the extent that we satisfied the adjusted EBITDA target for fiscal 2013.

For fiscal 2013, the Committee set the consolidated adjusted EBITDA target at $315.1 million. We refer to this target adjusted EBITDA amount as the Target Amount. Our named executive officers were only entitled to receive a portion of their respective annual cash bonus, which we refer to as the Target Bonus, for fiscal 2013 if we achieved 90% of the applicable adjusted EBITDA target, or $283.6 million in adjusted EBITDA, which we refer to as the Lower Threshold. To the extent the adjusted EBITDA for fiscal 2013 was above the Lower Threshold but less than the Target Amount, each named executive officer was entitled to a Target Bonus determined based on linear interpolation between such amounts. Each named executive officer was also eligible to receive an additional bonus, which we refer to as the Stretch Bonus, to the extent that the actual adjusted EBITDA exceeded the Target Amount, with the additional Stretch Bonus amount determined based on linear interpolation between the Target Amount and the actual adjusted EBITDA up to the Stretch Bonus adjusted EBITDA. For fiscal 2013, the maximum Stretch Bonus adjusted EBITDA was $330.9 million.

The table set forth below summarizes the annual cash Target Bonus and Stretch Bonus opportunities for each of our named executive officers for fiscal 2013:

	Target Bonus Opportunity as a Percentage of Salary	Stretch Bonus Opportunity as a Percentage of Salary	Total Bonus Opportunity for Fiscal 2013
Executive	Company Consolidated Adjusted EBITDA	Company Consolidated Adjusted EBITDA	% of Base Salary	Amount in Local Currency
Jeffrey A. Weiss	125%	125%	250%	$2,500,000
Kenneth Schwenke	100%	100%	200%	$1,400,000
Randy Underwood	90%	90%	180%	$990,000
Norman Miller	90%	90%	180%	$990,000
Michael Coury	50%	50%	100%	$450,000

Our actual consolidated adjusted EBITDA, adjusted for currency rates consistent with those used to determine the Target Amount, for fiscal 2013 was $273.2 million. Based on the metrics described above and our financial results for fiscal 2013, the Committee determined that no cash Target Bonuses or Stretch Bonuses were earned by our named executive officers for fiscal 2013.

	Target Bonus Achieved as a Percentage of Salary	Stretch Bonus Achieved as a Percentage of Salary	Total Bonus Achieved for Fiscal 2013
Executive	Company Consolidated Adjusted EBITDA Results	Company Consolidated Adjusted EBITDA Results	% of Base Salary	Amount In Local Currency
Jeffrey A. Weiss	0%	0%	0%	—
Kenneth Schwenke	0%	0%	0%	—
Randy Underwood	0%	0%	0%	—
Norman Miller	0%	0%	0%	—
Michael Coury	0%	0%	0%	—

Effective July 1, 2013, based upon data from Exequity, our Board of Directors approved an increase in Mr. Miller’s annual cash bonus targets (Target Bonus and Stretch Bonus) from 90-180% to 100-200% of his base annual salary for fiscal 2014 and for the remainder of the term of his employment to reflect Mr. Miller’s promotion to, and increased responsibilities in, his new role as our President and Chief Operating Officer. The Target Bonus and Stretch Bonus opportunities for each of our named executive officers for fiscal 2014 are set forth in the table below, and will be based on achievement of targeted adjusted EPS goals for the fiscal year:

	Percentage of Base Salary
Executive	Target Bonus Opportunity as a Percentage of Base Salary	Stretch Bonus Opportunity as a Percentage of Base Salary
Jeffrey A. Weiss	125%	125%
Kenneth Schwenke	N/A	N/A
Norman Miller	100%	100%
Randy Underwood	90%	90%
Michael Coury	50%	50%

Long-Term Incentive Compensation:    Our equity-based awards to executives have typically taken the form of shares of restricted common stock, restricted stock units or options to purchase shares of our common stock granted under our 2005 Equity Incentive Plan and our 2007 Equity Incentive Plan. Awards are approved by the Committee upon the recommendation of our Chairman and Chief Executive Officer and our President, and are based on factors including but not limited to an executive’s position, level and breadth of responsibility, and significant contributions to us.

Pursuant to the terms of their employment agreements, none of Messrs. Weiss, Underwood or Miller received awards under our LTIP for fiscal 2013. Mr. Schwenke received an award under our LTIP for fiscal 2013 consisting of a Long Term Cash Incentive of $300,000, 18,673 options to purchase shares of our common stock, and 17,544 Restricted Stock Units. Mr. Coury received an award under our LTIP for fiscal 2013 consisting of a Long Term Cash Incentive of $130,000, 8,092 options to purchase shares of our common stock, and 7,602 Restricted Stock Units.

On June 21, 2013 the Committee considered the FY13 vesting of the FY12 Long Term Incentive Cash Award for Messrs. Weiss, Underwood and Miller. Each executive was eligible to receive a cash award based on three criteria; financial objectives, non-financial objectives and continued employment. The Committee determined that the continued employment component was met and that the financial objectives were not met. After review and consideration of the non-financial objectives based upon results, the Committee and Board of Directors approved payment to Messrs. Weiss, Underwood and Miller of the non-financial component at 75% attainment. The Committee also considered the vesting of the Long Term Cash Component of the FY13 Award for Mr. Coury and for other key executives. Using the analysis of the FY13 adjusted EBITDA target as previously discussed, and the Committee’s evaluation of the Company’s performance against the FY13 strategic milestones, the Committee determined that the financial objective was not met, but that the Company had achieved 75% of the strategic objectives and thus awarded 75% of the Long Term Cash Award to Mr. Coury and other key executives. The payment of awards was made as follows:

Executive
Jeffrey A. Weiss	$235,000
Kenneth Schwenke	N/A
Norman Miller	$58,750
Randy Underwood	$58,750
Michael Coury	$32,500

Our annual LTIP is intended to achieve the following objectives:

•	to enhance our ability to attract, motivate and retain desired talent;

•	to reward both achievement of annual goals as well as sustained performance over time;

•	to align executives’ interests with stockholders’ interests; and

•	to limit stockholder dilution.

Each year, we consider a number of alternatives for our long-term incentives to our executives. We continue to believe that including long-term cash incentives, non-qualified options to purchase shares of our common stock and restricted stock units in our LTIP provides us with the opportunity to achieve the largest number of these objectives.

The parameters for each of the components of our annual LTIP are as follows:

•	Long-Term Cash Incentives. Long-term cash awards vest ratably on an annual basis over a three-year period, provided that we meet certain adjusted EBITDA targets and/or the Committee has determined that the strategic objectives were met for the fiscal year of the award, and the award recipient remains employed with us on each respective payment date over the three-year period.

•	Non-Qualified Stock Options. Stock option awards vest ratably on a quarterly basis over a three-year period. The vesting of option awards is contingent on the recipient remaining employed by us on each applicable vesting date, thereby providing between short-term and long-term retention objectives for our key management and executives.

•	Restricted Stock Units. Restricted stock units vest ratably on a quarterly basis over a three-year period. The vesting of those restricted stock unit awards are contingent on the recipient remaining employed by us on each applicable vesting date, thereby providing balance between short-term and long-term retention objectives for our key management and executives.

For fiscal 2014, long-term incentives were provided to our named executive officers in the form of restricted stock units, options to purchase shares of our common stock and long-term incentive cash awards. Other than with respect to Mr. Coury (as noted in the table below) the restricted stock units and options to purchase shares of our common stock each represent approximately forty percent (40%) of the total value of the LTIP awards to each recipient, with long-term incentive cash awards representing twenty percent (20%) of the total award value. Based on the market volatility at the time, we believed restricted stock units and long-term cash incentives were more likely to enhance management retention.

For fiscal 2014, our named executive officers received the following awards under our LTIP program:

Executive	Restricted Stock Units (in Shares)	Options (in Shares)	Long-Term Cash
Jeffrey A. Weiss	86,894	183,683	$600,000
Kenneth Schwenke	N/A	N/A	N/A
Randy Underwood	21,723	45,921	$150,000
Norman Miller	21,723	45,921	$150,000
Michael Coury(1)	9,413	9,949	$130,000

(1)	For Mr. Coury, restricted stock units and long-term incentive cash awards each represent approximately forty percent (40%) of his awards for fiscal 2014, with options to purchase shares of our common stock valued at the remaining twenty percent (20%).

Deferred Compensation Plan:    Certain of our key executives, including our named executive officers, are eligible to participate in our executive Deferred Compensation Plan. Our Deferred Compensation Plan provides participants with the opportunity to save and accumulate additional income on a pre-tax basis which otherwise would be lost under our tax qualified 401(k) plan on account of Internal Revenue Code provisions which limit the compensation that may be taken into account, and the benefits that may be accrued under, a qualified plan.

Similar to a qualified 401(k) plan, our Deferred Compensation Plan enables each plan participant to defer a percentage of his or her base salary and/or bonus compensation and to choose how such deferred amounts are invested. Furthermore, as with our 401(k) plan, our Deferred Compensation Plan allows each plan participant to earn a rate of return, based on the participant’s investment elections, on their account balance on a tax-deferred basis. In addition, our Deferred Compensation Plan offers the flexibility of saving for retirement or for a shorter period of time. From time-to-time, we may make discretionary contributions to our Deferred Compensation Plan on an executive’s behalf. These contributions are subject to vesting conditions as established by our Board of Directors. We made no discretionary contributions to our Deferred Compensation Plan during fiscal 2013.

Other Compensation:    In addition to our standard compensation elements, we have agreed to provide to each of our named executive officers certain additional amounts pursuant to employment or other agreements with each such officer, including the following:

•	Supplemental Bonuses. Messrs. Weiss, Underwood and Miller possess industry experience and company knowledge that the Committee believes is critical to our success. In order to enhance the likelihood that we retain their continued service to us, pursuant to their 2011 employment agreements, each of Messrs. Weiss, Underwood and Miller is eligible to earn a cash bonus, which we refer to as a supplemental bonus, on December 31, 2013 and December 31, 2014, subject to his remaining continuously employed with us through such dates. On each such date, Mr. Weiss is eligible to earn $1,000,000 and Messrs. Underwood and Miller are each eligible to earn $750,000. With respect to 75% of the supplemental bonus, payment is further conditioned on achievement of applicable cumulative adjusted EBITDA targets through the applicable vesting dates, and with respect to 25% of the supplemental bonus, payment is conditioned on the Committee determining that certain non-financial goals were met.

•	Weiss Capstone and Incremental Capstone Award. Pursuant to the terms of his 2011 employment agreement with us, and as an inducement to motivate continued employment, Mr. Weiss is entitled to receive a supplemental retirement benefit, which we refer to as the capstone award, upon certain qualifying terminations of Mr. Weiss’s employment. The capstone award is a lump-sum payment which is the actuarial equivalent of an annual benefit of $300,000 payable to Mr. Weiss in equal monthly installments during his lifetime commencing the month that follows the applicable vesting date and a $150,000 annual survivor benefit payable on his subsequent death to his surviving spouse for her lifetime.

Under the terms of his employment agreement, Mr. Weiss is also entitled to receive an additional supplemental retirement benefit, which we refer to as the incremental capstone award, if (i) Mr. Weiss’ employment terminates by reason of his retirement on or after June 30, 2012 or for any reason after June 30, 2014, (ii) Mr. Weiss’ employment is terminated by us for reason of disability or without cause (as defined in his employment agreement), (iii) Mr. Weiss resigns his employment for good reason (as defined in his employment agreement), or (iv) a change in control (as defined in his employment agreement) occurs during the term of Mr. Weiss’ employment with us, which such dates we refer to as incremental vesting dates. The incremental capstone award is a lump-sum payment which is the actuarial equivalent of an annual benefit of $150,000 payable to Mr. Weiss in equal monthly installments during his lifetime, commencing the first business day of the calendar month that follows the applicable incremental vesting date, with a $75,000 per year survivor benefit payable on his subsequent death to his surviving spouse for her lifetime. $1.0 million of the incremental capstone award (or, if the value of the incremental capstone award is less than $1.0 million, then all of such incremental capstone award) will be payable on the first anniversary of the incremental vesting date, with any balance thereof payable on the first business day of the calendar month that follows the applicable incremental capstone vesting date.

•	Supplemental RSU Grant. In part to accomplish our retention objectives and in part to ensure the implementation of appropriate succession planning, pursuant to the terms of his 2011 employment agreement, Mr. Weiss received a restricted stock unit award under our 2007 Equity Incentive Plan on July 2, 2012, which we refer to as the supplemental RSU grant. The supplemental RSU grant consisted of 228,261 shares of our common stock, representing $4,200,000 divided by $18.40, the closing price of our common stock on July 2, 2012. The supplemental RSU grant vests in substantially equal monthly installments on the last day of each month beginning July 31, 2012 and ending December 31, 2014, provided that Mr. Weiss remains employed by us on those dates. Any vested shares subject to the supplemental RSU grant will generally be delivered to Mr. Weiss on January 2, 2015. For a further discussion of Mr. Weiss’ cash awards, plan awards, capstone award, incremental capstone award, supplement RSU grant and supplemental bonus see “— Potential Payments upon Termination or Change in Control — Jeffrey A. Weiss” below.

•	Underwood Retention and Incremental Retention Bonus. Pursuant to the terms of his 2011 employment agreement with us, and as an inducement to motivate continued employment, Mr. Underwood is entitled to receive an annual retention bonus at the rate of $150,000 per year, which we refer to as the annual retention bonus. Mr. Underwood’s annual retention bonus is payable to him in equal monthly installments during his lifetime (and, upon his death, if Mr. Underwood has remained married to his spouse through the date of his death, his spouse will be entitled to receive an annual benefit of $75,000 payable in equal monthly installments during her lifetime). Mr. Underwood will be entitled to receive the annual retention bonus commencing the first month after his termination of employment, except in the case of a termination by Mr. Underwood of his employment for good reason or termination by us without cause, in which case payments with respect to the annual retention bonus would not commence until the expiration of a severance period of 12 months during which Mr. Underwood would be entitled to receive his base salary and cash bonus at the time of such termination. Upon a change of control (as defined in his employment agreement), Mr. Underwood will be entitled to receive in a lump sum equal to the actuarial equivalent of the value of the annual retention bonus in lieu of any future payments with respect to the annual retention bonus.

Under the terms of his 2011 employment agreement, and as an inducement to motivate continued employment, Mr. Underwood is also entitled to receive an incremental retention bonus, which we refer to as the incremental retention bonus, upon certain qualifying terminations of Mr. Underwood’s employment described below. Mr. Underwood’s incremental retention bonus is an annual benefit of $50,000 payable to Mr. Underwood in equal monthly installments during his lifetime (and, upon his death, if Mr. Underwood has remained married to his spouse through the date of his death, in which case his spouse will be entitled to receive an annual benefit of $25,000 payable in equal monthly installments during her lifetime). Mr. Underwood will be entitled to receive the incremental retention bonus commencing the first month after the termination of his employment, except in the case of a termination by Mr. Underwood of his employment for good reason or termination by us without cause, in which case payments with respect to the incremental retention bonus would not commence until the expiration of a severance period of 12 months during which Mr. Underwood would be entitled to receive his base salary and cash bonus at the time of such termination. Upon a change of control (as defined in his employment agreement), Mr. Underwood will be entitled to receive in a lump sum equal to the actuarial equivalent of the value of the incremental retention bonus in lieu of any future payments with respect to the incremental retention bonus. For additional discussion of Mr. Underwood’s annual retention bonus and incremental retention bonus, see “— Potential Payments upon Termination or Change in Control — Randy Underwood” below.

2013 Schwenke Separation and Release agreement: On June 21, 2013, the Company and Mr. Schwenke, the then current President of the Company, entered into a Separation and Release Agreement that provides for Mr. Schwenke’s separation from employment with the Company and all of its subsidiaries and affiliates. As a result, Mr. Schwenke ceased to be the President and an executive officer of the Company and all of its subsidiaries and affiliates and his employment terminated as of the close of business on June 30, 2013, which we refer to as the “Termination Date.” In accordance with the 2011 Schwenke Employment agreement, and in connection with the termination of his employment and in consideration for the execution of the release agreement, we:

•	Will continue to pay Mr. Schwenke his base salary at the annual rate of $700,000 through July 10, 2013 and thereafter for a period of twelve months; and

•	Will pay Mr. Schwenke an aggregate amount equal to $500,000, in twelve equal monthly installments over the twelve-month period commencing on the termination date (which we refer to as the “Severance Period”);

•	To the extent that he elects to receive continuation coverage under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), provide Mr. Schwenke with a monthly waiver of the COBRA premium costs of medical, prescription, dental and vision coverage, as applicable, under our group health plans in the monthly amount paid by us towards the group health coverage of our active employees for the duration of the Severance Period;

•	For the duration of the Severance Period, will pay the monthly premiums (or we will otherwise reimburse him for the cost of such premiums) applicable to Mr. Schwenke’s life insurance coverage as in effect on the Termination Date;

•	Will continue to pay Mr. Schwenke his car lease or car allowance (as applicable) through July 10, 2014;

•	Caused any stock options previously granted to Mr. Schwenke which were vested as of the Termination Date to remain exercisable until the earliest to occur of: (i) the one year anniversary of the Termination Date, (ii) the otherwise applicable expiration date of the applicable stock option, or (iii) the ten year anniversary of the date of grant of the applicable stock option;

•	Paid Mr. Schwenke any unpaid base salary and vacation time earned or accrued through the Termination Date, and reimburse Mr. Schwenke any unpaid expenses properly incurred by him through June 20, 2013;

•	Paid Mr. Schwenke $50,000 in satisfaction of the last installment of his signing bonus; and

•	Paid Mr. Schwenke $50,000 in respect of the long-term incentive cash award under our LTIP that was granted as of November 14, 2011 which was scheduled to vest on June 30, 2013.

What do we seek to reward and accomplish through our executive compensation programs?

We believe that our compensation programs, collectively, should enable us to attract, retain and motivate high quality executives with international and public company experience, especially in businesses employing a multi- channel approach with retail and Internet-based revenues. We provide annual bonus opportunities and long-term cash awards primarily to motivate key employees to meet business unit and corporate annual performance targets that take into account, and that we believe will enhance our performance. We evaluate our performance by reference both to our annual performance targets as compared to our annual adjusted EPS and adjusted EBITDA goals and to strategic objectives established by our Board of Directors. Strategic objectives are pre-established annual objectives which contribute to our long-term growth strategies, such as leadership team effectiveness and growth of new product competencies and channels across geographies. We design long-term incentive awards primarily to retain as well as to motivate and reward key employees over longer periods, generally ranging up to three years. Through the service-based vesting and forfeiture provisions that we include in annual awards of stock options, restricted stock units, and long-term cash incentives, we believe that we provide an additional incentive to executives to act in furtherance of our long-term and our stockholder’s interests.

Why have we selected each principal component of our executive compensation programs?

We have selected programs that we have found to be effective in recruiting, retaining, and motivating executive officers within the context of the unique operating challenges facing the Company. The operational and regulatory environment within which the Company operates requires incentive opportunities that are closely tailored to our needs in maintaining superior executive talent.

How do we determine the amount of each principal component of compensation to our executives?

The Committee bases its decisions on industry data and peer company practices, compensation surveys, the input of an independent compensation consultant, the recommendations of our Chairman and Chief Executive Officer and our President, and our corporate performance. While in the past the Committee has sought to set our executive compensation as a whole within the upper one-third percentile of the range of comparative pay based on our peer group companies and compensation surveys, beginning with fiscal 2014 the Committee is benchmarking our executive compensation at the 50th percentile of the range of comparative pay based on our peer group companies and compensation surveys, as described in more detail below under the heading “To what extent do we benchmark total compensation and material elements of compensation and what are the benchmarks that we use?”

Employment agreements that we have entered into with certain of our named executive officers provide for salary and target annual bonus percentages, at fixed rates agreed to by the parties. The amounts of the actual payouts based on these targets and company performance cannot be exceeded, but may be reduced by the committee based upon company performance.

What specific items of corporate performance do we take into account in setting compensation policies and making compensation decisions?

Generally, achievement of our targeted adjusted EBITDA at the consolidated level and the achievement of strategic objectives established by our Board of Directors have been the primary incentive targets under our annual bonus and long-term incentive compensation programs. For fiscal 2014 we will introduce the use of targeted adjusted EPS for named executive officers for our annual bonus plan, in addition to the use of the achievement of strategic objectives established by our Board of Directors. For purposes of determining whether annual adjusted EPS targets have been achieved, the Committee may make adjustments to our adjusted EPS results to take into account the impact of extraordinary or non-recurring events such as a significant investment, disposition or acquisition. Under our LTIP for each of fiscal 2013 and fiscal 2014, we will continue to make payments for the long-term cash incentive compensation component if we meet certain pre-established adjusted EBITDA targets or the Committee has determined that the strategic objectives were met for the respective fiscal years, and the named executive officer remains employed with us on each respective payment date.

How do accounting considerations impact our compensation practices?

Prior to implementation of a compensation program and the granting of awards under the program, we evaluate the cost of the program and awards in light of our current performance and anticipated budgeted performance. We also review the design of compensation programs to assure that the recognition of expense for financial reporting purposes is consistent with our financial modeling. We designed our fiscal 2013 and fiscal 2014 programs so that overall costs fell within a budgeted dollar amount and that the awards under those programs would be accounted for under standards governing equity-based arrangements and, more specifically, so that they would be afforded fixed treatment under those standards.

How do tax considerations impact our compensation practices?

Prior to our implementation of a compensation program and awards under the program, we evaluate the Federal and international income tax consequences, both to us and to our executives, of the contemplated program and awards. Before approving a program, the Committee receives an explanation from our outside professionals as to the tax treatment of the program and awards under the program, and assurances from our outside professionals that the tax treatment should be respected by domestic and international taxing authorities.

Section 162(m) of the Internal Revenue Code limits our tax deduction each year for compensation to each of our Chairman and Chief Executive Officer and our three other highest paid executive officers (not including our Chief Financial Officer) to $1 million unless, in general, the compensation is paid under a plan that is performance-related, non-discretionary and has been approved by our stockholders. The Committee monitors, and will continue to monitor, the effect of Section 162(m) on our compensation programs. However, given our significant net operating losses in the United States and elsewhere, we have not attempted to structure compensation to be fully deductible under Section 162(m), though there is consideration to do so in the coming year(s).

We adopted our Deferred Compensation Plan primarily for our U.S. executives to provide them with an opportunity to save for the future without paying a current tax on the deferred amounts.

Why have we entered into agreements with named executive officers that provide for post-employment payments following a change-in-control?

We believe that it is in our best interest to have agreements with certain of our named executive officers to assure that we will have the continued dedication and objectivity of those individuals, notwithstanding the possibility, threat or occurrence of a change in control. The agreements with each of our named executive officers provide for post-employment payments following a change in control as described under “— Payments upon Termination of Employment and Change in Control” below.

To what extent do we benchmark total compensation and material elements of compensation and what are the benchmarks that we use?

In setting compensation for our named executive officers for fiscal 2013 and 2014, the Committee compared the elements of total compensation to compensation provided by peer groups of industry, financial services and consumer/retail services peers, preferably with international operations. The Committee used peer group data and compensation surveys primarily as a frame of reference to set executive compensation as a whole for fiscal 2013 within the upper one-third percentile range of comparative pay at the peer group companies. For fiscal 2014 the Committee has used revised peer group data and compensation surveys primarily as a frame of reference to benchmark executive compensation as a whole at the 50th percentile range of comparative pay at the peer group companies.

For compensation in fiscal 2013, our peer group consisted of the following companies:

Industry Peers	Retail Peers
Aaron’s Inc.	Abercrombie & Fitch Co.
Cash America International, Inc.	Aeropostale, Inc.
EZCorp, Inc.	Ascena Retail Group Inc.
First Cash Financial Services, Inc.	Brown Shoe Company Inc.
Global Payments Inc.	Charming Shoppes Inc.
Green Dot Corporation	Chicos Fashion Inc.
H&R Block Inc.	Dollar General Corp.
Heartland Payments Systems	Dollar Tree Inc.
Moneygram International Inc.	DSW Inc.
NetSpend Holdings, Inc.	Hot Topic Inc.
Rent-A-Center Inc	J Crew Group Inc.
VeriFone Systems, Inc.	Limited Brands Inc.
Western Union Holdings, Inc.	Pep Boys
Pricemart Inc.
Ross Stores Inc.
Stage Stores Inc.
Talbots Inc.
Williams Sonoma Inc.

For pay decisions applying to compensation in fiscal 2014, the Committee requested that Exequity evaluate the appropriateness of the peer companies used by us in the annual executive pay competitive assessment. Based on these discussions, two companies, Global Cash Access Holdings, Inc. and World Acceptance Corporation, were added as Industry peers, both representing companies with strong eCommerce presence. Additionally, the number of retail peers was reduced and is focused on a select group of size-relevant retailers that also bear strong operational similarities to us (e.g., brick-and-mortar retailers with an internet presence and themed branding rather than a larger list of varied relevance). Lastly, the supplemental comparison to a Large Financials peer group that was considered in the past has been eliminated.

For compensation in fiscal 2014, our peer group consists of the following companies:

Industry Peers	Retail Peers
Aaron’s Inc.	Aeropostale, Inc.
Cash America International, Inc.	DSW Inc.
EZCorp, Inc.	GNC Holdings Inc.
First Cash Financial Services, Inc.	Stage Stores, Inc.
Global Cash Access Holdings, Inc.	Ulta Salon, Cosmetics & Fragrance, Inc.
Global Payments Inc.
Green Dot Corporation
H&R Block, Inc.
Heartland Payments Systems, Inc.
NetSpend Holdings, Inc.
Rent-A-Center, Inc.
VeriFone Systems, Inc.
The Western Union Company
World Acceptance Corporation

We believe that we are unique among the group that is traditionally deemed to be our industry peers due to several factors, including the array of products that we offer, the various platforms through which we offer those products, and the several geographical markets in which we operate our businesses. Over the past two years, we have rapidly expanded our retail footprint in Europe in both our core financial services stores and our pawn lending operations, opening over approximately 180 new stores in the United Kingdom and acquiring retail pawn broking chains in Spain and Romania. We have also continued to expand our Internet lending business after our fiscal 2011 acquisition of one of the largest online providers of unsecured short-term consumer loans by revenue in the United Kingdom, leveraging the scalable technology and back-office support capabilities of an Internet lender with operations in Finland and Sweden which we acquired in July 2011 to launch Internet lending businesses in Poland, the Czech Republic and Spain during fiscal 2012 and 2013.

Because of the relative diversity of our operations, and the historically rapid expansion of our operations through acquisitions and organic growth, we and our current executive compensation consulting firm, Exequity, assembled the new revised peer group in order to provide a range of pay benchmarking information from a group of companies that we believe to collectively represent the breadth and complexity of our operations.

The portion of our peer group designated as “Industry Peers” consists of a group of 15 similarly sized U.S.-based corporations that have relatively similar operational dynamics as those of the Company. Although each of these “Industry Peer” companies either offers products, or caters to a customer demographic base, similar to ours, none of the “Industry Peer” companies maintains a combination of geographical and product offerings and platforms comparable to that of the Company. Nevertheless, because of the similarities in customer base and products, we have historically included these or similar “Industry Peers” in our compensation peer group.

Given our retail focus, international operations and global growth strategy, we have more sophisticated management needs than our traditionally defined “Industry Peers.” We have over time developed and refined our “Retail Peers” set to provide a better benchmark for talent that represents the level of sophistication and complexity that we require to grow and thrive. For positioning compensation in fiscal 2014 we further refined our retail peer set by reducing the number of retail peers focusing on a more select group of size-relevant retailers that bear strong operational similarities to us, that is brick-and-mortar store front retailers, internet providers, and enterprises with themed branding. The complex, size adjusted consumer/retail services peer group we believe is more reflective of companies with which we compete for executive and management talent than the peer group of our industry peers.

Our Committee believes that the consumer and retail services peer group is more representative of the caliber of executive and management talent needed to manage a high growth, multi-location, multi-product and multi-national business such as ours. For fiscal 2014, the smaller, refined retail peer set more closely reflects the talent pool from which we typically compete for talent, primarily due to the significant operational and structural similarities of those companies to us, including brick and mortar store networks and strong Internet presence. Conversely, we do not believe that employment with most of the Industry Peers provides the experience and skills necessary for our present and future needs. It may be observed that as a practical matter we in general do not compete for and /or obtain talent from our industry peers, but rather we have and continue to acquire talent from our retail peers or companies more similar to retail peers vs. Industry peers.

In order for us to expand and grow our business geographically and otherwise, and to continue to expand our efforts to market our services and products across multiple platforms, we firmly believe that we must attract and retain executive talent that has experience in multi-national, diverse companies which have effectively executed on multi-channel retail and Internet-based strategies. We believe that the delivery of our services and products, through retail outlets, over the Internet, or otherwise, is as important to our success as the services and products themselves.

Because we focus our hiring efforts on executive talent with significant experience that we deem to be relevant to our business but which may otherwise be viewed as being outside its traditionally defined “industry”, we believe that the compensation that we offer our executive talent, including our named executive officers as well as other key management personnel, must be consistent both with that “non-industry” experience as well as with the relative value offered by each executive employee to us. Accordingly, we have constructed our peer group with both our traditional “peer group” as well as other retail companies in order to benchmark the compensation of our named executive officers, as well as our other key management personnel, in order to construct a compensation structure that reflects our performance relative to both our “industry peers” as well as the companies with which we believe that we compete to retain our executive talent.

Do we recoup compensation based on performance measures that are later reduced?

We adopted a policy on April 30, 2013 that provides for recovery of an award if a performance measure used to calculate the award is subsequently adjusted in a manner that would reduce the size of the award based upon intentional malfeasance, fraud or gross misconduct committed by an executive officer. All awards granted on or after July 1, 2013, including the fiscal 2014 annual bonus, and the fiscal 2014 LTI awards are subject to this policy. Although we have not previously experienced any such restatements or adjustments, if we were to experience such an adjustment, the Committee now has the legal authority to assess circumstances relating to a potential adjustment and take such actions, as it believes to be appropriate as needed. Additionally, pursuant to the terms of their employment agreements, each of Messrs. Weiss, Underwood and Miller is subject to any compensation recoupment policy developed by our Board of Directors or the Committee that is necessary to comply with applicable law.

What is the role of our executive officers in the compensation process?

The Committee meets periodically with our Chairman and Chief Executive Officer to address executive compensation, including the rationale for our compensation programs and the efficacy of the programs in achieving our compensation objectives. The Committee invites representatives of our executive compensation consulting firm to join pertinent meetings and occasionally requests one or more other members of senior management to participate in certain meetings. Through these meetings, the Committee directs senior management and the compensation consultant to provide industry data, including levels and forms of compensation provided at peer companies, and legal, tax and financial analyses and counsel. The Committee also relies on senior management to evaluate compensation programs to assure that they are designed and implemented in compliance with laws and regulations, including SEC reporting requirements. The Committee principally relies on the recommendations of our Chairman and Chief Executive Officer regarding the performance of his direct reports. At a meeting held on June 21, 2013, the Committee received recommendations from our Chairman and Chief Executive Officer regarding salary adjustments and long-term incentive awards for fiscal 2014 for our executive officers other than himself. The Committee accepted these recommendations after concluding that the recommendations comported with the Committee’s objectives and philosophy and its evaluation of our performance, and industry and other supporting data. In this case we made no adjustments to executive officers’ annual base salary or long-term incentive awards, other than increases to Mr. Miller annual base salary and target annual bonus amounts in reflection of his new role as President and Chief Operating Officer.

Do we consider the relative risks of our compensation programs to us and our business?

When establishing and reviewing our executive compensation programs, the Committee and our Board of Directors consider whether the programs encourage risks which are reasonably likely to have a material adverse affect on us. The Committee received from its compensation consultant, Exequity, factors to consider in determining the extent to which the features of our compensation programs aggravate or mitigate risk. In reviewing these considerations, in light of the our broad-based plans, including those in which our named executive officers participate, the Committee determined that our compensation programs are not reasonably likely to have a material adverse effect on us. A review of those features and our compensation programs is highlighted below:

Risk Aggravating Feature	Our Compensation Programs
A compensation mix overly weighted toward short-term incentives	The mix of pay, and blend of equity, is appropriately balanced between fixed and variable, short- and long-term, and time and performance based.
Highly leveraged payout curves and uncapped payouts	Maximum payout levels for our annual cash bonuses upon achievement of financial goals are capped; the payout curves are appropriately calibrated to afford for reasonable leverage; there is direct alignment between pay and performance.
Unreasonable goals or thresholds	Considering our performance history, the goals and thresholds are appropriate.
Use of inappropriate metrics	Our performance-based programs consider adjusted EBITDA targets, and for our executive officers (and certain other senior executives) in fiscal 2014, targeted adjusted EPS, as well as strategic objectives as set by our Board of Directors. These metrics are within the influence of management’s performance and are aligned with stockholders’ interests.
Performance-based pay that is contingent on short performance periods, without executives having a continuing financial interest in the longer-term performance of the Company.	We have added competitive stock ownership requirements for our executive officers, effectively balancing the short-term and long-term financial stakes of our executive team in the Company. In addition, we have added stock retention requirements, further linking the long-term financial interests of our top executives to the Company’s long-term performance.

The Committee has noted that it does not believe that we engage in the practices that aggravate risk and further noted a number of design features of our annual cash bonus plan and long-term incentive plan that reduce the likelihood of excessive risk taking. For example, the Committee believes that our annual cash bonus program appropriately balances risk and the desire to focus executives on specific short-term financial goals important to our success. Furthermore, a significant portion of the compensation provided to our named executive officers is in the form of long-term equity awards that are important to help further align executives’ interests with those of our stockholders. The Committee determined and our Board of Directors concurred that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

Compensation Committee Report

Our human resources and compensation committee has reviewed and discussed the Compensation Discussion and Analysis with our management and, based on the review and discussion, recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and thereby incorporated by reference into our Annual Report on Form 10-K. Our Board of Directors accepted the recommendation of the human resources and compensation committee. This report is made by the undersigned members of the human resources and compensation committee.

Ron McLaughlin (Chair)

Michael Kooper

Edward A. Evans

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any such filing.

Human Resources and Compensation Committee Processes and Procedures

The human resources and compensation committee’s charter has been approved by our Board of Directors upon the recommendation of the corporate governance and nominating committee. The human resources and compensation committee and the corporate governance and nominating committee review the charter no less frequently than annually. Under its charter, the human resources and compensation committee’s responsibilities include:

•	reviewing and approving our goals and objectives relating to our Chairman and Chief Executive Officer’s compensation, evaluating the performance of our Chairman and Chief Executive Officer in light of such goals and objectives, and setting our Chairman and Chief Executive Officer’s compensation level, perquisites and other benefits based on this evaluation;

•	reviewing and approving our goals and objectives relating to compensation of executive officers other than our Chairman and Chief Executive Officer, and in consultation with our Chairman and Chief Executive Officer, evaluating the performance of such other executive officers in light of such goals and objectives; reviewing and approving the compensation, perquisites and other benefits including, without limitation, (i) annual base salary level, (ii) annual incentive compensation, (iii) long-term incentive compensation, (iv) employment, severance and change-in-control agreements, if any, and (v) retirement benefits, if any, for each of our executive officers, including the named executive officers, in each such case taking into account the recommendation of our Chairman and Chief Executive Officer and such other information as the human resources and compensation committee believes appropriate;

•	reviewing and approving the granting of options and other stock-based awards to our executive officers and other employees based upon such criteria as the human resources and compensation committee may determine; and administer our cash and equity incentive plans and programs and deferred compensation plan;

•	reviewing and approving the terms of any employment agreement to be executed by the Company with an executive officer, including any named executive officer, including for service as members and chairs of Board committees and as Lead Independent Director;

•	periodically reviewing and approving new compensation programs for our executive officers; reviewing annually our executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes; and establishing and periodically reviewing policies for the administration of executive Officer compensation programs;

•	reviewing and recommending to our Board of Directors the appropriate structure and amount of compensation for the non-employee Directors;

•	establishing and periodically reviewing policies in the area of senior management perquisites;

•	reviewing and recommending to the Board material changes to the Company’s employee benefit plans, cash and equity incentive compensation plans and programs and deferred compensation plans;

•	reviewing and reassessing, at least annually, the adequacy of the human resources and compensation committee charter and recommending any proposed changes to our Board and annually evaluating its own performance;

•	reviewing the Compensation Discussion and Analysis section to be included in our annual proxy statement or other report or filing, discussing the Compensation Discussion and Analysis with our management, and recommending to our Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and/or proxy statement;

•	providing a Compensation Committee Report for inclusion in our proxy statement;

•	reviewing and assessing on an annual basis any potential risk to the Company from its compensation program and policies;

•	overseeing matters relating to the outcome of stockholder advisory vote on executive compensation (“say-on-pay”), including recommending the frequency of such votes to the Board;

•	overseeing the appropriate human resources and compensation committee response to any say-on-pay advisory vote and, based on such advisory vote outcome, determine if any compensation arrangement subject to advisory voting should be modified; and

•	reviewing our succession planning process for our Chairman and Chief Executive Officer and all executive officers and making recommendations to our Board of Directors regarding succession planning issues.

In the questions and answers set forth above under the caption “— Compensation Discussion and Analysis” above, we have addressed the role of executive officers in the executive compensation process. See the question “What is the role of our executive officers in the compensation process?” under the caption “— Compensation Discussion and Analysis” above. With respect to compensation of Directors, the role of our executive officers is limited to furnishing such industry data, summaries and legal and financial analyses as the human resources and compensation committee requests from time to time.

As discussed under the caption “— Compensation Discussion and Analysis” above, our human resources and compensation committee has engaged Exequity since fiscal 2011 to provide it with peer group and industry compensation data, compensation surveys and advice on compensation best practices. The instructions given by our human resources and compensation committee to Exequity will vary yearly but typically will include a request: (i) that the firm prepare an executive compensation peer group analysis that covers our senior executives; (ii) that the firm compile current data with regard to industry compensation trends and practices; and (iii) for a recommendation as to ranges for base salary, annual incentives and long-term incentives for executives officers and Directors. Pursuant to the terms of its engagement by the human resources and compensation committee, Exequity is directed to recommend programs that are fair, reasonable and balanced and designed to attract, retain, motivate and reward executives for performance, while closely aligning the interests of executives with those of our stockholders. We paid Exequity $164,060 in the aggregate for all the services that it provided to us in fiscal 2013.

2013 Summary Compensation Table

The following table sets forth summary information concerning compensation of our principal executive officer and principal financial officer and each of the next three most highly compensated current executive officers whose total compensation (excluding any compensation as a result of a change in pension value and non-qualified deferred compensation earnings) exceeded $100,000 during fiscal 2013. We refer to these persons in this proxy statement as our named executive officers.

Name and Principal Position	Year	Salary ($)			Bonus ($)			Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)			Change in Pension Value and Nonqualified Deferred Compensation Earnings			All Other Compensation ($)(21)		Total ($)
Jeffrey A. Weiss, Chairman of the Board and Chief Executive Officer	2013 2012 2011	$ $ $	1,000,000 1,000,000 985,000		$ $	— 4,235,000 2,708,750	(4) (4)	$ $	4,200,000 2,400,000 —	$	— 2,400,000 —	$ $ $	366,333 531,333 131,333	(5) (5) (5)	$ $ $	(419,716 776,833 1,043,074	)(19) (19) (19)	$ $ $	216,683 204,186 205,413	$ $ $	5,363,300 11,547,352 5,073,570
Kenneth Schwenke, President (20)	2013 2012	$ $	700,000 338,462		$	— 659,232	(14)	$	— 600,000	$	— 450,000	$	— 50,000	(16)		— —		$ $	1,422,111 15,009	$ $	2,122,111 2,112,703
Randy Underwood, Executive Vice President and Chief Financial Officer	2013 2012 2011	$ $ $	550,000 550,000 505,000	(1) (1) (1)	$ $	— 1,240,000 909,000	(6) (6)	$	— 600,000 —	$	— 600,000 —	$ $ $	156,385 283,618 263,618	(7) (8) (9)		$336,362 — —	(19)	$ $ $	160,554 107,062 128,083	$ $ $	1,203,301 3,380,680 1,805,701
Norman Miller, Executive Vice President and Chief Operating Officer	2013 2012 2011	$ $ $	550,000 550,000 505,000	(1) (1) (1)	$ $	— 1,240,000 909,000	(10) (10)	$	— 600,000 —	$	— 600,000 —	$ $ $	156,385 283,618 263,618	(11) (12) (13)		— — —		$ $ $	44,994 36,274 22,550	$ $ $	751,379 3,309,892 1,700,168
Michael Coury, Chief Information Officer	2013 2012	$ $	450,000 425,000		$	— 525,000	(15)	$	— 173,800	$	— 65,000	$ $	112,125 114,017	(17) (18)		— —		$ $	37,850 12,312	$ $	599,975 1,315,129

(1)	Includes salary deferred by the named executive officer under our Deferred Compensation Plan. Payment of such salary is deferred until retirement, or in some instances, until a specified date prior to retirement.

(2)	The amounts shown in this column reflect the aggregate grant date fair value for stock awards granted in fiscal 2011, fiscal 2012 and fiscal 2013, in accordance with FASB ASC Topic 718, pursuant to our equity compensation plans. The valuation assumptions used in the calculation of this amount are described in Note 4 to our financial statements included in our Annual Report on Form 10-K for fiscal 2011, fiscal 2012 and fiscal 2013.

(3)	The amounts shown in this column reflect the aggregate grant date fair value for option awards granted in fiscal 2011, fiscal 2012 and fiscal 2013, in accordance with FASB ASC Topic 718, pursuant to our equity compensation plans. The valuation assumptions used in the calculation of this amount are described in Note 4 to our financial statements included in our Annual Report on Form 10-K for fiscal 2011, fiscal 2012 and fiscal 2013.

(4)	Consists of (i) for fiscal 2012, (x) $2,500,000 cash bonus award pursuant to our annual cash bonus program, (y) $750,000 discretionary bonus award and (z) the payment of the $985,000 cash award under the terms of Mr. Weiss’ prior employment agreement and (ii) for fiscal 2011, (x) $1,723,750 cash bonus award pursuant to our annual cash bonus program, and (y) the payment of the $985,000 cash award under the terms of Mr. Weiss’ prior employment agreement.

(5)	Consists of (i) for fiscal 2013, (x) the vesting and payment of $131,333 of the $394,000 long-term cash incentive awarded in fiscal 2010 and (y) the vesting and payment of $235,000 of the $1,200,000 long-term cash incentive awarded in fiscal 2012 and (ii) for fiscal 2012, (x) the vesting and payment of $131,333 of the $394,000 long-term cash incentive awarded in fiscal 2010 and (y) the vesting and payment of $400,000 of the $1,200,000 long-term cash incentive awarded in fiscal 2012 and (iii) for fiscal 2011, the vesting and payment of $131,333 of the $394,000 long-term cash incentive awarded in fiscal 2010. The $235,000 portion of the long-term cash incentive was awarded effective July 1, 2011 and was conditioned upon achieving the fiscal 2013 annual adjusted EBITDA target and/or strategic objectives as established by our

Board of Directors. The Board of Directors determined that the financial-based portion of the award had not been met. This amount represents the time-based and non-financial portion of the award only.

(6)	Consists of (i) for fiscal 2012, (x) $990,000 cash bonus award pursuant to our annual cash bonus program and (y) a $250,000 discretionary bonus award, and (ii) for fiscal 2011, a $909,000 cash bonus award pursuant to our annual cash bonus program.

(7)	Consists of (i) the vesting and payment of $58,750 of the $300,000 long-term cash incentive awarded in fiscal 2012; (ii) the vesting and payment of $97,635 of the $292,905 long-term cash incentive awarded in fiscal 2011. The $58,750 portion of the long-term cash incentive was awarded effective July 1, 2011 and was conditioned upon achieving the fiscal 2013 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The Board of Directors determined that the financial-based portion of the award had not been met. This amount represents the time-based and non-financial portion of the award only. The $97,635 portion of the long-term cash incentive was awarded effective July 1, 2010 and was conditioned upon achieving the fiscal 2011 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The human resources and compensation committee and the Board of Directors determined that we met the strategic objectives for fiscal 2011 and, accordingly, these awards vested.

(8)	Consists of (i) the vesting and payment of $100,000 of the $300,000 long-term cash incentive awarded in fiscal 2012; (ii) the vesting and payment of $97,635 of the $292,905 long-term cash incentive awarded in fiscal 2011, and (iii) the vesting and payment of $85,983 of the $257,950 long-term cash incentive awarded in fiscal 2010. The $100,000 portion of the long-term cash incentive was awarded effective July 1, 2011 and was conditioned upon achieving the fiscal 2012 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The $97,635 portion of the long-term cash incentive was awarded effective July 1, 2010 and was conditioned upon achieving the fiscal 2011 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The $85,983 portion of the long-term cash incentive was awarded effective July 1, 2009 and was conditioned upon achieving the fiscal 2010 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The human resources and compensation committee and the Board of Directors determined that we met the strategic objectives for fiscal 2012 and, accordingly, these awards vested.

(9)	Consists of (i) the vesting and payment of $97,635 of the $292,905 long-term cash incentive awarded in fiscal 2011; (ii) the vesting and payment of $85,983 of the $257,950 long-term cash incentive awarded in fiscal 2010, and (iii) the vesting and payment of $80,000 of the $240,000 long-term cash incentive granted in fiscal 2009. The $97,635 portion of the long-term cash incentive was awarded effective July 1, 2010 and was conditioned upon achieving the fiscal 2011 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The $85,983 portion of the long-term cash incentive was awarded effective July 1, 2009 and was conditioned upon achieving the fiscal 2010 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The $80,000 portion of the long-term cash incentive was granted effective July 1, 2008 and was conditioned upon achieving the fiscal 2009 strategic objectives as established by our Board of Directors. The human resources and compensation committee and the Board of Directors determined that we met the strategic objectives for fiscal 2011 and, accordingly, these awards vested.

(10)	Consists of (i) for fiscal 2012, (x) $990,000 cash bonus award pursuant to our annual cash bonus program and (y) a $250,000 discretionary bonus award, and (ii) for fiscal 2011, a $909,000 cash bonus award pursuant to our annual cash bonus program.

(11)

Consists of (i) the vesting and payment of $58,750 of the $300,000 long-term cash incentive awarded in fiscal 2012; (ii) the vesting and payment of $97,635 of the $292,905 long-term cash incentive awarded in fiscal 2011. The $58,750 portion of the long-term cash incentive was awarded effective July 1, 2011 and was conditioned upon achieving the fiscal 2013 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The Board of Directors determined that the financial-based portion of the award had not been met. This amount represents the time-based and non-financial portion of the award only. The $97,635 portion of the long-term cash incentive was awarded effective July 1, 2010 and was conditioned upon achieving the fiscal 2011 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The human resources and compensation committee and the Board of Directors determined that we met the strategic objectives for fiscal 2011 and, accordingly, these awards vested.

(12)	Consists of (i) the vesting and payment of $100,000 of the $300,000 long-term cash incentive awarded in fiscal 2012; (ii) the vesting and payment of $97,635 of the $292,905 long-term cash incentive awarded in fiscal 2011, and (iii) the vesting and payment of $85,983 of the $257,950 long-term cash incentive awarded in fiscal 2010. The $100,000 portion of the long-term cash incentive was awarded effective July 1, 2011 and was conditioned upon achieving the fiscal 2012 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The $97,635 portion of the long-term cash incentive was awarded effective July 1, 2010 and was conditioned upon achieving the fiscal 2011 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The $85,983 portion of the long-term cash incentive was awarded effective July 1, 2009 and was conditioned upon achieving the fiscal 2010 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The human resources and compensation committee and the Board of Directors determined that we met the strategic objectives for fiscal 2012 and, accordingly, these awards vested.

(13)	Consists of (i) the vesting and payment of $97,635 of the $292,905 long-term cash incentive awarded in fiscal 2011; (ii) the vesting and payment of $85,983 of the $257,950 long-term cash incentive awarded in fiscal 2010, and (iii) the vesting and payment of $80,000 of the $240,000 long-term cash incentive granted in fiscal 2009. The $97,635 portion of the long-term cash incentive was awarded effective July 1, 2010 and was conditioned upon achieving the fiscal 2011 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The $85,983 portion of the long-term cash incentive was awarded effective July 1, 2009 and was conditioned upon achieving the fiscal 2010 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The $80,000 portion of the long-term cash incentive was granted effective July 1, 2008 and was conditioned upon achieving the fiscal 2009 strategic objectives as established by our Board of Directors. The human resources and compensation committee and the Board of Directors determined that we met the strategic objectives for fiscal 2011 and, accordingly, these awards vested.

(14)	Consists of (i) $609,232 cash bonus award pursuant to our annual cash bonus program and (ii) the vesting and payment of $50,000 of a $150,000 signing bonus award granted upon Mr. Schwenke’s appointment as our President during fiscal 2012.

(15)	Consists of (i) a $425,000 cash bonus award pursuant to our annual cash bonus program and (ii) a $100,000 retention bonus paid to Mr. Coury on August 31, 2012.

(16)	Consists of the vesting and payment of $50,000 of the $150,000 long-term cash incentive awarded in fiscal 2012. The $50,000 portion of the long-term cash incentive was awarded effective November 14, 2011 and was conditioned upon achieving the fiscal 2012 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The human resources and compensation committee and the Board of Directors determined that we met the strategic objectives for fiscal 2012 and, accordingly, this award vested.

(17)	Consists of (i) the vesting and payment of $32,500 of the $130,000 long-term cash incentive awarded in fiscal 2012; (ii) the vesting and payment of $43,333 of the $130,000 long-term cash incentive awarded in fiscal 2011 and (iii) the vesting and payment of $36,291 of the $108,874 long-term cash incentive awarded in fiscal 2010. The $32,500 portion of the long-term cash incentive was awarded effective July 1, 2012 and was conditioned upon achieving the fiscal 2013 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The Board of Directors determined that the financial-based portion of the award had not been met. This amount represents the time-based and non-financial portion of the award only. The $43,333 portion of the long-term cash incentive was awarded effective July 1, 2011 and was conditioned upon achieving the fiscal 2012 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The $36,291 portion of the long-term cash incentive was awarded effective July 1, 2010 and was conditioned upon achieving the fiscal 2011 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The human resources and compensation committee and the Board of Directors determined that we met the strategic objectives for fiscal 2012 and, accordingly, these awards vested.

(18)	Consists of (i) the vesting and payment of $43,333 of the $130,000 long-term cash incentive awarded in fiscal 2011; (ii) the vesting and payment of $36,291 of the $108,874 long-term cash incentive awarded in fiscal 2010 and (iii) the vesting and payment of $34,393 of the $77,385 long-term cash incentive awarded in fiscal 2010. The $43,333 portion of the long-term cash incentive was awarded effective July 1, 2011 and was conditioned upon achieving the fiscal 2012 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The $36,291 portion of the long-term cash incentive was awarded effective July 1, 2010 and was conditioned upon achieving the fiscal 2011 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The $34,393 portion of the long-term cash incentive was awarded effective July 1, 2009 and was conditioned upon achieving the fiscal 2010 annual adjusted EBITDA target and/or strategic objectives as established by our Board of Directors. The human resources and compensation committee and the Board of Directors determined that we met the strategic objectives for fiscal 2012 and, accordingly, these awards vested.

(19)	This amount reflects the present value of the certain post-retirement awards to which Mr. Weiss and Mr. Underwood are entitled under the terms of their employment agreements (the capstone award and incremental capstone award, with respect to Mr. Weiss, and the retention bonus and incremental retention bonus, with respect to Mr. Underwood), as if such individuals retired as of June 30, 2011 and December 31, 2012, respectively, the dates upon which they first become eligible for their respective awards). For more information on these post-retirement benefits, see “Compensation Discussion and Analysis—What are the principal components of our executive compensation programs?” above. Mr. Weiss and Mr. Underwood were entitled to the capstone award and the retention bonus, respectively, under employment agreements that were effective prior to fiscal 2010. As a result of new employment agreements entered into in fiscal 2010, Mr. Weiss became entitled to the incremental capstone award and Mr. Underwood entitled to the incremental retention bonus. The amounts for Mr. Weiss for fiscal 2011, fiscal 2012 and fiscal 2013 represent changes in the present value of the capstone award and the incremental capstone award, and the amount for Mr. Underwood in fiscal 2013 represents the changes in the present value of the retention and incremental retention bonus.

(20)	Mr. Schwenke resigned his employment effective June 30, 2013.

(21)	Includes the following additional compensation:

Name	Year	401(k) Match		Amounts Paid or Accrued Pursuant to Severance Benefits (a)	Discretionary Deferred Compensation Contributions		Life Insurance(b)		Perquisites(c)
Jeffery A. Weiss	2013 2012 2011	$ $ $	10,200 10,000 8,616	— — —		— — —	$ $ $	139,657 151,782 132,570	$ $ $	66,826 42,404 64,227
Kenneth Schwenke	2013 2012		— —	$1,392,531 —		— —		$2,400 —	$ $	27,180 15,009
Randy Underwood	2013 2012 2011	$ $ $	10,200 10,000 8,134	— — —	$	— — 1,666	$ $ $	2,863 7,960 7,110	$ $ $	147,491 89,102 111,173
Norman Miller	2013 2012 2011	$ $ $	10,200 10,000 2,385	— — —	$	— — 5,865	$ $ $	1,209 2,520 2,300	$ $ $	33,585 23,754 12,000
Michael Coury	2013 2012	$ $	10,261 12,225	— —		— —	$ $	703 990	$ $	16,886 12,312

(a)	Mr. Schwenke resigned his employment effective June 30, 2013.

(b)	Consists of premiums paid by us for life insurance for which we are not the named beneficiary under this policy.

(c)	Includes the following perquisites:

Name	Year	Automobile(i)		Country Club(ii)		Housing Allowance(iii)		Benefits Allowance(iv)		Personal Expenses
Jeffery A. Weiss	2013 2012 2011	$ $ $	4,693 774 2,754	$ $ $	39,155 18,300 46,855		— — —		— — —	$ $ $	22,978 23,330 14,618	(v) (v) (v)
Kenneth Schwenke	2013 2012	$ $	27,180 15,009		— —		— —		— —		— —
Randy Underwood	2013 2012 2011	$ $ $	28,986 24,197 24,000		— — —	$ $ $	36,000 36,000 36,000	$ $ $	82,505 28,905 51,173		— — —
Norman Miller	2013 2012 2011	$ $ $	33,585 23,754 12,000		— — —		— — —		— — —		— — —
Michael Coury	2013 2012	$ $	16,886 12,312		— —		— —		— —		— —

(i)	Includes the expenses associated with the use of a car paid by us in the case of Mr. Weiss. In calculating these benefits, we took the annual cost of the car to us (which includes leasing and management fees, administrative fees, maintenance and gas costs). Messrs. Schwenke, Underwood, Miller and Coury received an annual car allowance in addition to maintenance and gas costs.

(ii)	Includes the personal benefits associated with the use of country club memberships paid by us. In calculating this benefit, we took the annual cost of the applicable country club membership and multiplied it by the percent of personal use claimed by the executive.

(iii)	Mr. Underwood receives a monthly housing allowance.

(iv)	Mr. Underwood receives a monthly benefits allowance for the reimbursement of life and long-term disability insurance premiums and in fiscal 2011 and fiscal 2013 a tax gross-up allowance for allowances received.

(v)	Represents personal tax and legal services paid by us.

Fiscal 2013 Grants of Plan Based Awards

The following table sets forth information regarding grants of plan based awards to our named executive officers for fiscal 2013 and, with respect to non-equity incentive plan awards, represents the threshold, target and maximum payouts designated under our annual bonus plans discussed above under “— Compensation Discussion and Analysis” in the Proxy Statement.

Name	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)		Target ($)		Maximum ($)
Jeffrey A. Weiss		$125,000	(1)	$1,250,000	(1)	$2,500,000	(1)	—	—	—	—
	7/2/2012	—		—		—		228,261	—	—	$4,200,000
Kenneth Schwenke		$63,000	(1)	$630,000	(1)	$1,400,000	(1)	—	—	—	—
Randy Underwood		$49,500	(1)	$495,000	(1)	$990,000	(1)	—	—	—	—
Norman Miller		$49,500	(1)	$495,000	(1)	$990,000	(1)	—	—	—	—
Michael Coury		$22,500	(1)	$225,000	(1)	$450,000	(1)	—	—	—	—

(1)	Includes the fiscal 2013 threshold, target and maximum payouts designated under our annual cash bonus program. For a discussion of the terms of our annual cash bonus program and the amount earned thereunder by the named executive officer during fiscal 2013, see “— Compensation Discussion and Analysis — Annual Bonus” above.

Narrative Disclosure Relating to 2013 Summary Compensation Table and 2013 Grants of Plan-Based Awards Table

As required by the rules of the Securities and Exchange Commission, the information set forth above under “— 2013 Summary Compensation Table” and the “— 2013 Grants of Plans-Based Awards Table” reflects not only compensation earned and paid in the respective fiscal year, but also amounts representing the opportunity to earn future compensation under performance-driven compensation incentives that may be forfeited based on future performance and/or time vesting. As a result of mixing compensation earned/paid and contingent compensation, the “total” shown under “— 2013 Summary Compensation Table” includes amounts that the named executive officers may never receive.

We have employment agreements with each of our named executive officers who is currently employed by us. The material terms of each employment agreement are summarized below, except that termination payments provided under each agreement are summarized below under the heading “— Potential Payments Upon Termination or Change of Control.” In addition, pursuant to each employment agreement, each named executive officer is eligible to receive annual cash incentive awards if performance objectives established by our Board of Directors and/or human resources and compensation committee are met and to receive future equity grants under such long-term incentive programs as we may maintain from time to time. See “— Compensation Discussion and Analysis” above for more information on our long term incentive program.

Jeffrey A. Weiss

The information set forth above under “— 2013 Summary Compensation Table” and the “— 2013 Grants of Plans-Based Awards Table” reflects compensation for the applicable periods as provided for in the employment agreement entered into by us and Mr. Weiss, our Chief Executive Officer, on September 7, 2011, amended May 8, 2013, which we refer to as the 2011 Weiss Agreement. The 2011 Weiss Agreement replaced a prior employment agreement dated October 30, 2009, which we refer to as the 2009 Weiss Agreement.

May 8, 2013 Amendment of 2011 Weiss Agreement

On May 8, 2013, we and Mr. Weiss amended his employment agreement to eliminate Mr. Weiss’ right to receive, and the Company’s obligation to pay, a tax gross-up payment intended to place Mr. Weiss in the same after-tax position he would be in if no excise tax were payable in the event Mr. Weiss receives parachute payments within the meaning of section 280G of the Internal Revenue Code. Specifically, the 2011 Weiss Agreement was amended to 1) eliminate the tax gross-up payment, and 2) provide that if the total after-tax payments Mr. Weiss could receive would be increased by a reduction of the total parachute payments payable to him, then such reduction shall be made. The Amendment was approved by the Company’s Board of Directors and its Human Resources and Compensation Committee.

2011 Weiss Agreement

On September 7, 2011, we and Mr. Weiss entered into the 2011 Weiss Agreement, which replaced the 2009 Weiss Agreement. The initial term of the 2011 Weiss Agreement expires on December 31, 2014, after which time our Board of Directors, in its sole discretion, may renew the agreement for successive one-year periods unless either party provides a notice of nonrenewal.

Under the terms of the 2011 Weiss Agreement, Mr. Weiss receives an annual base salary of $1,000,000, effective July 1, 2011, and an annual target bonus opportunity based on the achievement of certain objectives, as determined by the human resources and compensation committee, equal to 125% of his base salary, with the ability to receive a maximum bonus of 250% of his base salary.

On September 7, 2011, pursuant to terms of the 2011 Weiss Agreement, Mr. Weiss received an award under our long term incentive plan having a grant date value, determined in accordance with United States generally accepted accounting principles, of $6,000,000, one half of which constitutes an award with respect to fiscal 2012 and the other half of which constitutes an award with respect to fiscal 2013. The award consists of non-qualified stock options having a grant date value of $2,400,000, restricted stock units having a grant date value of $2,400,000, and $1,200,000 in cash. Restricted stock units and non-qualified stock options granted pursuant to the award vest ratably on a quarterly basis over a three-year period beginning on October 1, 2011, subject to Mr. Weiss remaining continuously employed with us through the applicable vesting dates. Cash awards granted pursuant to the award vest ratably on an annual basis over a three-year period, with one-third of such award vesting on each of June 30, 2012, June 30, 2013 and June 30, 2014, subject to Mr. Weiss remaining continuously employed with us through the applicable vesting date and, with respect to $720,000 of the cash award, subject to performance conditions established by the human resources and compensation committee as described in “Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Long-Term Incentive Compensation” above.

Mr. Weiss is not entitled under the terms of the 2011 Weiss Agreement to receive any additional awards under our long term incentive plan until July 1, 2013. For fiscal years beginning on and after July 1, 2013, Mr. Weiss will be eligible to receive additional awards under our long term incentive plan having an annualized aggregate grant date value, determined in accordance with United States generally accepted accounting principles, of at least $3,000,000. Such awards will consist of cash, stock options, restricted stock units and/or any other equity award, or combination thereof, and shall have vesting conditions, in each case as determined by the human resources and compensation committee.

All outstanding plan awards granted to Mr. Weiss pursuant to the 2011 Weiss Agreement will vest immediately upon a change in control. See “— Potential Payments Upon Termination or Change of Control- Jeffrey A. Weiss” below.

In recognition of Mr. Weiss’ service on our Board of Directors, including his service as Chairman, and in recognition of Mr. Weiss’ prior and future service to us as our Chief Executive Officer, Mr. Weiss is also eligible under the terms of the 2011 Weiss Agreement to receive a supplemental cash bonus with a targeted aggregate value of $2,000,000. Mr. Weiss is eligible to earn one half of such supplemental bonus on December 31, 2013, and the remainder of such bonus on December 31, 2014, subject to Mr. Weiss remaining continuously employed with us through such vesting dates. Additionally, payment of 25% of the supplemental bonus is subject to the satisfaction of non-financial objectives and payment of 75% of the supplemental bonus is subject to the satisfaction of cumulative adjusted EBITDA targets, in each case as determined by the human resources and compensation committee and based on the period beginning July 1, 2011 and ending on the applicable vesting date, as described under “Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Other Compensation” above. Any unpaid portion of the supplemental cash bonus will become fully vested as of the effective date of the termination of Mr. Weiss’ employment by us without cause or by Mr. Weiss for good reason and will be immediately payable in a lump sum.

Pursuant to the terms of the 2011 Weiss Agreement, on July 2, 2012, Mr. Weiss received a supplemental restricted stock unit award with a grant date value of $4,200,000. Such restricted stock unit award vests in substantially equal monthly installments on the last day of each month beginning on July 31, 2012 and ending on December 31, 2014, provided that Mr. Weiss is employed by us on such dates. The vested shares subject to the supplemental restricted stock unit award will generally be delivered to Mr. Weiss on January 2, 2015. The supplemental restricted stock unit award will become fully vested as of the effective date of the termination of Mr. Weiss’ employment by us without cause or by Mr. Weiss for good reason.

In addition, in recognition of Mr. Weiss’ service on our board, including his service as Chairman, and in recognition of Mr. Weiss’ prior and future service to us, Mr. Weiss is entitled pursuant to the terms of his employment agreement to receive certain supplemental retirement benefits. See “Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Other Compensation” above.

Under the 2011 Weiss Agreement, we provide Mr. Weiss with health, welfare and tax qualified retirement benefits generally available to our other senior management employees and, in addition: (i) a leased automobile; (ii) reimbursement of up to $100,000 annually for the payment of premiums for term life and/or disability insurance; (iii) reimbursement of tax and financial planning costs, not to exceed $15,000 annually; (iv) a

Company-purchased or self-insured term life insurance policy on the life of Mr. Weiss with a face amount of $4.2 million insuring the period from the date of the agreement through July 1, 2012; (v) uninsured medical and dental costs, not to exceed $15,000 annually; and (vi) five weeks paid vacation.

2009 Weiss Agreement

Under the terms of the 2009 Weiss Agreement, Mr. Weiss received an annual base salary of $985,000, subject to increase as determined by our Board of Directors or the human resources and compensation committee, and was eligible to receive an annual target bonus opportunity based on the achievement of certain objectives, as determined by the human resources and compensation committee, equal to 125% of his base salary, with the ability to receive a maximum bonus of 175% of his base salary.

The 2009 Weiss Agreement also provided that, if Mr. Weiss was employed by us as of June 30 of each year during the initial term of his employment agreement, Mr. Weiss was also entitled to receive an award equal to 200% of his base salary for such completed fiscal year, one-half of which was payable in cash, which we refer to as the cash awards, and one-half of which was payable in a combination of restricted stock units, non-qualified stock options and cash, which we refer to as the plan awards.

The cash awards were payable upon (i) the appointment by our Board of Directors of Mr. Weiss’ permanent successor as Chief Executive Officer of the Company, (ii) in a given year if our Board of Directors concluded, in its reasonable discretion, that satisfactory progress has been achieved by Mr. Weiss in planning for the succession of his Chief Executive Officer position, or (iii) upon a change of control, in each case subject to the condition that Mr. Weiss had remained continuously employed by us through such date. On each of July 28, 2010 and July 27, 2011, the human resources and compensation committee approved the grant to Mr. Weiss of a cash award for an amount equal to his then-current base salary of $985,000, and determined that the requisite succession planning conditions had been met and that such cash award was immediately payable to Mr. Weiss as of each of such dates with respect to fiscal 2010 and fiscal 2011, respectively.

As required by the terms of the 2009 Weiss Agreement, each plan award granted to Mr. Weiss was apportioned between restricted stock units, non-qualified stock options and cash in the same proportion as other members of our management that participate in our long term incentive plan. The plan awards in the form of restricted stock units and stock options vest ratably on a quarterly basis over a three-year period from the grant date provided Mr. Weiss remains continuously employed by us through such dates. The cash component of the plan awards vest annually over a three-year period from the grant date, provided that we meet adjusted EBITDA targets and/or other strategic objectives as determined by our Board of Directors.

Notwithstanding the foregoing, all outstanding plan awards granted to Mr. Weiss will vest immediately upon a change in control, which is discussed in more detail below under “— Potential Payments Upon Termination or Change of Control — Jeffrey A. Weiss” below.

Under the 2009 Weiss Agreement, we provided him with health, welfare and tax qualified retirement benefits generally available to our other senior management employees and, in addition: (i) a leased automobile; (ii) reimbursement of up to $100,000 annually for the payment of premiums for a life insurance policy on Mr. Weiss of which his designees are the beneficiaries; (iii) reimbursement of tax and financial planning costs, not to exceed $15,000 annually; (iv) uninsured medical and dental costs, not to exceed $15,000 annually; and (v) five weeks paid vacation.

Kenneth Schwenke

On November 14, 2011, we entered into an employment agreement with Mr. Schwenke, which we refer to as the 2011 Schwenke Agreement, in connection with his employment as our President. The initial term of Mr. Schwenke’s employment agreement was to expire on December 31, 2014, after which time our Board of Directors, in its sole discretion, could renew the agreement for successive one-year periods.

Pursuant to the 2011 Schwenke Agreement, Mr. Schwenke was entitled to receive an annual base salary of $550,000, and an annual target bonus opportunity based on the achievement of overall corporate performance objectives, to be determined by the human resources and compensation committee, equal to 90% of his base salary, with the ability to receive a maximum bonus of 180% of his base salary. On June 21, 2012, based upon data from our compensation consultant, the human resources and compensation committee approved an increase in Mr. Schwenke’s base salary to $700,000 commencing on July 1, 2012, and also increased Mr. Schwenke’s annual target bonus opportunity to 100% of his base salary, with the ability to receive a maximum bonus of 200% of his base salary.

Mr. Schwenke’s employment agreement provided for a signing bonus in an aggregate amount equal to $150,000, payable to Mr. Schwenke in one-third installments if he remains employed by us through each of December 15, 2011, 2012 and 2013.

Mr. Schwenke was eligible under the 2011 Schwenke Agreement to receive awards under our long term incentive plan having an annualized aggregate grant date value, determined in accordance with United States generally accepted accounting principles, of at least $750,000. Such awards were to consist of cash, stock options, restricted stock units and/or any other equity award, or combination thereof, and shall have vesting conditions, in each case as determined by the human resources and compensation committee.

Mr. Schwenke resigned his employment with the Company effective June 30, 2013.

2013 Schwenke Separation and Release agreement

On June 21, 2013 the Company and Mr. Schwenke, entered into a Separation and Release Agreement that provides for Mr. Schwenke’s separation from employment with the Company and all of its subsidiaries and affiliates. As a result, Mr. Schwenke ceased to be the President and an executive officer of the Company and all of its subsidiaries and affiliates and his employment terminated as of the close of business on June 30, 2013. In accordance with the 2011 Schwenke Employment agreement, and in connection with the termination of his employment and in consideration for the execution of the release agreement, Mr. Schwenke will:

•	continue to be paid his base salary at the annual rate of $700,000 through July 10, 2013 and thereafter for a period of twelve months, such salary continuation payments to be made in bi-weekly installments;

•	will receive an aggregate amount equal to $500,000 in satisfaction of the payment provided for in Section 5(d)(ii) of the Schwenke Employment Agreement, such payment to be made in twelve equal monthly installments over the twelve-month period commencing on the Termination Date (the “Severance Period”); and

•	will have the option, if the Executive elects to receive continuation coverage under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), to be entitled to the monthly waiver by the Company of the COBRA premium costs of medical, prescription, dental and vision coverage, as applicable, under the Company’s group health plans (as in effect from time to time) for the Executive and, to the extent permitted under COBRA, the Executive’s spouse and eligible dependents, in the monthly amount paid by the Company towards the group health coverage of active Company employees for the duration of the Severance Period.

In addition, in accordance with the 2011 Schwenke Employment agreement, and in connection with the termination of his employment and in consideration for the execution of the release agreement, the company will:

•	for the duration of the Severance Period, continue to pay the monthly premiums (or otherwise reimburse the Executive for the cost of such premiums) applicable to the Executive’s life insurance coverage as in effect on the Termination Date;

•	continue to pay Executive his car lease or car allowance (as applicable) through July 10, 2013 and thereafter for a period of twelve months, at the monthly rate of $2,000;

•	cause any stock options previously granted to the Executive which are vested as of the Termination Date to remain exercisable until the earliest to occur of: (i) the one year anniversary of the Termination Date, (ii) the otherwise applicable expiration date of the applicable stock option, or (iii) the ten year anniversary of the date of grant of the applicable stock option;

•	pay Executive any unpaid base salary and vacation time earned or accrued through the Termination Date with any such amounts paid on the first regularly scheduled payroll date following the Termination Date, and reimburse Executive any unpaid expenses properly incurred by Executive through the Effective Date with any such amounts paid on the first regularly scheduled payroll date following the Effective Date;

•	pay Executive $50,000 in satisfaction of the last installment of the signing bonus provided for in Section 4(c) of the Employment Agreement, with such amount paid on the first regularly scheduled payroll date following the Termination Date; and

•	pay Executive $50,000 in respect of the cash award under the Company’s Long Term Incentive Compensation Program granted as of November 14, 2011 which, with such amount paid on the first regularly scheduled payroll date following the Termination Date.

Mr. Schwenke and the Company executed the Separation and Release Agreement and this action was reviewed and approved by the Board.

Randy Underwood

The information set forth above under “— 2013 Summary Compensation Table” and the “— 2013 Grants of Plans-Based Awards Table” reflects compensation for the applicable periods as provided for in the employment agreement entered into between us and Mr. Underwood, our Executive Vice President and Chief Financial Officer, on September 7, 2011, which we refer to as the 2011 Underwood Agreement. The 2011 Underwood Agreement replaced a prior employment agreement dated May 17, 2010, which we refer to as the 2010 Underwood Agreement.

2011 Underwood Agreement

The initial term of the 2011 Underwood Agreement expires on December 31, 2014, after which time our Board of Directors, in its sole discretion, may renew the agreement for successive one-year periods.

Pursuant to the 2011 Underwood Agreement, Mr. Underwood receives an annual base salary of $550,000 and an annual target bonus opportunity based on the achievement of overall corporate performance objectives, to be determined by the human resources and compensation committee, equal to 90% of his base salary, with the ability to receive a maximum bonus of 180% of his base salary.

Under the terms of the 2011 Underwood Agreement, Mr. Underwood received an award under our long term incentive plan having a grant date value, determined in accordance with United States generally accepted accounting principles, of $1,500,000, one half of which constitutes an award with respect to fiscal 2012 and the other half of which constitutes an award with respect to fiscal 2013. The award consists of non-qualified stock options having a grant date value of $600,000, restricted stock units having a grant date value of $600,000, and $300,000 in cash. Restricted stock units and non-qualified stock options granted pursuant to the award vest ratably on a quarterly basis over a three-year period beginning on October 1, 2011, subject to Mr. Underwood remaining continuously employed with us through the applicable vesting dates. Cash awards granted pursuant to the award vest ratably on an annual basis over a three-year period, with one-third of such award vesting on each of June 30, 2012, June 30, 2013 and June 30, 2014, subject to Mr. Underwood remaining continuously employed with us through the applicable vesting date and, with respect to $180,000 of the cash award, subject to performance conditions established by the human resources and compensation committee as discussed under “Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Long-Term Incentive Compensation” above.

Mr. Underwood was not entitled under the terms of the 2011 Underwood Agreement to receive any additional awards under our long term incentive plan until July 1, 2013. For fiscal years beginning on and after July 1, 2013, Mr. Underwood will be eligible to receive additional awards under our long term incentive plan having an annualized aggregate grant date value, determined in accordance with United States generally accepted accounting principles, of at least $750,000. Such awards will consist of cash, stock options, restricted stock units and/or any other equity award, or combination thereof, and shall have vesting conditions, in each case as determined by the human resources and compensation committee.

In recognition of Mr. Underwood’s prior and future service to our Company, Mr. Underwood is also eligible under the terms of the 2011 Underwood Agreement to receive a supplemental cash bonus with a targeted aggregate value of $1,500,000. Mr. Underwood is eligible to earn one half of such supplemental bonus on December 31, 2013, and the remainder of such bonus on December 31, 2014, subject to Mr. Underwood remaining continuously employed with us through such vesting dates. Additionally, payment of 25% of the supplemental bonus is subject to the satisfaction of non-financial objectives and payment of 75% of the supplemental bonus is subject to the satisfaction of cumulative adjusted EBITDA targets, in each case as determined by the human resources and compensation committee and based on the period beginning July 1, 2011 and ending on the applicable vesting date, as described under “Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Other Compensation” above. Any unpaid portion of the supplemental cash bonus will become fully vested as of the effective date of the termination of Mr. Underwood’s employment by us without cause or by Mr. Underwood for good reason and will be immediately payable in a lump sum.

In addition, in recognition of Mr. Underwood’s prior and future service to us, Mr. Underwood will be entitled pursuant to the terms of the 2011 Employment Agreement to receive certain supplemental retirement benefits. See “Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Other Compensation” above. Mr. Underwood is also entitled to receive retiree medical coverage upon the termination of his employment with us for any reason.

2010 Underwood Agreement

Under the terms of the 2010 Underwood Agreement, Mr. Underwood received an annual base salary of $505,000, subject to increase as determined by our Board of Directors or the human resources and compensation committee, and an annual target bonus opportunity based on the achievement of certain metrics, as determined by the human resources and compensation committee, equal to 90% of his base salary, with the ability to receive a maximum bonus of 180% of his base salary.

As provided for in the 2010 Underwood Agreement, Mr. Underwood was also entitled to receive annual awards under our long term incentive plans that are at a level commensurate with his position within our organization and with other comparable senior executives. The awards to Mr. Underwood under our long term incentive plan were required to consist of 20% non-qualified stock options, 40% restricted stock units and 40% cash, based on the value of the awards. The long term incentive plan awards for each of fiscal 2011 and fiscal 2010 received by Mr. Underwood and reflected under “— 2013 Summary Compensation Table” and “— Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Long Term Incentive Compensation” above are consistent with the terms of the 2010 Underwood Agreement.

Norman Miller

The information set forth above under “— 2013 Summary Compensation Table” and the “— 2013 Grants of Plans-Based Awards Table” reflects compensation for the applicable periods as provided for in the employment agreement entered into between us and Mr. Miller, our President and Chief Operating Officer, on September 7, 2011, amended on June 21, 2013, which we refer to as the 2011 Miller Agreement. The 2011 Miller Agreement replaced a prior employment agreement dated May 14, 2008, which we refer to as the 2008 Miller Agreement.

June 21, 2013 amendment to the 2011 Miller Agreement

On June 21, 2013, we and Mr. Miller amended his employment agreement to reflect his appointment as our President and Chief Operating Officer effective as of the close of business on June 21, 2013. Mr. Miller will retain his position as Chief Operating Officer. Specifically, the 2011 Miller Agreement was amended to state that Executive shall be employed as our President and Chief Operating Officer and shall oversee, direct and manage all global retail financial services operations within the United States, Canada and United Kingdom and all of our corporate marketing, reporting to our Chief Executive Officer. In addition, the 2011 Miller Agreement was amended to state that Mr. Miller’s base salary compensation will be no less than $700,000 per annum, effective July 1, 2013, and the annual bonus target will be 100% of the executive’s base salary, not to exceed 200% of the executive’s base salary, subject to the leverage curve and metrics as determined by the Committee. The Amendment was duly ratified, confirmed in all respects, and executed on June 21, 2013.

2011 Miller Agreement

The initial term of the 2011Miller Agreement expires on December 31, 2014, after which time our Board of Directors, in its sole discretion, may renew the agreement for successive one-year periods.

Pursuant to the 2011 Miller Agreement, Mr. Miller receives an annual base salary of $550,000 and an annual target bonus opportunity based on the achievement of overall corporate performance objectives, to be determined by the human resources and compensation committee, equal to 90% of his base salary, with the ability to receive a maximum bonus of 180% of his base salary.

Under the terms of the 2011 Miller Agreement, Mr. Miller received an award under our long term incentive plan having a grant date value, determined in accordance with United States generally accepted accounting principles, of $1,500,000, one half of which constitutes an award with respect to fiscal 2012 and the other half of which constitutes an award with respect to fiscal 2013. The award consists of non-qualified stock options having a grant date value of $600,000, restricted stock units having a grant date value of $600,000, and $300,000 in cash. Restricted stock units and non-qualified stock options granted pursuant to the award vest ratably on a quarterly basis over a three-year period beginning on October 1, 2011, subject to Mr. Miller remaining continuously employed with us through the applicable vesting dates. Cash awards granted pursuant to the award vest ratably on an annual basis over a three-year period, with one-third of such award vesting on each of June 30, 2012, June 30, 2013 and June 30, 2014, subject to Mr. Miller remaining continuously employed with us through the applicable vesting date and, with respect to $180,000 of the cash award, subject to performance conditions established by the human resources and compensation committee, as described under “Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Long-Term Incentive Compensation” above.

The long term incentive plan awards for each of fiscal 2011 and fiscal 2012 received by Mr. Miller and reflected under “— 2013 Summary Compensation Table” and “— Compensation Discussion and Analysis —What are the principal components of our executive compensation programs? — Long Term Incentive Compensation” above are consistent with the terms of his prior employment agreement with us.

Mr. Miller was not entitled under the terms of the 2011 Miller Agreement to receive any additional awards under our long term incentive plan until July 1, 2013. For fiscal years beginning on and after July 1, 2013, Mr. Miller will be eligible to receive additional awards under our long term incentive plan having an annualized aggregate grant date value, determined in accordance with United States generally accepted accounting principles, of at least $750,000. Such awards will consist of cash, stock options, restricted stock units and/or any other equity award, or combination thereof, and shall have vesting conditions, in each case as determined by the human resources and compensation committee.

In recognition of Mr. Miller’s prior and future service to our Company, Mr. Miller is also eligible under the terms of the 2011 Miller Agreement to receive a supplemental cash bonus with a targeted aggregate value of $1,500,000. Mr. Miller is eligible to earn one half of such supplemental bonus on December 31, 2013, and the remainder of such bonus on December 31, 2014, subject to Mr. Miller remaining continuously employed with us through such vesting dates. Additionally, payment of 25% of the supplemental bonus is subject to the satisfaction of non-financial objectives and payment of 75% of the supplemental bonus is subject to the satisfaction of cumulative adjusted EBITDA targets, in each case as determined by the human resources and compensation committee and based on the period beginning July 1, 2011 and ending on the applicable vesting date, as described under “Compensation Discussion and Analysis — What are the principal components of our executive compensation programs? — Other Compensation” above. Any unpaid portion of the supplemental cash bonus will become fully vested as of the effective date of the termination of Mr. Miller’s employment by us without cause or by Mr. Miller’s for good reason and will be immediately payable in a lump sum.

Michael Coury

Effective August 16, 2011, we entered into an employment agreement with our Executive Vice President and Chief Innovation and Information Officer, Mr. Coury, which we refer to as the 2011 Coury Agreement. The term of the 2011 Coury Agreement shall continue unabated until it is terminated by either Mr. Coury or us.

Pursuant to the 2011 Coury Agreement, Mr. Coury receives an annual base salary of $425,000, effective July 1, 2011, and an annual target bonus opportunity based on the achievement of overall corporate performance objectives, to be determined by the human resources and compensation committee, equal to 50% of his base salary, with the ability to receive a maximum bonus of 100% of his base salary. On June 21, 2012, the Committee increased the base salary of Mr. Coury for fiscal 2013 to $450,000 in order to maintain Mr. Coury’s compensation within the then-targeted upper one-third percentile of our peer group.

Mr. Coury is also eligible to receive annual awards under our long term incentive plans that are at a level commensurate with his position within our organization and with other comparable senior executives.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth unexercised stock options, stock that has not yet vested and equity incentive plan awards outstanding as of June 30, 2013 for each of our named executive officers.

	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($)(1) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested ($) (j)
Jeffrey A. Weiss	315,424		—		—	$7.80	4/27/15	—		—	—	—
	315,424		—		—	$10.67	4/27/15	—		—	—	—
	24,177		—		—	$19.61	11/15/17	—		—	—	—
	24,183		—		—	$6.25	11/13/18	—		—	—	—
	19,363		—		—	$11.11	8/27/19	—		—	—	—
	22,138		—		—	$15.24	11/11/19	—		—	—	—
	31,915		—		—	$11.98	6/7/20	45,229	(3)	$624,612	—	—
	130,535	(2)	103,241	(2)	—	$22.11	9/7/21	136,957	(4)	$1,891,376	—	—
Kenneth Schwenke	7,045	(5)	—		—	$19.33	11/19/17	33,621	(5)	$464,306	—	—
	16,622	(6)	16,623	(6)	—	$18.63	11/14/21	8,052	(6)	$111,198	—	—
	6,224	(7)	12,449	(7)	—	$17.10	6/21/22	11,696	(7)	$161,522	—	—
Randy Underwood	37,500		—		—	$7.80	4/27/15	—		—	—	—
	10,000		—		—	$10.67	4/27/15	—		—	—	—
	60,096		—		—	$4.65	12/4/18	—		—	—	—
	27,637		—		—	$10.57	8/11/19	—		—	—	—
	10,600		—		—	$11.98	6/7/20	—		—	—	—
	32,633	(2)	23,311	(2)	—	$22.11	9/7/21	11,308	(3)	$156,163	—	—
Norman Miller	75,000		—		—	$15.83	4/2/17	—		—	—	—
	46,875		—		—	$11.09	6/26/18	—		—	—	—
	60,096		—		—	$4.65	12/4/18	—		—	—	—
	27,637		—		—	$10.57	8/11/19	—		—	—	—
	23,725		—		—	$11.98	6/7/20	—		—	—	—
	32,633	(2)	23,311	(2)	—	$22.11	9/7/21	11,308	(3)	$156,163	—	—
Michael Coury	8,292		—		—	$16.17	4/1/20	—		—	—	—
	8,818		—		—	$11.98	6/7/20	1,667	(9)	$23,021	—	—
	4,259	(8)	2,131	(8)	—	$20.61	6/24/21	2,103	(8)	$29,042	—	—
	2,697	(7)	5,395	(7)	—	$17.10	6/21/22	5,069	(7)	$70,003	—	—

(1)	Non-Qualified Stock Option grants with an exercise price equal to or greater than 100% of the fair market value of our common stock on the date of grant.

(2)	Grant of option awards on September 7, 2011. These option awards vest quarterly over 12 quarters beginning December 31, 2011.

(3)	Grant of restricted stock units on September 7, 2011. These restricted stock unit awards vest quarterly over 12 quarters beginning December 31, 2011.

(4)	Pursuant to the terms of the 2011 Weiss Agreement, on July 2, 2012, Mr. Weiss received a 228,261 supplemental restricted stock unit award with a grant date value of $4,200,000. Such restricted stock unit award vests in substantially equal monthly installments on the last day of each month beginning on July 31, 2012 and ending on December 31, 2014, provided that Mr. Weiss is employed by us on such dates. The vested shares subject to the supplemental restricted stock unit award will generally be delivered to Mr. Weiss on January 2, 2015. The supplemental restricted stock unit award will become fully vested as of the effective date of the termination of Mr. Weiss’ employment by us without cause or by Mr. Weiss for good reason.

(5)

Mr. Schwenke received these grants while he was a member of our Board of Directors. Shares of our common stock underlying restricted stock units granted to Mr. Schwenke in his capacity as a non-employee Director will be delivered upon the first to occur of (a) our change in control, or (b) the earlier of (i) the 91st day after Mr. Schwenke ceases to serve as a member of our Board of Directors or as an employee or consultant of ours, or (ii) the 15th day of the third month following the calendar year in which Mr. Schwenke ceases to serve as a member of our Board of Directors or an employee, except to the extent (subject to compliance with Section 409A of the Internal Revenue Code) necessary to generate funds to pay taxes incurred with regard to the units.

(6)	Grant of options and restricted stock unit awards on November 14, 2011. These awards vest quarterly over 12 quarters beginning March 31, 2012.

(7)	Grant of options and restricted stock unit awards on June 21, 2012. These awards vest quarterly over 12 quarters beginning September 30, 2012.

(8)	Grant of options and restricted stock unit awards on June 24, 2011. These awards vest quarterly over 12 quarters beginning September 30, 2011.

(9)	Grant of restricted stock unit awards on December 15, 2011. These awards vest annually over three years beginning December 31, 2012.

Options Exercised and Stock Vested (2013)

The following table sets forth certain information regarding the exercise of stock options and shares acquired upon vesting by our named executive officers during fiscal 2013.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Jeffrey A. Weiss	—	—	63,097	$ 1,026,401
Kenneth Schwenke	—	—	11,216	$ 185,400
Randy Underwood	47,500	$299,653	17,196	$ 284,249
Norman Miller	—	—	17,196	$ 284,249
Michael Coury	—	—	15,999	$ 266,944

Pension Benefits (2013)

The following table sets forth certain information regarding certain supplemental retirement benefits granted to two of our executive officers as of June 30, 2013.

Name	Plan Name	Number of Years Credited Service (3)	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
Jeffrey A. Weiss	(1)	N/A	6,203,022	$0
Randy Underwood	(2)	N/A	2,047,181	$0

(1)	Pursuant to the terms of his current employment agreement, Mr. Weiss is eligible to receive an annual retirement benefit and a supplemental retirement benefit which we refer to as the capstone award and incremental capstone award, respectively. Pursuant to the terms of the capstone award and the incremental capstone award, Mr. Weiss is entitled to receive a lump sum payment on the first business day of the calendar month following the award triggering event which would equal the actuarial equivalent of an annual benefit of $300,000 and $150,000, respectively, payable to Mr. Weiss in equal monthly installments during his lifetime commencing on such payment date, with a $150,000 and $75,000 per year, respectively, survivor benefit payable on his subsequent death to his surviving spouse. The actuarial present value of these awards at June 30, 2013 assumes Mr. Weiss’ retirement on or after December 31, 2010, with respect to the capstone award, and June 30, 2012, with respect to the incremental capstone award, which are the respective dates upon which he first becomes eligible for the awards, and a discount rate of 3.15% and was calculated utilizing the Social Security Actuarial Publications as updated January 1, 2009. For a discussion of Mr. Weiss’ capstone award and incremental capstone award, see “— Potential Payments upon Termination or Change in Control — Jeffrey A. Weiss” below.

(2)	Pursuant to the terms of his current employment agreement, Mr. Underwood is eligible to receive an annual retention bonus and an incremental retention bonus. Pursuant to the terms of the annual retention bonus and the incremental retention bonus, Mr. Underwood is entitled to an annual benefit of $150,000 and $50,000, respectively, payable to Mr. Underwood in equal monthly installments during his lifetime commencing on the first business day of the calendar month following the award triggering event, with a $75,000 and $25,000 per year, respectively, survivor benefit payable on his subsequent death to his surviving spouse. The actuarial present value of this award at June 30, 2013 assumes Mr. Underwood’s retirement as of June 30, 2013, with respect to the annual retention bonus, and December 31, 2012, with respect to the incremental retention bonus, which are the dates upon which he first becomes eligible for the awards, and a discount rate of 6.98% and was calculated utilizing the Social Security Actuarial Publications as updated January 1, 2009. For a discussion of Mr. Underwood’s annual retention bonus and incremental retention bonus, see “— Potential Payments upon Termination or Change in Control — Randy Underwood” below.

(3)	Years of service are not relevant in determining the amount of the benefit.

Non-Qualified Deferred Compensation (2013)

The following table sets forth certain information with respect to our Deferred Compensation Plan as of June 30, 2013.

Name (a)	Executive Contributions in Last FY ($)(1)(2) (b)	Company Contributions in Last FY ($)(2) (c)	Aggregate Earnings in Last FY ($)(3) (d)	Aggregate/ Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Jeffrey A. Weiss	—	—	$43,497	—	$1,285,231
Kenneth Schwenke	—	—	—	—	—
Randy Underwood	$203,500	—	$137,170	—	$959,465
Norman Miller	$154,000	—	$40,687	—	$709,771
Michael Coury	—	—	—	—	—

(1)	Participants in our Deferred Compensation Plan can defer 50% of base salary and 100% of cash bonuses.

(2)	Amounts shown in this column represent a portion of the amounts shown in column entitled “— Non Equity Incentive Plan Compensation” of the “— 2013 Summary Compensation Table” above.

(3)	Executives invest monies in their deferred compensation accounts using investment vehicles with investment risk profiles similar to those offered in our 401(k) plan. Earnings will depend on what investment decisions the named executive officers make.

Potential Payments upon Termination or Change in Control

We have entered into agreements with certain of our named executive officers that provide for payments and benefits to the executive in the event of his termination of employment under various circumstances, including a change of control. The following tables reflect the amount of compensation payable to each of our named executive officers upon: (i) an involuntary termination with “cause”; (ii) a voluntary resignation without “good reason”; (iii) a termination due to death; (iv) a termination due to disability; (v) retirement; (vi) an involuntary termination without “cause;” (vii) a resignation for “good reason”; and (viii) an involuntary termination without “cause” or resignation for “good reason” following a change in control. The amounts shown assume that such termination was effective as of June 30, 2013, the last business day of our fiscal year. The actual amounts to be paid out could only be determined at the time the events described above could occur.

General Amounts Due Upon Termination.    Generally, upon a termination of employment for any reason, each named executive officer is entitled to receive an immediate cash payment of certain accrued obligations, including:

•	base salary through the date of termination, to the extent not paid;

•	any accrued, but unused, vacation pay; and

•	any unreimbursed business expenses.

These payments and benefits are in addition to any regular retirement benefits that the named executive officers are entitled to receive under our 401(k) plan and under our Deferred Compensation Plan.

Jeffrey A. Weiss

The following describes the potential payments to Mr. Weiss upon a termination of employment or change of control pursuant to the terms of his current employment agreement, the 2011 Weiss Agreement.

Termination Without “Cause” or Resignation for “Good Reason.” Under the terms of the 2011 Weiss Agreement, Mr. Weiss may be terminated by us without “cause” or he may resign for “good reason.”

Mr. Weiss’ employment may be terminated by us for “cause” upon the occurrence of any of the following: (i) his willful and continued failure to substantially perform his material duties for us; (ii) his conviction of, or entry of a plea of guilty or nolo contendere to (A) a felony (other than a minor traffic violation) or (B) a crime involving moral turpitude; or (iii) his willful gross neglect in carrying out his employment duties which causes material harm to us or our business or his willful and material misconduct relating to our business.

Mr. Weiss may resign for “good reason,” after providing us with 30 days’ written notice of his intention to do so, upon the occurrence of any of the following: (i) any material diminution in his authorities, titles or offices; (ii) any change in the reporting structure so that Mr. Weiss reports to someone other than our Board of Directors as Chief Executive Officer or to the board of Dollar Financial Group, Inc., which we refer to in this proxy statement as DFG, as Chief Executive Officer of DFC; (iii) any material diminution in his base salary, target bonus opportunity, maximum bonus opportunity, or LTIP award opportunity; (iv) failure to appoint or re-elect Mr. Weiss as a member of our Board of Directors and the Board of Directors of DFG and as our Chief Executive Officer or the Chief Executive Officer of DFG, or removal of Mr. Weiss from any such position; (v) failure of Mr. Weiss to be our (including DFG) sole senior most executive officer or, following a change in control, his failure to be a member of the Board of Directors and the chief executive officer of the successor entities; (vi) any material breach of the employment agreement committed by us, DFG, DFC or any of our affiliates; or (vii) the dissolution or liquidation of us or DFG or DFC or any failure by us or DFG or DFC to obtain the assumption in writing of its obligation to perform his employment agreement by any successor to all or substantially all of its assets at the time of any merger, consolidation, sale or similar transaction, except where such assumption occurs by operation of law.

Upon a termination of employment by us without “cause” or as a result of Mr. Weiss’ resignation for “good reason,” Mr. Weiss will be entitled to the following payments and/or benefits:

•	continuation of his base salary as in effect at the time of termination, for a period of 24 months following termination of employment, payable in bi-weekly installments, the amount of which we refer to as Mr. Weiss’ base severance;

•	two times his annual target bonus, payable in 24 equal monthly installments, the amount of which we refer to as Mr. Weiss’ bonus severance;

•	a pro-rata portion of his target annual bonus with respect to the fiscal year during which the termination of Mr. Weiss’ employment occurs, with such amount payable in a lump sum;

•	contribution by us to the cost of coverage under our group health plan for a period of 24 months or, if shorter, the maximum period of time allowable under COBRA. In the event Mr. Weiss’ eligibility for COBRA coverage expires sooner than 24 months following the termination of his employment, we will make payments to him, on an after-tax basis, of an amount equal to the premium we would have otherwise contributed to COBRA coverage had he been eligible for the entire 24-month period;

•	accelerated vesting of his outstanding equity awards, cash awards and plan awards (as further described below) and, if applicable, the equity component of such awards will remain exercisable for a period ending on the sooner of (i) 24 months following his termination of employment, (ii) the latest date the award would have expired by its original terms if he had remained employed with us or (iii) the 10th anniversary of the original date of grant of the award, and, under the 2009 Weiss Agreement, any cash award would have been paid within thirty (30) days following such termination;

•	(i) any unpaid annual bonus with respect to any fiscal year which ended prior to the termination date to which Mr. Weiss is entitled; (ii) any unpaid reimbursement or payment due on or prior to the date of termination related to car allowances, employee benefits or LTIP awards to which Mr. Weiss is entitled; (iii) any unpaid right, payment or benefit that accrued or became due to Mr. Weiss prior to the termination date related to retirement benefits, the capstone award, LTIP awards or pursuant to any of our or our affiliates’ applicable plans, programs, policies or arrangements in which Mr. Weiss participated as of the termination date; and (iv) any right, payment or benefit due or that becomes payable pursuant to his employment agreement related to indemnification, or attorneys’ fees and expenses, which we collectively refer to as the accrued and other obligations;

•	any unpaid portion of the $2,000,000 supplemental bonus will become fully vested and shall be immediately payable (and, for purposes of determining the amount of the supplemental bonus payable, all applicable performance goals shall be deemed fully achieved at targeted levels), and if granted and outstanding, the supplemental restricted stock unit award will become fully vested and the shares underlying the supplement restricted stock unit award shall be immediately deliverable.

Upon the termination of his employment, Mr. Weiss will be entitled to receive a capstone award in the form of a lump-sum payment on the first business day of the calendar month following the qualified termination event in an amount equal to the actuarial equivalent of an annual benefit of $300,000 payable to Mr. Weiss in equal monthly installments during his lifetime commencing on such payment date and a $150,000 per year survivor benefit payable on his subsequent death to his surviving spouse for her lifetime. Mr. Weiss will also be entitled to receive an incremental capstone award in the form of a lump-sum payment in an amount equal to the actuarial equivalent of an annual benefit of $75,000 payable to Mr. Weiss in equal monthly installments during his lifetime commencing on the first business day of the calendar month following the qualified termination event and a $37,500 per year survivor benefit payable on his subsequent death to his surviving spouse for her lifetime. $1,000,000 of such lump sum will be paid on the first anniversary of such qualified termination of Mr. Weiss’ employment by us, with the remaining balance being paid on the first business day of the calendar month that follows such termination event.

Death or Disability.    In the event that Mr. Weiss’ employment with us terminates due to his death or disability, he will be entitled to the same payments and/or benefits described above under “— Termination Without ‘Cause’ or Resignation for ‘Good Reason’” as if such termination for death or disability was without “cause” or for “good reason”, except that he will not be entitled to receive base severance or bonus severance.

Retirement.    Under the terms of his employment agreement, Mr. Weiss may terminate his employment by reason of “retirement”, which is defined in his employment agreement as the voluntary termination by Mr. Weiss of his employment before June 30, 2012 or the termination by us of Mr. Weiss’ employment for “cause” before June 30, 2014, or “delayed retirement”, which is defined in his employment agreement as the voluntary termination by Mr. Weiss of his employment after June 30, 2012 or the termination by us of Mr. Weiss’ employment for any reason after June 30, 2014.

In the event of Mr. Weiss’ retirement or delayed retirement, Mr. Weiss will be entitled to the following payments and/or benefits:

•	contribution by us to the cost of coverage under our group health plan for a period of 24 months or, if shorter, the maximum period of time allowable under COBRA. In the event Mr. Weiss’ eligibility for COBRA coverage expires sooner than 24 months following the termination of his employment, we will make payments to him, on an after-tax basis, of an amount equal to the premium we would have otherwise contributed to COBRA coverage had he been eligible for the entire 24-month period;

•	a pro-rata portion of his target annual bonus with respect to the fiscal year during which the termination of Mr. Weiss’ employment occurs (determined assuming he met any personal or subjective performance objectives at no less than target), with such amount payable in a lump sum;

•	Mr. Weiss’ equity awards, other than those awards granted pursuant to the 2009 Weiss Agreement and 2011 Weiss Agreement, held at the date of termination will immediately become fully vested and, if applicable, remain exercisable for the period ending on the sooner of (i) twenty four (24) months from the termination date, (ii) the latest date upon which the equity award would have expired by its original terms if Mr. Weiss remained employed with us or (iii) the 10th anniversary of the original date of grant of the equity award; and

•	the accrued and other obligations described under “— Termination Without “Cause” or “Resignation for Good Reason” above.

In the case of Mr. Weiss’ delayed retirement, he will become entitled to his incremental capstone award on the terms described under “— Termination Without ‘Cause’ or Resignation for ‘Good Reason’” above, and immediate vesting of any outstanding plan awards under the 2009 Weiss Agreement held by him as of the termination date and such awards, as applicable, will remain exercisable for the period ending on the sooner of (i) twenty four (24) months from the termination date, (ii) the latest date upon which the award would have expired by its original terms if Mr. Weiss remained employed with us or (iii) the 10th anniversary of the original date of grant of the award.

Change in Control.    In the event of a “change in control,” any plan awards granted to Mr. Weiss pursuant to the 2009 Weiss Agreement and outstanding at the time of a “change in control” will become immediately vested and Mr. Weiss will be entitled to receive payment of the capstone award and the incremental capstone award. In addition, in the event Mr. Weiss’ employment is terminated by us without “cause,” or if he resigns for “good reason,” within 24 months following a “change in control,” he will be entitled to receive the same payments and/or benefits described above under “— Termination Without “Cause” or Resignation for “Good Reason” “as if such termination was without “cause” or for “good reason,” except that he will not be entitled to receive base severance or bonus severance, and instead, he will receive an amount equal to two times his base salary and target bonus at the time of termination, payable in a lump sum within 60 days following such termination.

The “change in control” provisions of Mr. Weiss’ employment agreement will be triggered upon the first to occur of:

•	a sale or transfer of substantially all of our assets or the assets of DFG in any transaction or series of related transactions (other than sales in the ordinary course of business);

•	any person becoming a beneficial owner of twenty five percent (25%) or more of our voting securities except as a result of (i) any acquisition of the voting securities by us or DFG or (ii) any acquisition of our voting securities directly from us or DFG, as authorized by our Board of Directors;

•	any sale or series of sales of shares of our capital stock by the holders thereof which results in any person or group of affiliated persons owning capital stock holding twenty five percent (25%) or more of the voting power of DFG at the time of such sale or series of sales;

•	if after the effective date of the employment agreement, the individuals who, at the beginning of such period, constitute our Board of Directors, cease for any reason to constitute at least a majority of our Board of Directors, unless the election or nomination for election of each Director who is not a Director on the effective date of the employment agreement was approved by a vote of no less than two-thirds (2/3) of the Directors then still in office who are Directors on the date hereof or are new Directors approved by such vote;

•	any merger, consolidation or reorganization to which either we or DFG is a party, except for an internal reorganization or a merger, consolidation or reorganization in which we are the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of our outstanding common stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own, immediately following the merger, consolidation or reorganization, capital stock holding a majority of our voting power;

•	a liquidation, dissolution or winding up of either us or DFG; or

•	if our common stock is no longer publicly traded on a major United States stock exchange such as the New York Stock Exchange or Nasdaq.

Mr. Weiss is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Weiss is required to execute and deliver a general release of claims against us.

Assuming one of the following events occurred on June 30, 2013, Mr. Weiss’ payments and benefits have an estimated value of:

	Salary Continuation		Bonus		Change in Control Severance		Pro-Rata Annual Bonus, and Supplemental Bonus Cash Award and Plan Award		Capstone Award(1)		Welfare Benefit Continuation		Value of Options Subject to Acceleration		Value of Restricted Stock and Restricted Stock Units Subject to Acceleration		Cash Portion of Plan Award Subject to Acceleration
Termination For Cause or Voluntary Resignation (without Good Reason)	—		—		—		—		—		—		—		—
Termination Without Cause or Voluntary Resignation for Good Reason	$2,000,000	(2)	$2,500,000	(3)	—		$2,000,000	(4)	$6,203,022	(5)	$24,580	(6)	$19,469	(10)	$3,776,897	(7)	$400,000	(11)
Termination Without Cause or Voluntary Resignation for Good Reason Following a Change in Control	—		—		$4,500,000	(8)	$2,000,000	(4)	—		$24,580	(6)	$19,469	(10)	$3,776,897	(7)	$400,000	(11)
Payment Upon a Change in Control(9)	—		—		—		—		$6,203,022	(5)	—		—		—
Death	—		—		—		$2,000,000	(4)	$3,906,210	(5)	$24,580	(6)	$19,469	(10)	$3,776,897	(7)	$400,000	(11)
Disability	—		—		—		$2,000,000	(4)	$6,203,022	(5)	$24,580	(6)	$19,469	(10)	$3,776,897	(7)	$400,000	(11)

(1)	On the earliest to occur, if any, of (i) the date that Mr. Weiss’ employment is terminated by reason of “retirement” or “delayed retirement”; (ii) the date Mr. Weiss’ employment is terminated by us without “cause” or Mr. Weiss resigns for “good reason”; (iii) the date that Mr. Weiss’ employment terminates by reason of his disability; or (iv) the date that a “change in control” occurs during the term of his employment agreement, Mr. Weiss will be entitled to commence receiving payments due pursuant to his capstone award. Mr. Weiss will be entitled to commence receiving payments due pursuant to his incremental capstone award on each of the dates mentioned above, with the exception of retirement, in which case Mr. Weiss will not be entitled to receive an incremental capstone award.

(2)	This amount represents the continuation of Mr. Weiss’ base salary for 24 months and is payable over a 24 month period.

(3)	This amount represents two times Mr. Weiss’ annual target bonus and is payable over a 24 month period.

(4)	Because we are assuming that his termination of employment occurred on the last business day of our fiscal year, the amount above does not reflect any pro-ration that would occur in the event his employment was terminated at an earlier time during the fiscal year.

(5)	This amount represents the actuarial present value of Mr. Weiss’ capstone award and incremental capstone award as of June 30, 2013 as if Mr. Weiss, or in the case of his death, his surviving spouse, had received his lump sum payment on the first business day of the calendar month following such date.

(6)	This amount represents our portion of the premium payments for 24 months of health coverage.

(7)	This amount represents the value of unvested grants of an aggregate of 273,490 shares of our common stock, based on $13.81, the closing price of our common stock on June 30, 2013.

(8)	This amount represents two times Mr. Weiss’ base salary and annual target bonus and is payable in a lump sum.

(9)	Mr. Weiss will be entitled to receive his capstone award upon a change in control. For a discussion of other payments to be received by Mr. Weiss in the event of his termination without “cause” or resignation for “good reason” following a change in control, see the preceding row of this table.

(10)	This amount represents the value of unvested stock options to purchase an aggregate of 10,639 shares of our common stock that were “in the money”, based on $13.81, the closing price of our common stock on June 30, 2013.

(11)	This amount represents the value of the unvested cash component of Mr. Weiss’ plan award.

Kenneth Schwenke

Mr. Schwenke’s employment with the Company ceased effective close of business on June 30, 2013, as previously disclosed in the Form 8-K dated June 26, 2013. The following describes the payments to Mr. Schwenke upon a termination of employment without cause pursuant the terms of the 2011 Schwenke Agreement. However, in connection with the termination of Mr. Schwenke’s employment, he received the payments and benefits discussed earlier in the Compensation Discussion and Analysis section of this proxy statement.

Termination Without “Cause.” Under the terms of the 2011 Schwenke Agreement, Mr. Schwenke may be terminated by us without “cause.”

Upon a termination of employment by us without “cause,” Mr. Schwenke would have be entitled to the following payments and/or benefits pursuant to the 2011 Schwenke Agreement:

•	continuation of his base salary as in effect at the time of termination for a period of 12 months, payable in bi-weekly installments, the amount of which we refer to as his base severance;

•	an amount equal to the average of the annual bonuses he received for the prior two years, payable in 12 equal monthly installments, the amount of which we refer to as his bonus severance;

•	contribution by us to the cost of continued coverage under our group health plan for a period of 12 months;

•	continued payment by us (or reimbursement by us) of life, disability insurance and other benefit programs that were in effect at the time of his termination for a period of 12 months. In addition, we would continue to pay for his car lease/allowance payment for 12 months;

•	all vested stock option awards would remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment, (ii) the latest date the equity award would have expired by its original terms if he had remained employed with us or (iii) the 10th anniversary of the original date of grant of the equity award;

•	any unpaid portion of the $150,000 signing bonus awarded to Mr. Schwenke upon the execution of the 2011 Schwenke Agreement; and

•	(i) any unpaid annual cash bonus payable pursuant to with respect to any fiscal year which ended prior to Mr. Schwenke’s termination; (ii) any reimbursement or payment due to Mr. Schwenke prior to his termination that remains unpaid relating to deferred compensation, car allowance or other fringe benefits; (iii) any right, payment or benefit that accrued or became due to Mr. Schwenke prior to his termination which remains unpaid related to his retention bonus, LTIP awards, or pursuant to any of our or our affiliates’ applicable plans, programs, policies or arrangements in which Mr. Schwenke participated as of his termination date; and (iv) any right, payment or benefit due or that becomes payable to Mr. Schwenke related to indemnification or attorneys’ fees and expenses.

Mr. Schwenke is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Schwenke is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Assuming that Mr. Schwenke’s employment with the Company ceased on June 30, 2013 as a result of a termination “without cause,” Mr. Schwenke’s payments and benefits under the 2011 Schwenke Agreement would have an estimated value of:

	Salary Continuation		Bonus		Welfare Benefit Continuation		Value of Options Subject to Acceleration	Value of Restricted Stock Units Subject to Acceleration	Cash Portion of Plan Award Subject to Acceleration
Termination Without Cause or Voluntary Resignation for Good Reason	$700,000	(1)	$750,000	(2)	$36,290	(3)	—	—	—

(1)	This amount represents the continuation of Mr. Schwenke’s base salary for one year.

(2)	This amount represents Mr. Schwenke’s (i) annual target bonus, and (ii) unpaid signing bonus of $50,000.

(3)	This amount represents our portion of the premium payments for 12 months of health, life, and disability coverage and 12 months of Mr. Schwenke’s monthly auto allowance.

Randy Underwood

The following describes the potential payments to Mr. Underwood upon a termination of employment or change of control pursuant to the terms of the 2011 Underwood Agreement.

Termination Without “Cause” or Resignation for “Good Reason.” Under the terms of the 2011 Underwood Agreement, Mr. Underwood may be terminated by us without “cause” or he may resign for “good reason.

Mr. Underwood’s employment may be terminated by us for “cause” upon the occurrence of any of the following: (i) a material breach of any promise or obligation imposed under his employment agreement; (ii) material acts of embezzlement or misappropriation of funds; (iii) a serious breach of his fiduciary obligations; (iv) his conviction of a felony, plea of guilty or nolo contendere to a felony charge or any criminal act involving moral turpitude; (v) his willful unauthorized disclosure of confidential information; (vi) an intentional violation of any of our rules, regulations or policies; (vii) any willful act materially adverse to our interests or that is reasonably likely to result in material harm to us or to bring us into disrepute; or (viii) engaging in behavior that would constitute grounds for liability for harassment or other egregious conduct that violates laws governing the workplace.

Mr. Underwood may resign for “good reason” upon the occurrence of any of the following: (i) any failure by us to pay the compensation and benefits provided under his employment agreement or any other material breach by us of any provision of his employment agreement, after written notice by Mr. Underwood to cure such failure or breach, and failure by us to cure, within a period of fifteen (15) days following such written notice; (ii) any material adverse change in his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by us made without his permission after written notice by Mr. Underwood to cure such material adverse change and failure by us to cure, within a period of fifteen (15) days following such written notice which results in: (A) a diminution in any material respect in his position, authority, duties, responsibilities or compensation, which diminution continues in time over at least thirty (30) days, such that it constitutes an effective demotion or (B) relocation of his regular work address to a location more than thirty (30) miles from his location at the effective date of the employment agreement; or (iii) our failure to include him under any applicable Directors’ and officers’ insurance policy provided by us after receiving written notice by Mr. Underwood and our continued failure to cure.

Upon a termination of employment by us without “cause” or a resignation by Mr. Underwood for “good reason,” Mr. Underwood will be entitled to the following payments and/or benefits:

•	continuation of his base salary as in effect at the time of termination for a period of 12 months, payable in bi-weekly installments, the amount of which we refer to as his base severance;

•	an amount equal to the average of the annual bonuses he received for the prior two years, payable in 12 equal monthly installments, the amount of which we refer to as his bonus severance;

•	contribution by us to the cost of continued coverage under our group health plan for a period of 12 months;

•	continued payment by us (or reimbursement by us) of life, disability insurance and other benefit programs that were in effect at the time of his termination for a period of 12 months. In addition, we will continue to pay for his car lease/allowance payment for 12 months;

•	continued payment by us (or reimbursement by us) of fringe benefits consisting of a housing allowance of $3,000 per month for a period of 12 months or such shorter time as required by applicable law, but only to the extent such payment is without any material adverse tax or financial accounting or reporting consequences to us;

•	all vested stock option awards will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment, (ii) the latest date the equity award would have expired by its original terms if he had remained employed with us or (iii) the 10th anniversary of the original date of grant of the equity award;

•	retiree medical coverage, with survivor benefits, under our retiree medical plan as then in effect, commencing 12 months after his termination or resignation;

•	(i) any unpaid annual cash bonus payable pursuant to with respect to any fiscal year which ended prior to Mr. Underwood’s termination; (ii) any reimbursement or payment due to Mr. Underwood prior to his termination that remains unpaid relating to deferred compensation, car allowance or other fringe benefits; (iii) any right, payment or benefit that accrued or became due to Mr. Underwood prior to his termination which remains unpaid related to his retention bonus, LTIP awards, or pursuant to any of our or our affiliates’ applicable plans, programs, policies or arrangements in which Mr. Underwood participated as of his termination date; and (iv) any right, payment or benefit due or that becomes payable to Mr. Underwood related to indemnification or attorneys’ fees and expenses; and

•	any unpaid portion of the $1,500,000 supplemental bonus will become fully vested and shall be immediately payable (and, for purposes of determining the amount of the supplemental bonus payable, all applicable performance goals shall be deemed fully achieved at targeted levels).

Upon the termination of his employment for any reason, Mr. Underwood will be entitled to receive an annual retention bonus at the rate of $150,000 per year. Mr. Underwood’s annual retention bonus is payable to him in equal monthly installments during his lifetime (and, upon his death, if Mr. Underwood has remained married to his spouse through the date of his death, his spouse will be entitled to receive an annual benefit of $75,000 payable in equal monthly installments during her lifetime). Mr. Underwood will be entitled to receive the annual retention bonus commencing the first month following the termination date.

Additionally, Mr. Underwood will also be entitled to receive an incremental retention bonus at the rate of $50,000 per year payable to Mr. Underwood in equal monthly installments during his lifetime (and, upon his death, if Mr. Underwood has remained married to his spouse through the date of his death, in which case his spouse will be entitled to receive an annual benefit of $25,000 payable in equal monthly installments during her lifetime). Mr. Underwood will be entitled to receive the incremental retention bonus commencing the first month following the termination date.

Death or Disability.    In the event that Mr. Underwood’s employment terminates due to his death or disability, he will be entitled to receive the same benefits described above under “— Termination Without “‘Cause’ or Resignation for ‘Good Reason,’” provided, that in the event of his death, his retention bonus, incremental retention bonus and retiree medical benefits shall commence in the month following his death, and in the event of his disability, his retention bonus and incremental retention bonus shall commence in the month following his termination by reason of disability and his retiree medical benefits shall commence 12 months after termination by reason of disability.

Termination after June 30, 2011 and December 31, 2012.    Under the terms of the 2011 Underwood Agreement, if Mr. Underwood’s employment is terminated for any reason after June 30, 2011, he will be entitled to receive the retention bonus and retiree medical benefits as described above in “— Termination Without ‘Cause’ or Resignation for ‘Good Reason’” commencing in the month following his termination of employment. If Mr. Underwood’s employment is terminated for any reason after December 31, 2012, he will also be entitled to receive the incremental retention bonus described above in “— Termination Without ‘Cause’ or Resignation for ‘Good Reason’” commencing in the month following his termination of employment.

Termination Following a Change in Control.    In the event Mr. Underwood’s employment is terminated by us without “cause” or he resigns for “good reason” within 18 months following a “change in control,” he will be entitled to receive the same benefits described above under “— Termination without “‘Cause’ or Resignation for ‘Good Reason,’” except that he will receive his base severance for a period of 18 months and his bonus severance will be increased by 50% and will be payable over an 18 month period. In addition, the vesting of any unvested non-equity based LTIP awards will be accelerated upon his termination, and with respect to any equity awards: (i) to the extent that Mr. Underwood has received or is eligible to receive any equity awards that are not fully exercisable and vested as of the termination date, such equity awards will become fully vested as of the day immediately prior to the termination date and (ii) all such equity awards will thereafter become immediately exercisable for a period ending on the sooner of (A) 12 months following his termination of employment, (B) the latest date the equity award would have expired by its original terms if he had remained employed with us or (C) the 10th anniversary of the original date of grant of the equity award.

Retention Bonus, Incremental Retention Bonus and Retiree Medical Coverage Upon a Change in Control.    If the retention bonus or incremental retention bonus has commenced prior to a change in control, any unpaid retention bonus will be paid to Mr. Underwood or his surviving spouse, as applicable, in the form of an actuarially equivalent lump sum within 60 days following such change in control. If the annual retention bonus or incremental retention bonus has not commenced as of the date of the change in control, such benefits will be paid to Mr. Underwood or his surviving spouse, as applicable, in the form of an actuarially equivalent lump sum within 60 days following such change in control. Upon a change in control, Mr. Underwood’s retiree medical coverage shall become non-forfeitable (to the extent it was not already).

The “change in control” provisions of Mr. Underwood’s employment agreement will be triggered upon the same events as described above with respect to Mr. Weiss.

Mr. Underwood is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Underwood is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Assuming one of the following events occurred on June 30, 2013, Mr. Underwood’s payments and benefits have an estimated value of:

	Salary Continuation		Bonus		Welfare Benefit Continuation		Retention Bonus and Incremental Retention Bonus		Retiree Medical Coverage		Value of Options Subject to Acceleration		Value of Restricted Stock Units Subject to Acceleration		Cash Portion of Plan Award Subject to Acceleration
Termination For Cause or Voluntary Resignation (without Good Reason)	—		—		—		—		—		—		—		—
Termination Without Cause or Voluntary Resignation for Good Reason	$550,000	(1)	$1,954,500	(2)	$91,768	(3)	$2,047,181	(4)	9,926	(5)	—		—		—
Termination Without Cause or Voluntary Resignation for Good Reason following a Change in Control	$825,000	(6)	$2,181,750	(7)	$137,652	(8)	—		—		—	(9)	$156,163	(10)	$100,000	(12)
Payment Upon a Change in Control(11)	—		—		—		$2,712,972	(4)	9,926	(5)	—		—		—
Death	$550,000	(1)	$1,954,500	(2)	$91,768	(3)	$1,068,574	(4)	9,926	(5)	—		—		—
Disability	$550,000	(1)	$1,954,500	(2)	$91,768	(3)	$2,047,181	(4)	9,926	(5)	—		—		—

(1)	This amount represents the continuation of Mr. Underwood’s base salary for one year.

(2)	This amount represents (i) the average of Mr. Underwood’s annual bonus payments for the prior two years and (ii) the unvested portion of a $1,500,000 supplemental bonus.

(3)	This amount represents our portion of the premium payments for 12 months of health, life, and disability coverage and 12 months of Mr. Underwood’s monthly auto and housing allowance.

(4)	This amount represents the actuarial present value of Mr. Underwood’s Retention Bonus and Incremental Retention Bonus as of June 30, 2013 as if Mr. Underwood, or in the case of his death, his surviving spouse, had received his lump sum payment on the first business day of the calendar month following such date.

(5)	This amount represents the present value of our expenses for providing Mr. Underwood with retiree medical coverage.

(6)	This amount represents the continuation of Mr. Underwood’s base salary for 18 months.

(7)	This amount represents (i) 1.5 times the average of Mr. Underwood’s annual bonus payments for the prior two years and (ii) the unvested portion of a $1,500,000 supplemental bonus.

(8)	This amount represents our portion of the premium payments for 18 months of health, life, and disability coverage and 18 months of Mr. Underwood’s monthly auto and housing allowance.

(9)	This amount represents the value of unvested stock options to purchase an aggregate of zero shares of our common stock that were “in the money” at June 30, 2013, based on $13.81, the closing price of our common stock on June 30, 2013. The actual value realized will vary depending on the date the options are exercised.

(10)	This amount represents the value of unvested grants of an aggregate of 11,308 shares of our common stock, based on $13.81, the closing price of our common stock on June 30, 2013.

(11)	Mr. Underwood will be entitled to receive his annual retention bonus, incremental retention bonus and certain retiree medical benefits upon a change in control. For a discussion of other payments to be received by Mr. Underwood in the event of his termination without “cause” or resignation for “good reason” following a change in control, see the preceding line of this table.

(12)	This amount represents the value of the unvested cash component of Mr. Underwood’s LTIP awards.

Norman Miller

The following describes the potential payments to Mr. Miller upon a termination of employment or change of control pursuant to the terms of the 2011 Miller Agreement.

Termination Without “Cause” or Resignation for “Good Reason.” Under the terms of the 2011 Miller Agreement, Mr. Miller may be terminated by us without “cause” or he may resign for “good reason.”

Mr. Miller’s employment may be terminated by us for “cause” which is defined substantially as described above with respect to Mr. Underwood’s “cause” definition.

Mr. Miller may resign for good reason which is defined substantially as described above with respect to Mr. Underwood’s “good reason” definition.

Upon a termination of employment by us without “cause” or a resignation by Mr. Miller for “good reason,” Mr. Miller will be entitled to the following payments and/or benefits:

•	continuation of his base salary as in effect at the time of termination for a period of 12 months, payable in bi-weekly installments, the amount of which we refer to as his base severance;

•	an amount equal to the average of the annual bonuses he received for the prior two years’, payable in 12 equal monthly installments, the amount of which we refer to as his bonus severance;

•	contribution by us to the cost of continued coverage under our group health plan for a period 12 months;

•	continued payment by us (or reimbursement by us) of life, disability insurance and other benefit programs that were in effect at the time of his termination for a period of 12 months. In addition, we will continue to pay for his car lease/allowance payment for 12 months; and

•	all vested stock option awards will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment, (ii) the latest date the equity award would have expired by its original terms if he had remained employed with us or (iii) the 10th anniversary of the original date of grant of the equity award;

•	(i) any unpaid annual cash bonus payable pursuant to with respect to any fiscal year which ended prior to Mr. Miller’s termination; (ii) any reimbursement or payment due to Mr. Miller prior to his termination that remains unpaid relating to deferred compensation, car allowance or other fringe benefits; (iii) any right, payment or benefit that accrued or became due to Mr. Miller prior to his termination which remains unpaid related to his LTIP awards, or pursuant to any of our or our affiliates’ applicable plans, programs, policies or arrangements in which Mr. Miller participated as of his termination date; and (iv) any right, payment or benefit due or that becomes payable to Mr. Miller related to indemnification or attorneys’ fees and expenses; and

•	any unpaid portion of the $1,500,000 supplemental bonus will become fully vested and shall be immediately payable (and, for purposes of determining the amount of the supplemental bonus payable, all applicable performance goals shall be deemed fully achieved at targeted levels).

Death or Disability.    In the event that Mr. Miller’s employment terminates due to his death or disability, he will be entitled to receive the same benefits described above under “— Termination Without ‘Cause’ or Resignation for ‘Good Reason’” above.

Termination Following a Change in Control.    In the event Mr. Miller’s employment is terminated by us without “cause” or he resigns for “good reason” within 18 months following a “change in control,” he will be entitled to receive the same benefits described above under “— Termination without ‘Cause’ or Resignation for ‘Good Reason,’” above, except that he will receive his base severance for a period of 18 months and his bonus severance will be increased by 50% and will be payable over an 18 month period. In addition, any unvested equity awards will be accelerated upon his termination and, if applicable, will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment or (ii) the date the equity award would have expired by its original terms if he had remained employed with us.

The “change in control” provisions of Mr. Miller’s employment agreement will be triggered upon the same events as described above with respect to Mr. Weiss.

Mr. Miller is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Miller is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Assuming one of the following events occurred on June 30, 2013, Mr. Miller’s payments and benefits have an estimated value of:

	Salary Continuation		Bonus		Welfare Benefit Continuation		Value of Options Subject to Acceleration		Value of Restricted Stock Units Subject to Acceleration		Cash Portion of Plan Award Subject to Acceleration
Termination For Cause or Voluntary Resignation (without Good Reason)	—		—		—		—		—		—
Termination Without Cause or Voluntary Resignation for Good Reason	$550,000	(1)	$1,954,500	(2)	$36,290	(3)	—		—		—
Termination Without Cause or Voluntary Resignation for Good Reason following a Change in Control	$825,000	(4)	$2,181,750	(5)	$54,435	(6)	—	(7)	$156,163	(8)	$100,000	(9)
Death	$550,000	(1)	$1,954,500	(2)	$36,290	(3)	—		—		—
Disability	$550,000	(1)	$1,954,500	(2)	$36,290	(3)	—		—		—

(1)	This amount represents the continuation of Mr. Miller’s base salary for one year.

(2)	This amount represents (i) the average of Mr. Miller’s annual bonus payments for the prior two years and (ii) the unvested portion of a $1,500,000 supplemental bonus.

(3)	This amount represents our portion of the premium payments for 12 months of health, life and disability coverage and 12 months of Mr. Miller’s monthly auto allowance.

(4)	This amount represents the continuation of Mr. Miller’s base salary for 18 months.

(5)	This amount represents (i) 1.5 times the average of Mr. Miller’s annual bonus payments for the prior two years and (ii) the unvested portion of a $1,500,000 supplemental bonus.

(6)	This amount represents our portion of the premium payments for 18 months of health, life and disability coverage and 18 months of Mr. Miller’s monthly auto allowance.

(7)	This amount represents the value of unvested stock options to purchase an aggregate of zero shares of our common stock that were “in the money” at June 30, 2013, based on $13.81, the closing price of our common stock on June 30, 2013. The actual value realized will vary depending on the date the options are exercised.

(8)	This amount represents the value of unvested grants of an aggregate of 11,308 shares of our common stock, based on $13.81, the closing price of our common stock on June 30, 2013.

(9)	This amount represents the value of the unvested cash component of Mr. Miller’s LTIP awards.

Michael Coury

The following describes the potential payments to Mr. Coury upon a termination of employment or change of control pursuant to the terms of the 2011 Coury Agreement.

Termination Without “Cause” or Resignation for “Good Reason.” Under the terms of the 2011 Coury Agreement, Mr. Coury may be terminated by us without “cause” or he may resign for “good reason.”

Mr. Coury’s employment may be terminated by us for “cause” which is defined substantially as described above with respect to Mr. Underwood’s “cause” definition.

Mr. Coury may resign for good reason which is defined substantially as described above with respect to Mr. Underwood’s “good reason” definition.

Upon a termination of employment by us without “cause” or a resignation by Mr. Coury for “good reason,” Mr. Coury will be entitled to the following payments and/or benefits:

•	continuation of his base salary as in effect at the time of termination for a period of 12 months, payable in bi-weekly installments, the amount of which we refer to as his base severance;

•	an amount equal to the average of the annual bonuses he received for the prior two years’, payable in 12 equal monthly installments, the amount of which we refer to as his bonus severance;

•	contribution by us to the cost of continued coverage under our group health plan for a period 12 months;

•	continued payment by us (or reimbursement by us) of life, disability insurance and other benefit programs that were in effect at the time of his termination for a period of 12 months. In addition, we will continue to pay for his car lease/allowance payment for 12 months;

•	all vested stock option awards will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment, (ii) the latest date the equity award would have expired by its original terms if he had remained employed with us or (iii) the 10th anniversary of the original date of grant of the equity award; and

•	(i) any unpaid annual cash bonus payable pursuant to with respect to any fiscal year which ended prior to Mr. Coury’s termination; (ii) any reimbursement or payment due to Mr. Coury prior to his termination that remains unpaid relating to deferred compensation, car allowance or other fringe benefits; (iii) any right, payment or benefit that accrued or became due to Mr. Coury prior to his termination which remains unpaid related to his LTIP awards, or pursuant to any of our or our affiliates’ applicable plans, programs, policies or arrangements in which Mr. Coury participated as of his termination date; and (iv) any right, payment or benefit due or that becomes payable to Mr. Coury related to indemnification or attorneys’ fees and expenses.

Death or Disability.    In the event that Mr. Coury’s employment terminates due to his death or disability, he will be entitled to receive the same benefits described above under “— Termination Without ‘Cause’ or Resignation for ‘Good Reason’” above.

Termination Following a Change in Control.    In the event Mr. Coury’s employment is terminated by us without “cause” or he resigns for “good reason” within 18 months following a “change in control,” he will be entitled to receive the same benefits described above under “— Termination without ‘Cause’ or Resignation for ‘Good Reason,’” above, except that he will receive his base severance for a period of 18 months and his bonus severance will be increased by 50% and will be payable over an 18 month period. In addition, any unvested equity awards will be accelerated upon his termination and, if applicable, will remain exercisable for a period ending on the sooner of (i) 12 months following his termination of employment or (ii) the date the equity award would have expired by its original terms if he had remained employed with us.

The “change in control” provisions of Mr. Coury’s employment agreement will be triggered upon the same events as described above with respect to Mr. Weiss.

Mr. Coury is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Coury is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Assuming one of the following events occurred on June 30, 2013, Mr. Coury’s payments and benefits have an estimated value of:

	Salary Continuation		Bonus		Welfare Benefit Continuation		Value of Options Subject to Acceleration		Value of Restricted Stock Units Subject to Acceleration		Cash Portion of Plan Award Subject to Acceleration
Termination For Cause or Voluntary Resignation (without Good Reason)	—		—		—		—		—		—
Termination Without Cause or Voluntary Resignation for Good Reason	$450,000	(1)	$212,500	(2)	$20,353	(3)	—		—		—
Termination Without Cause or Voluntary Resignation for Good Reason following a Change in Control	$675,000	(4)	$318,750	(5)	$30,530	(6)	—	(7)	$122,067	(8)	$130,000	(9)
Death	$450,000	(1)	$212,500	(2)	$20,353	(3)	—		—		—
Disability	$450,000	(1)	$212,500	(2)	$20,353	(3)	—		—		—

(1)	This amount represents the continuation of Mr. Coury’s base salary for one year.

(2)	This amount represents the average of Mr. Coury’s annual bonus payments for the prior two years.

(3)	This amount represents our portion of the premium payments for 12 months of health, life and disability coverage and 12 months of Mr. Coury’s monthly auto allowance.

(4)	This amount represents the continuation of Mr. Coury’s base salary for 18 months.

(5)	This amount represents 1.5 times the average of Mr. Coury’s annual bonus payments for the prior two years.

(6)	This amount represents our portion of the premium payments for 18 months of health, life and disability coverage and 18 months of Mr. Coury’s monthly auto allowance.

(7)	This amount represents the value of unvested stock options to purchase an aggregate of zero shares of our common stock that were “in the money” at June 30, 2013, based on $13.81 the closing price of our common stock on June 30, 2013. The actual value realized will vary depending on the date the options are exercised.

(8)	This amount represents the value of unvested grants of an aggregate of 8,839 shares of our common stock, based on $13.81, the closing price of our common stock on June 30, 2013.

(9)	This amount represents the value of the unvested cash component of Mr. Coury’s LTIP awards.

Employee Benefit Plans

We believe our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees and Directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate qualified employees, and encourages them to devote their best efforts to our business and financial success. The material terms of our equity incentive plans are described below.

2007 Equity Incentive Plan

Our 2007 Equity Incentive Plan, which we refer to as our 2007 plan, is intended to secure for us the benefits arising from stock ownership by selected key employees, Directors, consultants and advisors as the human resources and compensation committee of our board may from time to time determine. Our Board of Directors adopted our 2007 plan on October 5, 2007, and our stockholders adopted our 2007 plan on November 15, 2007. The 2007 plan was subsequently amended on November 11, 2010 to increase the number of shares reserved for issuance under the plan. The following are the material terms of the 2007 plan:

Shares Subject to Plan.    10,500,000 shares of our common stock are reserved for issuance pursuant to the terms of the 2007 plan. The share reserve is reduced by 1.67 shares for each share that underlies an award granted under our 2007 plan on or after the date on which the amendment and restatement of our 2007 plan is approved by our stockholders for restricted stock, restricted stock units, performance awards or other awards under our 2007 plan for which the full value of such share is transferred by us to the award recipient. During fiscal 2013, our board approved the grant of 292,525 shares of restricted stock and restricted stock units and options to purchase 92,767 shares of common stock under the 2007 plan. Options to purchase 2,139,238 shares of our common stock granted under the 2007 plan were outstanding as of June 30, 2013. The number of shares reserved for issuance is generally subject to equitable adjustment upon the occurrence of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares, stock dividend or other similar corporate transaction or event.

Administration.    The 2007 plan is administered by the human resources and compensation committee as designated by our board or by our board. Each member of the human resources and compensation committee is a “nonemployee Director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and an “outside Director” (within the meaning of Section 162(m) of the Internal Revenue Code). The human resources and compensation committee or our board has authority to construe and interpret the 2007 plan and any awards made thereunder, to grant and determine the terms of awards and to make any necessary rules and regulations for the administration of the 2007 plan.

Eligibility.    Officers and employees, non-employee members of our board as well as independent consultants and contractors, in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the 2007 plan.

Type of Awards.    The 2007 plan permits the human resources and compensation committee of our board or our board to grant stock options, stock appreciation rights, stock awards, restricted stock units, performance awards or a combination thereof upon the terms and conditions determined by the administrators of the plan. Stock options may be incentive stock options or non-qualified stock options that do not qualify as incentive stock options.

Amendment and Termination.    Our board may amend or modify the 2007 plan at any time; provided, however, that stockholder approval will be required for any amendment which materially increases the number of shares of common stock authorized for issuance under the 2007 plan (other than in connection with certain changes to our capital structure), materially increases the benefits accruing to participants, materially expands the class of individuals eligible to participate in the 2007 plan, expands the types of awards which may be made under the 2007 plan or extends the term of the 2007 plan. Unless sooner terminated by our board, the 2007 plan will terminate on October 5, 2017.

Exercisability, Vesting and Price of Awards.    Stock options will vest at the times and upon the conditions that the human resources and compensation committee or board may determine, and the price at which shares, subject to the stock option may be purchased will be reflected in each particular stock option agreement. The stock purchase price, our right of repurchase, if any, and other conditions determined by the human resources and compensation committee or the board, will be reflected in each particular stock purchase right agreement. As a result of an amendment to the 2007 plan approved by our Board of Directors on June 27, 2011, each restricted stock, restricted stock units, performance awards or other awards under the 2007 plan for which the full value of such share is transferred by us to the award recipient is subject to at least one of the following forfeiture and restrictions and/or vesting conditions, which may in each case include the pro-rata lapsing of such restrictions and/or conditions over such applicable period: (i) if such award is subject to performance criteria, the vesting period must be at least one (1) year from the date of grant; or (ii) if such award is subject to a time-based vesting period, the vesting period must be at least three (3) years from the date of grant. Notwithstanding the foregoing, full value awards covering up to ten percent (10%) of the total number of shares that may be issued or delivered under the 2007 plan may be subject to a restricted period less than the periods described above.

Summary of 2005 Stock Incentive Plan

Shares Subject to Plan.    During fiscal 2013, our Board of Directors did not approve any grants of restricted stock, restricted stock units nor options to purchase shares of common stock under our 2005 stock incentive plan.

Administration.    Our 2005 stock incentive plan is administered by the human resources and compensation committee as designated by our Board of Directors. Each member of the human resources and compensation committee is a “nonemployee Director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and an “outside Director” (within the meaning of Section 162(m) of the Internal Revenue Code). The human resources and compensation committee has authority to construe and interpret our 2005 stock incentive plan and any awards made thereunder, to grant and determine the terms of awards and to make any necessary rules and regulations for the administration of our 2005 stock incentive plan.

Eligibility.    All of our and our subsidiaries Directors, officers, employees, consultants and advisors are eligible to participate in our 2005 stock incentive plan.

Type of Awards.    Our 2005 stock incentive plan permits the human resources and compensation committee to grant stock options, stock purchase rights, shares of common stock, restricted stock units or a combination thereof upon the terms and conditions determined by the administrators of the plan. Stock options may be incentive stock options or non-qualified stock options that do not qualify as incentive stock options. Our Board of Directors amended and restated our 2005 equity incentive plan on June 28, 2007 to permit the issuance of restricted stock units under our 2005 equity incentive plan.

Amendment and Termination.    Our 2005 stock incentive plan may be amended or terminated by our Board of Directors, at any time, subject to approval by our stockholders where necessary to satisfy federal tax or other applicable laws or stock market requirements. Our 2005 stock incentive plan will terminate no later than ten years after its adoption.

Exercisability, Vesting and Price of Awards.    Stock options under our 2005 stock incentive plan will vest at the times and upon the conditions that the human resources and compensation committee may determine, and the price at which shares, subject to the stock option may be purchased will be reflected in each particular stock option agreement. The stock purchase price, our right of repurchase, if any, and other conditions determined by the human resources and compensation committee, will be reflected in each particular stock purchase right agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the last fiscal year, Messrs. Kooper, McLaughlin and Evans served as members of our human resources and compensation committee. None of these individuals was at any time since July 1, 2012 or at any time prior thereto an officer or employee of ours. There are no compensation committee interlocks between us and any other entity involving us or such other entity’s executive officers or members of our Board of Directors.

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees our financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is also responsible for auditing the effectiveness of our internal controls over financial reporting in accordance with the Public Company Accounting Oversight Board (United States), which we refer to as the PCAOB, and issuing a report thereon. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities, the audit committee has reviewed our audited financial statements for fiscal 2013, and discussed them with management and the independent registered public accounting firm (including discussions in executive sessions without the presence of management when appropriate), including the following aspects of the financial statements: (i) the quality, not just the acceptability, of their accounting principles; (ii) the reasonableness of the significant judgments reflected in the financial statements; and (iii) the clarity of their disclosures. In addition, the audit committee has reviewed the effectiveness of our internal controls over financial reporting with management and our independent registered account firm. The audit committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T and by Auditing Standard No. 16. The audit committee has also received the written disclosures and the letters from our independent registered public accounting firm required by the Public Accounting Standards Board Rule 3526, Communication with Audit Committees Concerning Independence. The audit committee has discussed with the independent registered public accounting firm their independence from us and our management. In addition, the audit committee has considered whether the provision of non-audit services by the independent registered public accounting firm to us is compatible with maintaining the independence of the independent registered public accounting firm.

Based on the reviews and discussions referred to above, the audit committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for fiscal 2013. The recommendation of the audit committee was accepted by our Board of Directors.

This report is made by the undersigned members of the Audit Committee.

David Jessick (Chairman)

John Gavin

Clive Kahn

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions during Fiscal 2013

Other than compensation agreements and other arrangements which are described in the “Director Compensation” and “Executive Officers and Executive Compensation” sections of this proxy statement and the transactions described below, during our last fiscal year, there was not, and there is not currently proposed, any transaction or series of transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our Directors, nominees for Director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

We believe that all of the transactions set forth below are on terms no less favorable to us than we could have obtained from unaffiliated third parties.

Stockholders Agreement

We are a party to an amended and restated stockholders agreement with parties, including GS Mezzanine Partners, L.P., Bridge Street Fund 1998, L.P., Stone Street Fund 1998, L.P. and GS Mezzanine Partners Offshore, L.P., which we refer to collectively in this proxy statement as GS, Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P., which we refer to together in this proxy statement as Ares, Green Equity Investors II, L.P., Jeffrey Weiss, Donald Gayhardt and C.L. and Sheila Jeffrey. Under the stockholders agreement, provisions relating to tag-along and first option rights, repurchase of shares, preemptive rights, drag-along rights and grants of proxy terminated in connection with our initial public offering in January 2005. Any stockholder party to the stockholders agreement owning 20% or more of the outstanding shares of our common stock has the right to demand that we file a registration statement under the Securities Act covering all or a portion of the shares of common stock that it holds. In addition, if we propose to register any common stock under the Securities Act (pursuant to a demand or otherwise) other than on a registration statement on Form S-4 or S-8, or in connection with an exchange offer, each stockholder that is party to the stockholders agreement, may elect to include in, or “piggyback” on, the registration of all or a portion of the shares of common stock that it holds. We would bear all registration expenses incurred in connection with these registrations. The stockholders would pay all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of their securities.

The stockholders agreement will terminate on November 13, 2013. To our knowledge, GS, Ares and Green Equity Investors II, L.P. do not own any shares of our common stock and, therefore, they no longer have rights under the stockholders agreement.

Our Policies Regarding Related Party Transactions

The Audit Committee adopted a written related party transaction policy on June 21, 2013 to ensure that related party transactions are in, or are not inconsistent with, the best interests of the Company and its stockholders. Transactions covered by the policy include any relationship, arrangement or transaction between the Company and any of the following persons or entities: (i) a Director or an executive officer; (ii) a stockholder owning in excess of five percent of any class of the Company’s securities; (iii) an immediate family member of any of the foregoing; or (iv) an entity in which any person identified in the foregoing is an employee, officer, partner, principal or owner of a ten percent or more ownership interest. The Company will not engage in any related party transaction, including employment relationships of immediate family members of any Director or executive officer and certain charitable contributions, unless the Chief Financial Officer is notified in advance, and if the Chief Financial Officer determines that the proposed transaction is a related party transaction, it is approved by the Audit Committee after consideration of all available relevant facts and circumstances, including the identification of the related party and its relationship to the company, the interest in the transaction, the material terms of the transaction, any benefits to the company of the transaction, and other considerations. The Audit Committee will approve a related party transaction only if it determines in good faith that the transaction (i) is in, or is not inconsistent with, the best interests of the Company and its stockholders and (ii) is not in violation of any other policy or procedure of the Company. The Audit Committee must also undertake an annual review of on-going related party transactions and employment relationships of immediate family members of any Director or executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Executive Officers, Directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive Officers, Directors and holders of greater than 10% of our common stock are required by regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms furnished to us, or written representations that no annual statements of beneficial ownership of securities on Form 5 were required to be filed, we believe that during fiscal 2013 our Executive Officers, Directors and holder of greater than 10% of our common stock complied with all applicable Section 16(a) filing requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014. Ernst & Young LLP was first engaged as our independent registered public accounting firm in 1990 and has audited our financial statements for fiscal 2013. Representatives of Ernst & Young LLP will be present at the Annual Meeting to make any statement they may desire and to respond to appropriate questions from stockholders.

Pre-Approval of Services

All services provided by Ernst & Young LLP were pre-approved by the audit committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The audit committee has adopted pre-approval policies and procedures for audit and non-audit services. The audit services provided by Ernst & Young LLP are approved in advance by the audit committee. Under its pre-approval policy, the audit committee has delegated authority to its chairman to pre-approve audit-related and non-audit services the cost of which will not exceed $50,000; provided, that the chairman is required to report any pre-approval decisions to the audit committee at its next meeting. Any services that exceed the pre-approved dollar limit require specific pre-approval by the audit committee. The engagement of Ernst & Young LLP for non-audit accounting and tax services is limited to circumstances where these services are considered to be integral to the audit services that Ernst & Young LLP provides or where there is another compelling rationale for using Ernst & Young LLP. All audit, audit-related and permitted non-audit services for which Ernst & Young LLP was engaged were pre-approved by the audit committee in compliance with applicable Securities and Exchange Commission requirements.

Fees to Independent Registered Public Accounting Firm

Aggregate fees for professional services rendered to us or on our behalf by Ernst & Young LLP for the fiscal years ended on June 30, 2012 and June 30, 2013 are as follows (in millions):

	Fiscal 2012	Fiscal 2013
Audit Fees	$2.9	$2.5
Audit-Related Fees	$0.2	$0.0
Tax Fees	$0.8	$0.0
All Other Fees	$0.0	$0.0

Audit Fees.    Audit fees for fiscal 2012 and fiscal 2013 were for professional services rendered for the audits of our consolidated financial statements, review of the interim consolidated financial statements included in the quarterly reports, attestation services related to our internal controls over financial reporting for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and services that generally only the independent registered public accounting firm can reasonably provide, including statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission. Audit fees for fiscal 2012 also included professional services rendered in connection with our convertible debt offering.

Audit-Related Fees.    During fiscal 2012 and fiscal 2013, there were no fees billed for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audits or reviews of our financial statements, the effectiveness of our internal control over financial reporting and the effectiveness of management’s assessment of our internal control over financial reporting, and are not reported under Audit Fees above. Audit related fees for fiscal 2012 related to the audit of our 401(k) plan and merger and acquisition due diligence services.

Tax Fees.    Tax fees for fiscal 2012 and fiscal 2013 were for compliance, tax advice, and tax planning.

All Other Fees.    There were no other fees paid for fiscal 2012 and other fees paid for fiscal 2013 consisted of the cost for online research subscription.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

At our Annual Meeting, stockholders will elect three Directors to hold office until our 2016 Annual Meeting of Stockholders. Nominees were recommended and approved for nomination by the corporate governance and nominating committee of our Board of Directors. The Directors shall serve until their successors have been duly elected and qualified or until any such Director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the three nominees recommended by our Board of Directors unless you mark the proxy in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates.

If, for any reason, any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our Board of Directors may reduce the number of Directors. Our Board of Directors, however, has no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.

Directors

Each of Clive Kahn, John Gavin and Edward A. Evans are being nominated for election to our Board of Directors, to serve for a term through the 2016 Annual Meeting of Stockholders. We did not pay a fee to any third party to identify or evaluate any potential nominees. Please see the discussion under “Board of Directors” in this proxy statement for information concerning each of our nominees for Director.

Required Vote

Directors are elected by a plurality of votes cast at the Annual Meeting.

The Board of Directors recommends a vote FOR the election of each of the nominated Directors.

PROPOSAL NO. 2: ADVISORY VOTE

RELATED TO EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which we refer to as the Dodd-Frank Act, requires that our stockholders vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis”, our executive compensation programs are designed to attract, motivate, and retain our named executive officers, each of whom is critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Executive Compensation — Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal 2013 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on us, our Board of Directors or the Human Resources and Compensation Committee of our Board of Directors. Our Board of Directors and our Human Resources and Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Human Resources and Compensation Committee of our Board of Directors will evaluate whether any actions are necessary to address those concerns.

Our Board of Directors has adopted a policy providing for annual advisory votes to approve the compensation of our named executive officers. Unless our Board of Directors modifies this policy, the next advisory vote will be held at our 2014 Annual Meeting of Stockholders.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of the named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal 2014.

In deciding to engage Ernst & Young LLP, our Audit Committee noted that there were no auditor independence issues raised with Ernst & Young LLP.

Our Board of Directors recommends that stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. This appointment will be submitted to our stockholders for ratification at the Annual Meeting. Although stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise, our Board of Directors has decided to afford our stockholders the opportunity to express their opinions on the matter of our independent registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of us and our stockholders. If our stockholders do not ratify the appointment, the audit committee will take that fact into consideration, together with such other facts, as it deems relevant, in determining its next selection of an independent registered public accounting firm.

Our Audit Committee reviews audit and non-audit services performed by Ernst & Young LLP, as well as the fees charged by Ernst & Young LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the Audit Committee and its activities with Ernst & Young LLP can be found in the following sections of this proxy statement: “Practice and Structure of the Board of Directors — Audit Committee” and “Report of the Audit Committee of the Board of Directors”. For additional information about Ernst & Young LLP see “Independent Registered Public Accounting Firm” elsewhere in this proxy statement.

Ratification of the appointment of Ernst & Young LLP requires the affirmative vote, affirmatively or negatively, of a majority of the votes cast on the matter.

The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

Proposals for Inclusion in Our 2014 Proxy Statement.

Proposals of stockholders intended to be presented for consideration at our 2014 Annual Meeting of Stockholders, including stockholder recommendations for nominees, must be received by us no later than June 9, 2014 in order to be included in our 2014 proxy statement and form of proxy related to that meeting.

Proposals Not for Inclusion in Our Proxy Statement.

If a stockholder intends to timely submit a proposal for action at our 2014 Annual Meeting of Stockholders which is not required to be included in our 2014 proxy statement and form of proxy relating to that meeting, the stockholder must satisfy certain requirements set forth in our bylaws and deliver a written notice (as such term is defined in our bylaws) to our Secretary at the following address: DFC Global Corp., 1436 Lancaster Avenue, Suite 300, Berwyn, PA 19312 and in the manner set forth in the bylaws not later than the close of business on September 8, 2014 and not earlier than August 9, 2014; provided, however, if the 2014 Annual Meeting is held 30 days prior to, or 60 days after, the date of the 2013 Annual Meeting, a timely notice with respect to the meeting must be delivered not later than the close of business on the later of the (i) 60th day prior to the 2014 Annual Meeting or (ii) if the first public announcement of the date of the 2014 Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.

OTHER BUSINESS

Our Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to our Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 are being furnished with this proxy statement to stockholders of record as of the record date for the Annual Meeting, including the consolidated financial statements and footnotes and a list of exhibits, as filed with the Securities and Exchange Commission. Our Annual Report on Form 10-K is also available on our website at http://www.dfcglobalcorp.com/ir.

ANNUAL MEETING OF STOCKHOLDERS OF

DFC GLOBAL CORP.

November 7, 2013

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 7, 2013:

The Notice of Annual Meeting, Proxy Statement and fiscal 2013 Annual Report to Stockholders are available on our website at http://www.dfcglobalcorp.com/ir

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

■	20333000000000000000 6	110713

The Board of Directors of DFC Global Corp. recommends a vote FOR the following actions set forth below:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Class C Directors for Terms of Three Years:				2.	Approve, by non-binding vote, the compensation of named executive officers as described in the proxy statement.	☐	☐	☐
	NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O O O	Clive Kahn John Gavin Edward A. Evans		3.	Ratification of Ernst & Young LLP as the Company’s independent registered accountants for the fiscal year ending June 30, 2014.	☐	☐	☐
				4.	In their discretion to act on any other matter or matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE 2013 ANNUAL MEETING OF STOCKHOLDERS, THE 2013 PROXY STATEMENT AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDING JUNE 30, 2013 PRIOR TO THE EXECUTION OF THIS PROXY.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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ANNUAL MEETING OF STOCKHOLDERS OF

DFC GLOBAL CORP.

November 7, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 7, 2013:

The Notice of Annual Meeting, Proxy Statement and fiscal 2013 Annual Report to Stockholders are available on our website at http://www.dfcglobalcorp.com/ir

¯  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ¯

■	20333000000000000000 6	110713

The Board of Directors of DFC Global Corp. recommends a vote FOR the following actions set forth below:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Class C Directors for Terms of Three Years:				2.	Approve, by non-binding vote, the compensation of named executive officers as described in the proxy statement.	☐	☐	☐
	NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O O O	Clive Kahn John Gavin Edward A. Evans		3.	Ratification of Ernst & Young LLP as the Company’s independent registered accountants for the fiscal year ending June 30, 2014.	☐	☐	☐
				4.	In their discretion to act on any other matter or matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE 2013 ANNUAL MEETING OF STOCKHOLDERS, THE 2013 PROXY STATEMENT AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDING JUNE 30, 2013 PRIOR TO THE EXECUTION OF THIS PROXY.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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DFC GLOBAL CORP.

ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 7, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DFC GLOBAL CORP.

The undersigned, revoking all previous proxies, hereby appoints Jeffrey A. Weiss and Randy Underwood, and each of them acting individually, with full power of substitution, as the proxy of the undersigned to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares of Common Stock of DFC Global Corp., a Delaware corporation (the “Company”), that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. (local time) on November 7, 2013, at 100 N. 18th Street, 30th Floor, Philadelphia, PA 19103-2799 and at any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If this proxy is returned without direction being given, this proxy will be voted FOR all proposals.

(Continued and to be signed on the reverse side)

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